Exhibit 10.1

Conformed copy

Dated 14 December 2016

INNOSPEC INC AND OTHERS

BARCLAYS BANK PLC

CREDIT SUISSE (SWITZERLAND) LTD

THE ROYAL BANK OF SCOTLAND PLC

LLOYDS BANK PLC

WELLS FARGO BANK N.A.

U.S. BANK NATIONAL ASSOCIATION

(acting as Mandated Lead Arrangers)

BARCLAYS BANK PLC

as Document Co-ordinator

and

LLOYDS BANK PLC

(acting as Agent and Security Agent)

THIRD AMENDMENT AND

RESTATEMENT AGREEMENT

RELATING TO A FACILITIES

AGREEMENT DATED

14 DECEMBER 2011 AS

PREVIOUSLY AMENDED AND

RESTATED ON 28 AUGUST 2013

AND 6 NOVEMBER 2015

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Contents

	Clause	Page
1	Definitions and Interpretation	1
2	Conditions Precedent	3
3	Amendments	3
4	Accession	3
5	Representations	4
6	Fees	5
7	Guarantee	6
8	Security	6
9	Continuity and further assurance	6
10	Miscellaneous	7
11	Governing Law	7

	Schedule

1	Conditions Precedent	8
2	Amended Facilities Agreement	12

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This Agreement is made on 14 December 2016

Between

(1)	Innospec Inc. (Parent);

(2)	The Obligors as defined in the Amended Facilities Agreement (as defined below);

(3)	Barclays Bank PLC, Credit Suisse (Switzerland) Ltd, The Royal Bank of Scotland plc, Lloyds Bank plc, U.S. Bank National Association and Wells Fargo Bank N.A. as mandated lead arrangers (whether acting individually or together in this capacity, the Arrangers);

(4)	The Financial Institutions listed in part 2 of schedule 1 (The Original Parties) to the Amended Facilities Agreement as original lenders (Original Lenders);

(5)	The Financial Institutions listed in part 3 of schedule 1 (The Original Parties) to the Amended Facilities Agreement as bilateral lenders (Original Bilateral Banks);

(6)	The Financial Institutions listed in part 4 of schedule 1 (The Original Parties) to the Amended Facilities Agreement as hedging banks (Original Hedging Banks);

(7)	Barclays Bank PLC as document co-ordinator (Document Co-ordinator);

(8)	Lloyds Bank plc as agent for and on behalf of the other Finance Parties under and as defined in the Amended Facilities Agreement defined below (Agent); and

(9)	Lloyds Bank plc as security agent and trustee for and on behalf of the other Finance Parties under and as defined in the Amended Facilities Agreement defined below (Security Agent).

It is agreed

1	Definitions and Interpretation

1.1	In this Agreement:

Agency and Security Agent Fee Letter means the letter dated on or about the date of this Agreement between the Parent, the Agent and the Security Agent setting out the amount of the fees referred to in clause 6(c) (Fees) and clause 6(d) (Fees)

Amended Facilities Agreement means the Original Facility Agreement as amended and restated by this Agreement, the terms of which are set out in schedule 2 (Amended Facilities Agreement)

Arranger Fee Letter means the letter dated on or about the date of this Agreement between the Parent, and the Arrangers setting out the amount of the fee referred to in clause 6(a) (Fees)

Commitment Letter means the commitment letter dated 27 July 2016 between the Lenders and the Parent

Co-ordination Fee Letter means the letter dated on or about the date of this Agreement between the Parent and Barclays Bank PLC as document co-ordinator setting out the amount of the fee referred to in clause 6(b) (Fees)

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Confirmatory Key Property Debenture means a confirmatory security agreement between Innospec (Plant) Limited and the Security Agent in respect of the English law governed key property debenture dated 14 December 2011

Confirmatory Security Agreement 2016 means:

(a)	a confirmatory security agreement between, among others, Innospec Limited and the Security Agent in respect of the English law governed debenture dated 14 December 2011

(b)	the Confirmatory Key Property Debenture

(c)	a confirmatory security agreement between the Parent and the Security Agent in respect of the English law governed share security agreement dated 14 December 2011

(d)	a confirmatory security agreement between the Parent and the Security Agent in respect of the Swiss law governed share pledge agreement relating to the pledge over the shares in Innospec GmbH dated 14 December 2011

(e)	a confirmatory security agreement between Innospec GmbH and the Security Agent in respect of the Swiss law governed share pledge agreement relating to the pledge over the shares in Alcor Chemie Vertriebs GmbH dated 14 December 2011

(f)	a confirmatory security agreement between OBOAdler Company Limited and the Security Agent in respect of the Swiss law governed share pledge agreement relating to the pledge over the shares in Alcor Chemie Vertriebs GmbH dated 14 December 2011

(g)	a confirmatory security agreement between Alcor Chemie Vertriebs GmbH and the Security Agent in respect of the Swiss law governed assignment agreement relating to the assignment of certain assets dated 14 December 2011 and

(h)	a confirmation of security between, among others, the Parent and the Security Agent in respect of the New York law governed security agreement, stock pledge agreement and intellectual property security agreement dated, in each case, 14 December 2011 and the pledge agreement supplement dated 6 November 2015

Innospec Performance has the meaning given in the Amended Facilities Agreement

Jazz Acquisition Agreement has the meaning given in the Amended Facilities Agreement

Jazz Disclosure Letter has the meaning given in the Amended Facilities Agreement

Jazz Put Option Agreement has the meaning given in the Amended Facilities Agreement

Jazz Reports has the meaning given in the Amended Facilities Agreement

Jazz Vendor has the meaning given in the Amended Facilities Agreement

Innospec Performance has the meaning given in the Amended Facilities Agreement

Original Facility Agreement means the facility agreement dated 14 December 2011 (as previously amended and restated on 28 August 2013 and 6 November 2015) between amongst others, the Parent, the Agent and the Security Agent

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Party means a party to this Agreement

Supplemental Finance Document means:

(a)	this Agreement

(b)	the Amended Facilities Agreement

(c)	the Arranger Fee Letter

(d)	the Co-ordination Fee Letter

(e)	the Agency and Security Agent Fee Letter

(f)	each Confirmatory Security Agreement 2016 and

(g)	any other Finance Document dated on or about the date of this Agreement

Term Facility has the meaning given in the Amended Facilities Agreement

Third Restatement Date means the date upon which the Agent issues the notification referred to in clause 2.1 (Conditions Precedent)

1.2	Capitalised terms defined in the Original Facility Agreement have, unless expressly defined in this Agreement, the same meaning in this Agreement.

1.3	Construction

The provisions of clause 1.2 (Construction) and 1.4 (Third Party Rights) of the Original Facility Agreement apply to this Agreement as though they were set out in full in this Agreement except that references to this Agreement in those clauses are to be construed as references to this Agreement.

2	Conditions Precedent

2.1	Clause 3 (Amendments) shall not take effect unless the Agent notifies the Parent and the Lenders that it has received all of the documents and evidence set out in schedule 1 (Conditions Precedent) in form and substance satisfactory to the Agent. The Agent must give this notification as soon as reasonably practicable.

2.2	If the Agent does not give the notification under clause 2.1 by 30 December 2016 or such later date as the Parent and the Agent (acting on the instructions of the Majority Lenders) may agree, clause 3 (Amendments) shall not take effect.

3	Amendments

Subject as set out in clause 2 (Conditions Precedent), the Original Facility Agreement will be amended and restated from and including the Third Restatement Date so that it shall be read and construed as if it were restated in the form set out in schedule 2 (Amended Facilities Agreement).

4	Accession

4.1	Pursuant to clause 24.15 (Accession of Hedging Banks) of the Original Facility Agreement, The Royal Bank of Scotland plc and Wells Fargo Securities International Limited (New

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Hedging Banks) each agree to become a Hedging Bank with effect from the Third Restatement Date and be bound by the terms of the Amended Facilities Agreement as if they had originally been a party to the Original Facility Agreement as a Hedging Bank.

4.2	Each Hedging Bank confirms that its address and fax details for notices in relation to clause 31 (Notices) of the Amended Facilities Agreement are as follows:

The Royal Bank of Scotland plc

Address:        c/o 1 Hardman Boulevard, Manchester M3 3AQ

Attention:     Derivatives Operations

Wells Fargo Securities International Limited and/or Wells Fargo Bank, N.A.

Address:        45 Fremont Street, 30th Floor, MAC AO194-300, San Francisco CA 94105

Fax:               (877) 564 8524

Attention:     Derivatives Documentation Manager

5	Representations

5.1	Representations

The representations and warranties set out in this clause are made on the date of this Agreement and on the Third Restatement Date to each Finance Party by each Obligor for itself and on behalf of each Subsidiary of that Obligor. References in this clause to “it” or “its” include, unless the context otherwise requires, each Obligor and each Subsidiary of that Obligor.

5.2	Binding obligations

The obligations expressed to be assumed by it in each Supplemental Finance Document are legal, valid, binding and (subject to the Legal Reservations) enforceable obligations.

5.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Supplemental Finance Documents do not and will not:

(a)	conflict with any law or regulation applicable to it or any of its Subsidiaries;

(b)	contravene constitutional documents;

(c)	breach (in a manner or to an extent which could reasonably be expected to have a Material Adverse Effect) any agreement or instrument which is binding on it or any member of the Group or any member of the Group’s assets; or

(d)	oblige it, or any of its Subsidiaries, to create any Security or result in the creation of any Security over its or their respective assets other than under the Security Documents.

5.4	Power and authority

It has the power to enter into and perform, and has taken all necessary action to authorise its entry into and performance of, the Supplemental Finance Documents and the transactions contemplated by the Supplemental Finance Documents.

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5.5	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Supplemental Finance Documents to which it is a party;

(b)	to make the Supplemental Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation (save for any filings or registrations required in relation to the Security constituted by the Security Documents, which filings and registrations will be made promptly after the execution of the relevant Security Documents and in any event within applicable time limits); and

(c)	to create the Security constituted by the Security Documents to which it is a party and, subject to the Legal Reservations, to ensure that such Security has the meaning specified therein,

have been obtained or effected and are in full force and effect.

5.6	Facilities Agreement

Each Obligor confirms to each Finance Party that on the date of this Agreement and on the Third Restatement Date, the Repeating Representations:

(a)	are true; and

(b)	would also be true if references to the Original Facility Agreement are construed as references to the Amended Facilities Agreement.

In each case, each Repeating Representation is applied to the circumstances then existing and in the case of the confirmation made on the date of this Agreement, as if the Third Restatement Date had occurred.

6	Fees

(a)	The Parent must, on the Third Restatement Date, pay to each Arranger for its own account an arrangement fee in an amount referred to in the Arranger Fee Letter.

(b)	The Parent must, on the date of this Agreement, pay to the Document Co-ordinator for its own account a document co-ordination fee in an amount referred to in the Co-ordination Fee Letter.

(c)	The Parent must pay to the Agent for its own account, an agency fee in an amount and at the times referred to in the Agency and Security Agent Fee Letter.

(d)	The Parent must pay to the Security Agent for its own account, a security agent fee in an amount and at the time set out in the Agency and Security Agent Fee Letter.

(e)	The Parent must pay to the Agent (for the account of each Lender) the accrued commitment fee referred to in paragraph 7.3 of the Commitment Letter on or before the Third Restatement Date.

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7	Guarantee

On the Third Restatement Date, each Obligor:

(a)	confirms its acceptance of the Amended Facilities Agreement;

(b)	agrees that it is bound as an Obligor by the terms of the Amended Facilities Agreement; and

(c)	(if a Guarantor) confirms that its guarantee:

(i)	continues in full force and effect on the terms of the Amended Facilities Agreement; and

(ii)	extends to the obligations of the Obligors under the Finance Documents (including the Amended Facilities Agreement),

in each case, subject to any limitations set out in clauses 18.11 (Specific limitations for Swiss Guarantors), 18.12 (Specific provisions for U.S. Guarantors and other U.S. Limitations) and 18.13 (Keepwell) of the Amended Facilities Agreement.

8	Security

On the Third Restatement Date, each Obligor confirms that:

(a)	any Security created by it under the Security Documents extends to the obligations of the Obligors under the Finance Documents (including the Amended Facilities Agreement) subject to any limitations set out in the Security Documents;

(b)	the obligations of the Obligors arising under the Amended Facilities Agreement are included in the Indebtedness or Secured Obligations (as applicable) (each as defined in the applicable Security Documents) subject to any limitations set out in the Security Documents; and

(c)	the Security (as defined in the Security Documents) created under the Security Documents continue in full force and effect on the terms of the respective Security Documents.

9	Continuity and further assurance

9.1	Continuing obligations

The provisions of the Finance Documents shall, save as amended by this Agreement, continue in full force and effect.

9.2	Further assurance

Each Obligor shall promptly do all such acts or execute all such documents as the Agent may reasonably specify (and in such form as the Agent may reasonably require) in favour of it or any other Finance Party to give effect to the amendments effected or to be effected pursuant to this Agreement.

9.3	No waiver

Save as and to the extent expressly waived in this Agreement, the Finance Documents shall remain in full force and effect. No waivers are given and the Finance Parties expressly reserve all rights and remedies in respect of any breach of, or Default under, the Finance Documents, save as expressly set out in this Agreement.

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9.4	Finance Documents

Each Supplemental Finance Document is a Finance Document.

10	Miscellaneous

10.1	Incorporation of terms

(a)	Clauses 40 (Governing Law) and 41 (Enforcement) of the Amended Facilities Agreement shall be deemed to be incorporated into this Agreement (with such conforming changes as the context requires) as if set out in full in this Agreement.

(b)	Clause 31 (Notices) of the Amended Facilities Agreement shall be deemed to be incorporated into this Agreement (with such confirming changes as the context requires) as if set out in full in this Agreement.

10.2	This Agreement or any Supplemental Finance Document entered into under or in connection with this Agreement may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Agreement or such Supplemental Finance Document entered into under or in connection with this Agreement by e-mail attachment or telecopy shall be an effective mode of delivery.

11	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

Executed as a deed by the parties or their duly authorised representatives on the date of this Agreement.

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Schedule 1

Conditions Precedent

1	Conditions Precedent

1.1	A copy of the constitutional documents of each Obligor or, if the Agent already has a copy, a certificate of an authorised signatory of the relevant Obligor confirming that the copy in the Agent’s possession is still correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

1.2	A copy of a resolution of the board of directors (or equivalent thereof) of each Obligor:

(a)	approving the terms of, and the transactions contemplated by, the Supplemental Finance Documents to which it is a party and resolving that it execute the Supplemental Finance Documents to which it is a party;

(b)	authorising a specified person or persons to execute the Supplemental Finance Documents to which it is a party on its behalf; and

(c)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Supplemental Finance Documents to which it is a party.

1.3	If applicable. a copy of a resolution signed by all the holders of the issued shares in each Obligor (other than any US Guarantor), approving the terms of, and the transactions contemplated by, the Supplemental Finance Documents to which that Obligor is a party.

1.4	If applicable, a copy of a resolution of the board of directors of each corporate shareholder in each Obligor, approving the terms of the resolution referred to in paragraph 1.3 above.

1.5	In respect of each Swiss Obligor a copy of a resolution of its general meeting of quotaholders approving the execution and the terms of, and the transactions contemplated by, the Supplemental Finance Documents.

1.6	A specimen of the signature of each person authorised by the resolutions referred to in paragraph 1.2 above.

1.7	A certificate of each Obligor (signed by a member of Management, director or other appropriate representative) confirming that borrowing, guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on any Obligor) to be exceeded (each certificate to remain true and correct up to and on the Third Restatement Date (unless notified to the contrary by the relevant Obligor)).

1.8	A certificate of an authorised signatory of each Obligor certifying that each copy document specified in this schedule is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

1.9	To the extent not otherwise provided above, the constitutive documents of any member of the Group incorporated in England and Wales or the U.S. whose shares are subject to Security under any of the Security Documents together with any resolutions of the shareholders of such member of the Group adopting such changes to the constitutive documents of such member of the Group as the Agent shall have reasonably required (prior to the date of this Agreement) to, among other things, remove any restriction on any transfer of shares or partnership interests (or equivalent) in such member of the Group pursuant to any enforcement of any of such Security Documents.

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1.10	With respect to each Group Member which is an Obligor formed in any state of the United States of America a certificate of solvency signed by the Chief Financial Officer, or equivalent officer, of such Obligor and a copy of a good standing certificate with respect to that Obligor issued as of a recent date by the Secretary of State or other appropriate official of that Obligor’s jurisdiction of incorporation or formation, as the case may be.

2	Supplemental Finance Documents

2.1	This Agreement executed by each Party.

2.2	The Arranger Fee Letter signed by the Parent.

2.3	The Co-ordination Fee Letter signed by the Parent.

2.4	The Agency and Security Agent Fee Letter signed by the Parent.

2.5	Each Confirmatory Security Agreement 2016, executed by each party to such agreement.

3	Perfection of Security

3.1	The results of Land Registry searches in favour of the Security Agent on the appropriate forms against all of the registered titles comprising each Key Property (as defined in the Confirmatory Key Property Debenture) giving not less than 21 days priority beyond the date each Key Property (as defined in the Confirmatory Key Property Debenture) became subject to the terms of the relevant Supplemental Finance Documents and showing no adverse entries.

3.2	An undertaking from DWF LLP (legal counsel to the Parent) to hold any title deeds that come into their possession to the order of the Security Agent and to register at the Land Registry the Confirmatory Key Property Debenture against each Key Property.

4	Legal opinions

4.1	A legal opinion of Addleshaw Goddard LLP, legal advisers to the Arranger and the Agent in England as to English law, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

4.2	A legal opinion of Bär & Karrer AG, legal advisers to the Arranger and the Agent in Switzerland as to Swiss law, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

4.3	A legal opinion of SGR, legal advisers to the Obligors in the U.S., substantially in the form distributed to the Original Lenders prior to signing this Agreement.

5	Accession of Innospec Performance

5.1	An Accession Letter executed by Innospec Performance and the Parent.

5.2	The Agent having received in relation to the accession of Innospec Performance as an Additional Guarantor, all of the documents and other evidence listed in part 2 (Conditions precedent required to be delivered by an Additional Obligor) of schedule 2 of the Original Facility Agreement including a debenture granted by Innospec Performance.

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6	Other documents and evidence

6.1	A copy of the Jazz Put Option Agreement executed by the parties to it.

6.2	The Jazz Reports.

6.3	The Jazz Acquisition Agreement executed by the parties to it.

6.4	The Jazz Disclosure Letter executed by the Jazz Vendor.

6.5	Evidence of competition clearance from the Federal Cartel Office in Germany (Bundeskartellamt) and the Office for Competition and Consumer Protection in Poland (Uizedu Ochrony Konkurencii I Konsumentów) in respect of the Jazz Acquisition.

6.6	A certificate of the Parent (signed by a director) detailing the estimated Jazz Acquisition Costs.

6.7	The Financial Model (as defined in the Amended Facilities Agreement).

6.8	Evidence that all fees, costs and expenses then due and payable from the Parent under:

(a)	clause 6(a) of this Agreement have been paid or will be paid on or before the Third Restatement Date; and

(b)	clause 6(b) of this Agreement have been paid or will be paid on or before the date of this Agreement.

6.9	Documentation and other evidence as is reasonably requested by the Agent or the Lenders in order for the Agent and the Lenders to carry out and be satisfied with the results of all necessary “know your customer” or other checks on each Obligor pursuant to the transactions contemplated by the Supplemental Finance Documents.

6.10	The Original Financial Statements (as defined in the Amended Facilities Agreement).

6.11	A certificate from the Parent confirming that the Group is in compliance with clause 22.18(b) (Guarantors and security) as at the Third Restatement Date.

6.12	In respect of each company incorporated in the United Kingdom whose shares are the subject of the Transaction Security (a “Charged Company”), either:

(a)	a certificate of an authorised signatory of the Parent certifying that:

(i)	each member of the Group has complied within the relevant timeframe with any notice it has received pursuant to Part 21A of the Companies Act 2006 from that Charged Company; and

(ii)	no “warning notice” or “restrictions notice” (in each case as defined in Schedule 1B of the Companies Act 2006) has been issued in respect of those shares,

together with a copy of the “PSC register” (within the meaning of section 790C(10) of the Companies Act 2006) of that Charged Company, which, in the case of a Charged Company that is a member of the Group, is certified by an authorised signatory of the Parent to be correct, complete and not amended or superseded as at a date no earlier than the Third Restatement Date; or

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(b)	a certificate of an authorised signatory of the Parent certifying that such Charged Company is not required to comply with Part 21A of the Companies Act 2006.

6.13	An irrevocable undertaking from Weil, Gotshal & Manges LLP to hold the proceeds of the Term Facility to the order of the Agent.

6.14	A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Parent accordingly) in connection with the entry into and performance of the transactions contemplated by, this Agreement or for the validity and enforceability of this Agreement.

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Schedule 2

Amended Facilities Agreement

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Originally dated 14 December 2011 as amended and restated on

28 August 2013, 6 November 2015 and 14 December 2016

INNOSPEC INC. and OTHERS

BARCLAYS BANK PLC

CREDIT SUISSE (SWITZERLAND) LTD

THE ROYAL BANK OF SCOTLAND PLC

LLOYDS BANK PLC

U.S. BANK NATIONAL ASSOCIATION

and

WELLS FARGO BANK N.A.

(acting as Mandated Lead Arrangers)

BARCLAYS BANK PLC

(acting as Document Co-ordinator)

and

LLOYDS BANK PLC

(acting as Agent and Security Agent)

FACILITIES AGREEMENT

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Contents

	Clause	Page
1	Definitions and interpretation	1
2	The Facilities	33
3	Purpose	38
4	Conditions of Utilisation	39
5	Utilisation	40
6	Optional currencies	41
7	Repayment	42
8	Prepayment and cancellation	43
9	Interest	49
10	Interest Periods	51
11	Changes to the calculation of interest	52
12	Fees	54
13	Tax gross up and indemnities	54
14	Increased costs	65
15	Other indemnities	67
16	Mitigation by the Lenders	69
17	Costs and expenses	70
18	Guarantee and indemnity	70
19	Representations	77
20	Information undertakings	84
21	Financial covenants	87
22	General undertakings	91
23	Events of Default	107
24	Changes to the Finance Parties	111
25	Changes to the Obligors	122
26	Role of the Agent, Security Agent and the Arranger	124
27	Conduct of business by the Finance Parties	137
28	Sharing among the Finance Parties	137
29	Payment mechanics	139
30	Set-off	144
31	Notices	145
32	Calculations and certificates	147
33	Partial invalidity	147
34	Remedies and waivers	147
35	Amendments and waivers	147
36	Obligors’ Agent	150
37	USA Patriot Act	150
38	Counterparts	150
39	Publicity	151
40	Governing law	151
41	Enforcement	151
42	Waiver of jury trial	152

Schedule

1	The Original Parties	153
	Part 1 - The Original Obligors	153
	Part 2 - The Original Lenders	155
	Part 3 - The Original Bilateral Banks	156
	Part 4 - The Hedging Banks	157

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2	Conditions Precedent	158
	Part 1 - Conditions Precedent to Initial Utilisation	158
	Part 2 - Conditions Precedent required to be delivered by an Additional Obligor	162
3	[Intentionally blank]	164
4	Requests and Notices	165
	Part 1 - Form of Utilisation Request	165
	Part 2 - Selection Notice	166
5	Form of Transfer Agreements	167
	Part 1 - Form of Assignment Agreement	167
	Part 2 - Form of Transfer Certificate	170
6	Form of Accession Letter	173
7	Form of Resignation Letter	174
8	Form of Compliance Certificate	175
9	Form of Increase Confirmation	177
10	Timetables	181

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This Agreement is dated 14 December 2011 (as amended and restated on 28 August 2013, 6 November 2015 and 14 December 2016)

Between

(1)	Innospec Inc. (Parent);

(2)	The Subsidiaries of the Parent listed in part 1 (The Original Obligors) of schedule 1 as original borrowers (together with the Parent, the Original Borrowers);

(3)	The Subsidiaries of the Parent listed in part 1 (The Original Obligors) of schedule 1 as original guarantors (together with the Parent, the Original Guarantors);

(4)	Barclays Bank PLC, Credit Suisse (Switzerland) Ltd, The Royal Bank of Scotland plc, Lloyds Bank plc, U.S. Bank National Association and Wells Fargo Bank N.A. as mandated lead arrangers (whether acting individually or together the Arrangers);

(5)	The Financial Institutions listed in part 2 of schedule 1 (The Original Parties) as lenders (Original Lenders);

(6)	The Financial Institutions listed in part 3 of schedule 1 (The Original Parties) as bilateral lenders (Original Bilateral Banks);

(7)	The Institutions listed in part 4 of schedule 1 (The Original Parties) as hedging banks (Original Hedging Banks);

(8)	Barclays Bank PLC as document co-ordinator (Document Co-ordinator);

(9)	Lloyds Bank PLC as agent of the Lenders (Agent); and

(10)	Lloyds Bank PLC as security agent and trustee for the Finance Parties (Security Agent).

It is agreed:

1	Definitions and interpretation

1.1	Definitions

In this Agreement:

Accession Letter means a document substantially in the form set out in schedule 6 (Form of Accession Letter)

Accordion Lender has the meaning give to it in clause 2.4(h) (Accordion Facility)

Additional Borrower means a company which becomes an Additional Borrower in accordance with clause 25 (Changes to the Obligors)

Additional Guarantor means a company which becomes an Additional Guarantor in accordance with clause 25 (Changes to the Obligors)

Additional Obligor means an Additional Borrower or an Additional Guarantor

Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. Notwithstanding the foregoing, in relation to The Royal Bank of Scotland plc, the term Affiliate shall not include:

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(a)	the UK government or any member or instrumentality thereof, including Her Majesty’s Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof) or

(b)	any persons or entities controlled by or under common control with the UK government or any member or instrumentality thereof (including Her Majesty’s Treasury and UK Financial Investments Limited)

and which are not part of The Royal Bank of Scotland Group plc and its Subsidiaries

Agent’s Spot Rate of Exchange means the Agent’s spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11.00 a.m. on a particular day

Alcor Chemie means Alcor Chemie Vertriebs GmbH, a company incorporated in Switzerland with registered number CHE-105.631.378 (former register number CH-170.4.002.974-7)

Approved Accounting Principles means those accounting principles, standards and practices which were used in the Original Financial Statements of the Parent

Assignment Agreement means an agreement substantially in the form set out in part 1 of schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee

Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, or registration

Available Commitment means, in relation to a Facility, a Lender’s Commitment under that Facility minus:

(a)	the Base Currency Amount of its participation in any outstanding Loans under that Facility and

(b)	in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date

For the purposes of calculating a Lender’s Available Commitment in relation to any proposed Loan under the Revolving Facility only that Lender’s participation in any Revolving Facility Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date

Available Facility means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment

Availability Period means:

(a)	in relation to the Term Facility, the period from and including the Third Restatement Date to and including 31 December 2016 and

(b)	in relation to the Revolving Facility, the period from and including the date of this Agreement to and including the day falling one month prior to the Termination Date

If an Availability Period ends on a day which is not a Business Day, then the relevant Availability Period shall be shortened to end on the Business Day before it would otherwise end

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Base Currency means dollars

Base Currency Amount means, in relation to a Loan, the amount specified in the Utilisation Request delivered by a Borrower for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request) adjusted to reflect any repayment, prepayment, consolidation or division of the Loan

Bilateral Bank means:

(a)	any Original Bilateral Bank and

(b)	any Lender or Lenders

and in the case of (b) above, as selected as a Bilateral Bank by the Parent by notice to the Agent. The Original Bilateral Banks are Bilateral Banks as at the date of this Agreement

Bilateral Borrower means any Group Company to which a Bilateral Bank has provided a Bilateral Facility

Bilateral Commitment means, in relation to a Bilateral Bank, the maximum amount from time to time of the Bilateral Facilities made available by such Bilateral Bank to the extent not cancelled

Bilateral Facility means any of the following facilities (or a combination thereof) provided by a Bilateral Bank to any Group Company and identified by such Bilateral Bank and the Parent as a Bilateral Facility for the purpose of this Agreement and confirmed by the Agent in writing to such Bilateral Bank and the Parent that such facility is a Bilateral Facility for the purpose of the Finance Documents:

(a)	overdraft, cash pooling and similar facilities and spot and forward foreign exchange facilities and

(b)	guarantee, bonding, documentary or demand letter of credit facilities

The Agent confirms by its signature to the Third Amendment and Restatement Agreement that the following are Bilateral Facilities as at the Third Restatement Date:

(i)	the £4,500,000 gross and £1,500,000 net sterling composite accounting facility made between Barclays Bank PLC and various Borrowers evidenced by a letter dated 20 August 2013 (as varied on or about the Second Restatement Date)

(ii)	the $8,600,000 gross and $2,800,000 net United States dollar composite accounting facility made between Barclays Bank PLC and various Borrowers evidenced by a letter dated 20 August 2013 (as varied on or about the Second Restatement Date)

(iii)	the €6,000,000 gross and €2,000,000 net euro composite accounting facility made between Barclays Bank PLC and various Borrowers evidenced by a letter dated 20 August 2013 (as varied on or about the Second Restatement Date)

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(iv)	the $3,500,000 bond/guarantee facility made between, among others, Barclays Bank PLC and Innospec and evidenced by a letter dated 9 July 2013 (as varied on or about the Second Restatement Date)

(v)	the $5,000,000 bond issuance facility made between National Westminster Bank Plc and Innospec evidenced by a letter dated 19 May 2009

(vi)	the $15,000,000 bond/guarantee and documentary credit facility made between Lloyds Bank plc and Innospec evidenced by a letter dated 11 December 2015 (as varied on or about the Third Restatement Date) and

(vii)	the $2,000,000 bond/guarantee and documentary credit facility made between Credit Suisse (Switzerland) Ltd and Alcor Chemie Vertriebs GmbH evidenced by an agreement dated 23 December 2011 (as varied on or around 22 May 2014)

The Agent will confirm that any facility is a Bilateral Facility if it is satisfied that such facility falls within (a) or (b) above and that the provisions of clause 22.10(b) (Indebtedness) are not breached as a result of such facility being confirmed as a Bilateral Facility

Bilateral Facility Documents means those documents relating to or evidencing the terms of any Bilateral Facility

Bilateral Outstandings means, at any time, the dollar equivalent of the aggregate of the following amounts outstanding at such time under any Bilateral Facility:

(a)	all amounts of principal then outstanding under any overdraft facilities determined on the same basis as that for determination of any limit on such facilities imposed by the terms thereof

(b)	the maximum potential liability (excluding any cash cover) under all guarantees, bonds and letters of credit issued by the relevant Bilateral Bank which are then outstanding under the relevant Bilateral Facility and

(c)	in relation to any other Bilateral Facilities, the amount fairly representing the aggregate exposure (excluding interest and similar charges) of that Bilateral Bank under each other type of accommodation provided under that Bilateral Facility as determined by such Bilateral Bank in accordance with the relevant Bilateral Facility Document or market practice

Bilateral Utilisation means an advance made or guarantee, bond or letter of credit issued under a Bilateral Facility

Borrower means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with clause 25 (Changes to the Obligors)

Break Costs means the amount (if any) by which:

(a)	the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount of that Loan or Unpaid Sum received been paid on the last day of that Interest Period exceeds:

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(b)	the amount which that Lender would be able to obtain by placing an amount equal to the principal amount of that Loan or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period

Business means the octane additives, fuel specialties, active chemicals, oilfield chemicals and related businesses carried on by Parent and other members of the Group

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York and:

(a)	(in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency or

(b)	(in relation to any date for payment or purchase of euro) any TARGET Day

Cash Equivalents means:

(a)	marketable direct obligations issued by, or unconditionally guaranteed by, the United Kingdom Government or Swiss Government or issued by any agency of either such government and backed by the full faith and credit of the United Kingdom or Switzerland (as applicable), in each case maturing within one year from the date of acquisition thereof by a member of the Group

(b)	commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard and Poor’s Corporation or at least P-1 from Moody’s Investors Service Inc.

(c)	certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank having a rating of at least A-1 from Standard and Poor’s Corporation or at least P-1 from Moody’s Investors Service Inc.

(d)	any investments in marketable direct obligations of the U.S. government (or any agency thereof) or in obligations fully and unconditionally guaranteed by the U.S. government (or any agency thereof), in each case maturing within one year from the date of acquisition thereof by a member of the Group and

(e)	investments in money market funds which invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above

Charged Property means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security

Commitment means the Term Facility Commitment or the Revolving Facility Commitment

Compliance Certificate means a certificate substantially in the form set out in schedule 8 (Form of Compliance Certificate)

Confidential Information means all information relating to the Parent, any Obligor, the Group, the Jazz Target Group, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)	any member of the Group, the Jazz Target Group or any of their advisers or

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(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or the Jazz Target Group or any of its advisers in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of clause 24.9 (Disclosure of information)

(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group or the Jazz Target Group or any of its advisers or

(C)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group or the Jazz Target Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality and

(ii)	any Funding Rate or Reference Bank Quotation

Confidentiality Undertaking means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Parent and the Agent

Confirmatory Security Agreement 2013 means:

(a)	a confirmatory security agreement between, among others, Innospec and the Security Agent in respect of the English law governed debenture dated 3 September 2013

(b)	a confirmatory security agreement between Innospec (Plant) and the Security Agent in respect of the English law governed key property debenture dated 3 September 2013

(c)	a confirmatory security agreement between the Parent and the Security Agent in respect of the English law governed share security agreement dated 3 September 2013

(d)	a confirmatory security agreement between the Parent and the Security Agent in respect of the Swiss law governed share pledge agreement relating to the pledge over the shares in Innospec GmbH dated 3 September 2013

(e)	a confirmatory security agreement between Innospec GmbH and the Security Agent in respect of the Swiss law governed share pledge agreement relating to the pledge over the shares in Alcor Chemie dated 3 September 2013

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(f)	a confirmatory security agreement between OBOAdler Company Limited and the Security Agent in respect of the Swiss law governed share pledge agreement relating to the pledge over the shares in Alcor Chemie dated 3 September 2013 and

(g)	a confirmatory security agreement between Alcor Chemie and the Security Agent in respect of the Swiss law governed assignment agreement relating to the assignment of certain assets dated 3 September 2013

Confirmatory Security Agreement 2015 means the following agreements, each dated on or around the Second Restatement Date:

(a)	a confirmatory security agreement between, among others, Innospec and the Security Agent in respect of the English law governed debenture

(b)	a confirmatory security agreement between Innospec (Plant) and the Security Agent in respect of the Key Property Debenture

(c)	a confirmatory security agreement between the Parent and the Security Agent in respect of the English law governed share security agreement

(d)	a confirmatory security agreement between the Parent and the Security Agent in respect of the Swiss law governed share pledge agreement relating to the pledge over the shares in Innospec GmbH

(e)	a confirmatory security agreement between Innospec GmbH and the Security Agent in respect of the Swiss law governed share pledge agreement relating to the pledge over the shares in Alcor Chemie

(f)	a confirmatory security agreement between OBOAdler Company Limited and the Security Agent in respect of the Swiss law governed share pledge agreement relating to the pledge over the shares in Alcor Chemie

(g)	a confirmatory security agreement between Alcor Chemie and the Security Agent in respect of the Swiss law governed assignment agreement relating to the assignment of certain assets and

(h)	a confirmation of security between, among others, the Parent and the Security Agent in respect of the New York law governed security agreement, stock pledge agreement and intellectual property security agreement dated, in each case, 14 December 2011

Confirmatory Security Agreement 2016 means the following agreements, each dated on or around the Third Restatement Date:

(a)	a confirmatory security agreement between, among others, Innospec and the Security Agent in respect of the English law governed debenture

(b)	a confirmatory security agreement between Innospec (Plant) and the Security Agent in respect of the Key Property Debenture

(c)	a confirmatory security agreement between the Parent and the Security Agent in respect of the English law governed share security agreement

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(d)	a confirmatory security agreement between the Parent and the Security Agent in respect of the Swiss law governed share pledge agreement relating to the pledge over the shares in Innospec GmbH

(e)	a confirmatory security agreement between Innospec GmbH and the Security Agent in respect of the Swiss law governed share pledge agreement relating to the pledge over the shares in Alcor Chemie

(f)	a confirmatory security agreement between OBOAdler Company Limited and the Security Agent in respect of the Swiss law governed share pledge agreement relating to the pledge over the shares in Alcor Chemie

(g)	a confirmatory security agreement between Alcor Chemie and the Security Agent in respect of the Swiss law governed assignment agreement relating to the assignment of certain assets and

(h)	a confirmation of security between, among others, the Parent and the Security Agent in respect of the New York law governed security agreement, stock pledge agreement and intellectual property security agreement dated, in each case, 14 December 2011 and the pledge agreement supplement dated 6 November 2015

Confirmatory Security Agreements means the Confirmatory Security Agreements 2013, the Confirmatory Security Agreements 2015 and the Confirmatory Security Agreements 2016

CRD IV means, together, the Capital Requirements Regulation (Regulation (EU) no. 575/2013 of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012 and the Capital Requirements Directive (Directive 2013/36/EU of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directive 2006/48/EC and 2006/49/EC) of the European Parliament and the Council, as either of the same may be amended, supplemented or restated from time to time

Credit Participation means, in relation to a Lender, Bilateral Bank or Hedging Bank, the aggregate of:

(a)	its Total Commitments (if any)

(b)	its aggregate Bilateral Commitments (if any) and

(c)	the amount, if any, which would be payable to it under any Hedging Agreement calculated in accordance with section 6(e)(i)(3) of the relevant ISDA 1992 Master Agreement, or, as the case may be, section 6(e)(i) of the relevant ISDA 2002 Master Agreement if the date on which the calculation is made was deemed to be an Early Termination Date for which the relevant Borrower party to such Hedging Agreement is the Defaulting Party (and for this purpose Early Termination Date and Defaulting Party shall have the meanings given to them in the ISDA 1992 Master Agreement or, as the case may be, the ISDA 2002 Master Agreement), such amount to be certified by the relevant Hedging Bank in accordance with the ISDA 1992 Master Agreement or the ISDA 2002 Master Agreement as the case may be

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Debenture means:

(a)	each debenture entered into by each of the Original Obligors which is incorporated in England in favour of the Security Agent and dated 14 December 2011 including the Key Property Debenture and

(b)	the debenture entered into by Innospec Performance in favour of the Security Agent on or about the Third Restatement Date

Default means an Event of Default or any event or circumstance specified in clause 23 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default

Default Rate means the rate at which default interest is payable under clause 9.4 (Default interest)

Deferred Consideration Date means 28 October 2016

Delegate means any delegate, agent, attorney or co-trustee appointed by the Security Agent

Disclosure Letter means the disclosure letter dated on or around the First Supplemental Agreement and delivered by the Parent to the Agent in relation to clause 19.22 (Sanctions), clause 19.23 (Anti-Money Laundering) and clause 19.24 (Anti-Corruption)

Disruption Event means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted

Dormant Company means a member of the Group (other than Innospec (Plant)) which:

(a)	during the most recently ended financial year of the Group was dormant within the meaning of section 1169 of the Companies Act 2006 (which, for the purposes of this definition, shall be deemed to apply to any body corporate, wherever incorporated)

(b)	has not entered into any significant accounting transaction (for the purposes of that section) since the end of that financial year and

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(c)	does not own assets with an aggregate realisable value greater than $50,000 (or its equivalent in other currencies) and has no material liabilities

EBITDA has the meaning ascribed to it in clause 21 (Financial covenants)

English Share Pledge means the charge over shares in Innospec International Limited dated 14 December 2011 made by the Parent in favour of the Security Agent

Environment means all gases, air, vapours, liquids, water (including groundwater), land, surface and sub-surface soils, rock, flora, fauna, wetlands and all other natural resources or part thereof including artificial or man-made buildings, structures or enclosures

Environmental Approval means any permit, licence, authorisation, consent, variance, registration or other approval required under or in relation to Environmental Laws

Environmental Laws means all European Union, foreign, national, federal, state or local statutes, orders, regulations or other law or subordinate legislation or common law or regulatory codes of practice concerning the Environment, Hazardous Substances or health and safety which are in existence now or in the future and are binding upon any member of the Group in the relevant jurisdiction in which the relevant member of the Group has been or is operating (including by the export of its products or its waste thereto)

EURIBOR means, in relation to any Loan in euro:

(a)	the applicable Screen Rate as of the Specified Time for euro and for a period equal in length to the Interest Period of that Loan or

(b)    as otherwise determined pursuant to clause 11.1 (Unavailability of Screen Rate)

and if, in either case, that rate is less than zero, EURIBOR shall be deemed to be zero

Event of Default means any event or circumstance specified as such in clause 23 (Events of Default)

Existing Hedging Agreement means each of the following hedging agreements:

(a)	the $5,000,000 derivatives, commodity and foreign exchange facility made between Barclays Bank PLC and Innospec Finance and evidenced by a 1992 ISDA agreement dated 29 October 2001 as amended or amended and restated, as the case may be, from time to time

(b)	the spot and forward foreign exchange facility made between Barclays Bank PLC and Innospec Finance evidenced by a letter dated 9 July 2013

(c)	the spot and forward foreign exchange facility made between Barclays Bank PLC and Innospec evidenced by a letter dated on or about the Second Restatement Date

(d)	the spot and forward foreign exchange facility made between The Royal Bank of Scotland plc and Innospec Finance put in place from time to time

(e)	a derivatives and foreign exchange facility under the 1992 ISDA Master Agreement between Lloyds Bank plc and Innospec Finance (formerly Octel Finance Limited) dated 16 February 2006 as amended or amended and restated, as the case may be, on or about the Third Restatement Date and from time to time

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(f)	a derivatives facility under the 1992 ISDA Master Agreement between Lloyds Bank plc and the Parent dated on or about the Third Restatement Date as amended or amended and restated, as the case may be, and from time to time

(g)	a 2002 ISDA Master Agreement between Wells Fargo Securities International Limited and Innospec Finance dated 12 April 2016 as amended or amended and restated from time to time and

(h)	a 2002 ISDA Master Agreement between Wells Fargo Bank, N.A. and the Parent dated on or about the Third Restatement Date as amended or amended and restated from time to time

Facility means the Term Facility or the RCF Facility

Facility Office means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement

FATCA means:

(a)	sections 1471 to 1474 of the Internal Revenue Code or any associated regulations

(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above or

(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction

FATCA Application Date means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Internal Revenue Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014

(b)	in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Internal Revenue Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019 or

(c)	in relation to a “passthru payment” described in section 1471(d)(7) of the Internal Revenue Code not falling within paragraphs (a) or (b) above, 1 January 2019 or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement

FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA

FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction

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Fee Letter means any letter or letters between a Finance Party and an Obligor setting out fees payable to a Finance Party in connection with this Agreement, the First Supplemental Agreement, the Second Amendment and Restatement Agreement or the Third Amendment and Restatement Agreement

Finance Document means this Agreement, the First Supplemental Agreement, the Second Amendment and Restatement Agreement, the Third Amendment and Restatement Agreement, any Fee Letter, any Accession Letter, any Resignation Letter, any Transfer Certificate, any Assignment Agreement, any Security Document, any Hedging Agreement, any Bilateral Facility Document and any other document designated as such by the Agent and the Parent or the Agent and the Obligors’ Agent

Finance Party means each of:

(a)	the Agent

(b)	the Security Agent

(c)	each Arranger

(d)	each Lender

(e)	each Hedging Bank

(f)	each Bilateral Bank and

(g)	the Document Co-ordinator

Financial Indebtedness means any indebtedness for or in respect of:

(a)	monies borrowed

(b)	any amount raised by acceptance under any acceptance credit facility

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with Approved Accounting Principles, be treated as a finance or capital lease

(e)	receivables sold or discounted (other than any receivables to the extent they are sold or discounted on a non-recourse basis)

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing

(g)	any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account)

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution

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(i)	any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into this agreement is to raise finance or if the deferred payment is to be paid more than 180 days after the date of the acquisition or supply (as appropriate) of the relevant asset or service provided under such agreement and

(j)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above and so that, where the amount of Financial Indebtedness falls to be calculated, no amount shall be taken into account more than once in the same calculation

Financial Model means the financial model entitled “IOSP 5 Year Plan 2016.BankingGroupUpdateJuly2016.v4.xlsx” prepared by the Parent and distributed to the Finance Parties by Ian Cleminson of the Parent by e mail on 18 July 2016

First Supplemental Agreement means the supplemental agreement dated 28 August 2013 between the Obligors, and the Finance Parties by which this Agreement was amended and restated

Funding Rate means any individual rate notified by a Lender to the Agent pursuant to clause 11.4(a)(ii)(Cost of funds)

Group means the Parent and its Subsidiaries for the time being

Group Company means a member of the Group

Group Structure Chart means a group structure chart, in the agreed form, as at the Jazz Closing Date showing:

(a)	all members of the Group

(b)	any person in which any Group member has (or members of the Group together have) an interest of more than 25% in the issued share capital or equivalent ownership interest of such person

(c)	the jurisdiction of incorporation of each person within (a) and (b) above and

(d)	that all members of the Group are wholly owned Subsidiaries of the Parent or, if any members of the Group are not wholly owned Subsidiaries of the Parent, specifying the percentage shareholding or other economic interest which the Parent (directly or indirectly) holds in such members of the Group

Guarantor means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with clause 25 (Changes to the Obligors)

Guidelines means, together, guideline S-02.123 in relation to interbank loans of 22 September 1986 (Merkblatt “Verrechnungssteuer auf Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)” vom 22. September 1986), guideline S-02.122.1 in relation to bonds of April 1999 (Merkblatt “Obligationen” vom April 1999), guideline S-02.130.1 in relation to money market instruments and book claims of April 1999 (Merkblatt vom April 1999 betreffend Geldmarktpapiere und Buchforderungen inländischer Schuldner), guideline S-02.128 in relation to syndicated credit facilities of January 2000 (Merkblatt “Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen” vom Januar 2000), circular letter No. 34 of 26 July 2011 (1-034-V-2011)

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in relation to deposits (Kreisschreiben Nr. 34 “Kundenguthaben” vom 26. Juli 2011) and the circular letter No. 15 of 7 February 2007 (1-015-DVS-2007) in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss Withholding Tax and Swiss Stamp Taxes (Kreisschreiben Nr. 15 “Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer und der Stempelabgaben vom 7. Februar 2007”), in each case as issued, amended or replaced from time to time, by the Swiss Federal Tax Administration or as substituted or superseded and overruled by any law, statute, ordinance, court decision, regulation or the like as in force from time to time

Hazardous Substance means any material, chemical or substance:

(a)	that is designated or regulated by any law or government authority as hazardous, toxic, a pollutant, a contaminant, radioactive or industrial waste

(b)	for which any law or government authority requires investigation, reporting or remedial action

(c)	that is or contains asbestos, urea formaldehyde insulation, polychlorinated biphenyls, petroleum, petroleum products, petroleum components, petroleum derivatives, petroleum distillates, radon gas, ozone-depleting substances, greenhouse gases, or radioactive, explosive or biohazardous materials or

(d)	that is capable of causing harm to the Environment

Hedging Agreements means:

(a)	any Existing Hedging Agreement and

(b)	any hedging agreement entered into by an Obligor with a Hedging Bank which is permitted under clause 22.14(b) (Permitted Hedging Transactions) and the provisions of clause 22.9(a)(i) (Hedging Arrangements) and which is secured by the Transaction Security

Hedging Bank means any Lender or Affiliate of a Lender which is an Original Hedging Bank, and any entity which has acceded to this Agreement or is a party to this Agreement, in its capacity as provider of hedging under a Hedging Agreement, including under any Existing Hedging Agreement

Holding Company means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary

Increase Confirmation means a confirmation substantially in the form set out in schedule 9 (Form of Increase Confirmation)

Increase Date has the meaning given to that term in clause 2.4(i) (Accordion Facility)

Indebtedness for Borrowed Money means Financial Indebtedness save for any indebtedness for or in respect of paragraphs (g) or (h) of the definition of “Financial Indebtedness” in this clause 1.1

Independence Oilfield means Independence Oilfield Chemicals LLC, a limited liability company organised under the laws of the State of Delaware

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Innospec means Innospec Limited, a company incorporated in England with registered number 344359

Innospec (Plant) means Innospec (Plant) Limited, a company incorporated in England with registered number 873396

Innospec Developments means Innospec Developments Limited (a company incorporated in England with registered number 3516662)

Innospec Finance means Innospec Finance Limited (a company incorporated in England and Wales with registered number 5330706)

Innospec Fuel means Innospec Fuel Specialties Limited (a company incorporated in England with registered number 3316334)

Innospec GmbH means Innospec GmbH (a company incorporated in Switzerland with registered number CHE-110.356.189 (former register number CH-170.4.004.635-1)

Innospec International means Innospec International Limited (a company incorporated in England and Wales with registered number 3316194)

Innospec Performance means Innospec Performance Chemicals Europe Limited (a company incorporated in England with number 10327773)

Innospec Trading means Innospec Trading Limited (a company incorporated in England with registered number 3516648)

Insolvency Event means, in relation to a Finance Party:

(a)	any receiver, administrative receiver, administrator, liquidator, compulsory manager or other similar officer is appointed in respect of that Finance Party or all or substantially all of its assets

(b)	that Finance Party is subject to any event which has an analogous effect to any of the events specified in paragraph (a) under the applicable laws of any jurisdiction or

(c)	that Finance Party suspends making payments on all or substantially all of its debts or publicly announces an intention to do so

Intellectual Property means the Intellectual Property Rights owned by members of the Group throughout the world or the interests of any member of the Group in any of the foregoing, together with the benefit of all agreements entered into or the benefit of which is enjoyed by any member of the Group relating to the use or exploitation of any of the aforementioned rights

Intellectual Property Rights means all patents and patent applications, trade and service marks and trade and/or service mark applications (and all goodwill associated with such applications), all brand and trade names, all copyrights and rights in the nature of copyright, all design rights, all registered designs and applications for registered designs, all trade secrets, know-how and all other intellectual property rights

Interest Period means, in relation to a Loan, each period determined in accordance with clause 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with clause 9.4 (Default interest)

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Internal Revenue Code means, at any date, the Internal Revenue Code of 1986 of the United States of America or any successor legislation thereto as amended from time to time, and the regulations promulgated and rules issued thereunder, all as the same may be in effect at such date

Interpolated Screen Rate means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of the Specified Time for the currency of that Loan

IRS means the United States Internal Revenue Service or any successor

ITA means the Income Tax Act 2007

Jazz Acquisition means the acquisition by Innospec Performance of the Jazz Target Shares and the acquisition by certain members of the Group of the Jazz Target Assets, in each case, on the terms of the Jazz Acquisition Documents

Jazz Acquisition Agreement means the share and asset purchase agreement dated 25 October 2016 relating to the sale and purchase of the Jazz Target Shares and the Jazz Target Assets and made between Innospec International and the Jazz Vendor

Jazz Acquisition Costs means all fees, costs and expenses, stamp, registration and other Taxes incurred by Innospec Performance, Innospec International or any other member of the Group in connection with the Jazz Acquisition or the Transaction Documents

Jazz Acquisition Documents means the Jazz Acquisition Agreement together with all transfers and assignments made pursuant to that agreement, the Jazz Disclosure Letter, the Jazz Put Option Agreement and any other document designated as an Jazz Acquisition Document by the Agent and the Obligors’ Agent

Jazz Completion means the completion of the Jazz Acquisition in accordance with clauses 5.3, 5.4 and 5.5 of the Jazz Acquisition Agreement

Jazz Closing Date means the date on which the Jazz Completion occurs

Jazz Disclosure Letter means the disclosure letter dated 29 July 2016 and issued by the Jazz Vendor to Innospec International in respect of the warranties contained in the Jazz Acquisition Agreement

Jazz Financial Due Diligence Report means the report by Deloitte LLP dated 25 July 2016 relating to the Jazz Target and its Subsidiaries and the Jazz Target Assets and capable of being relied upon by the Finance Parties

Jazz HR Report means a HR and pensions report prepared by Deloitte LLP and dated 25 July 2016 relating to the Jazz Acquisition and capable of being relied upon by the Finance Parties

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Jazz Information Package means the Jazz Reports

Jazz Legal Due Diligence Report means the legal due diligence report dated 24 July 2016 prepared by Weil, Gotshal & Manges LLP relating to the Jazz Acquisition and capable of being relied upon by the Finance Parties

Jazz Put Option Agreement means the exclusivity and put option agreement dated 29 July 2016 and made between the Jazz Vendor and Innospec International in respect of the Jazz Acquisition

Jazz Reports means the Jazz Financial Due Diligence Report, the Jazz Legal Due Diligence Report, the Jazz Tax Due Diligence Report, the Jazz Structure Memorandum and Jazz HR Report

Jazz Structure Memorandum means the summary of funding flows prepared by the Parent dated 8 December 2016 describing the Jazz Target Group and the Jazz Acquisition

Jazz Target means Huntsman Performance Products Spain, S.L. Sociedad Unipersonal, a company incorporated under the laws of Spain with registered number B79364436

Jazz Target Assets means the EDS Assets as defined in the Jazz Acquisition Agreement

Jazz Target Group means the Jazz Target and its Subsidiaries

Jazz Target Shares means all of the shares in Jazz Target in respect of the share capital of the Jazz Target

Jazz Tax Due Diligence Report means a tax report prepared by Deloitte LLP and dated 25 July 2016 relating to the Jazz Acquisition capable of being relied upon by the Finance Parties

Jazz Vendor means Huntsman Investments (Netherlands) B.V. (a limited liability company registered with the Dutch Commercial Register under number 24293054)

Joint Venture means all joint venture entities, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or other entity, in each case which is not a Group Company

Key Properties means the land and buildings at Oil Sites Road, Ellesmere Port, Cheshire comprising:

(a)	the freehold land abutting The Manchester Ship Canal registered at the Land Registry with freehold title absolute under title number CH420032

(b)	the freehold land to the north of Oil Sites Road registered at the Land Registry with freehold title absolute under title number CH363860

(c)	the freehold land on the North side of Oil Sites Road, Ellesmere Port, Cheshire registered at the Land Registry with title absolute under title number CH425646

(d)	the leasehold property being the Armco Barriers, Oil Sites Road, Ellesmere Port registered at the Land Registry with good leasehold title under title number CH403291 and

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(e)	land abutting the Manchester Ship Canal demised by a lease dated 14 October 1998 and made between The Manchester Ship Canal Company (1) and Innospec (Plant) (2) and registered at the Land Registry under Title Number CH431481

Key Property Debenture means the debenture dated 14 December 2011 entered into by Innospec (Plant) creating Security over, inter alia, the Key Properties

Legal Reservations means:

(a)	the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court

(b)	the limitation on enforcement as a result of laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors generally

(c)	the principle that certain types of security expressed to take effect as fixed security may, as a result of the ability of an Obligor to deal with the assets subject to that security on terms permitted under the Finance Documents, take effect as floating security

(d)	the time-barring of claims under the Limitation Acts

(e)	rules against penalties and similar principles and

(f)	any other qualifications or reservations as to matters of law only contained in the legal opinions referred to in paragraph 3 of part 1 of schedule 2 (Conditions precedent) or any other written legal opinion obtained by the Agent or Security Agent from its legal advisers under the terms of the Finance Documents

Lender means:

(a)	any Original Lender and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with clause 2.4 (Accordion Facility) or clause 24 (Changes to the Finance Parties)

which in each case has not ceased to be a Party in accordance with the terms of this Agreement

LIBOR means, in relation to any Loan:

(a)	the applicable Screen Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan or

(b)    as otherwise determined pursuant to clause 11.1 (Unavailability of Screen Rate)

and if, in either case, the rate is less than zero, LIBOR shall be deemed to be zero

Limitation Acts means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984

LMA means the Loan Market Association

Loan means the Term Facility Loan or a Revolving Facility Loan

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Majority Creditors means, at any time, one or more Lenders, Bilateral Banks and Hedging Banks whose Credit Participations at that time in aggregate are equal to or greater than 662/3% of the total Credit Participations at that time

Majority Lenders means, at any time:

(a)	a Lender or Lenders whose Commitments in aggregate are equal to or greater than 66 2/3% of the Total Commitments at that time or

(b)	if the Total Commitments have been reduced to zero, a Lender or Lenders whose Commitments in aggregate were equal to or greater than 66 2/3% of the Total Commitments immediately prior to the reduction

Management means, at any time, in respect of the Parent at that time:

(a)	one director and

(b)	any one of the following:

(i)	the chief financial officer

(ii)	the head of treasury or

(iii)	the company secretary

Margin means the rate per annum calculated in accordance with clause 9.3 (Margin adjustments)

Margin Stock means margin stock or margin security within the meaning of Regulations T, U and X

Material Adverse Effect means any effect, event or matter:

(a)	which is materially adverse to:

(i)	the assets, operations or financial condition of the Group (taken as a whole) or

(ii)	the ability of the Obligors (taken as a whole) to perform in a timely manner any of their material obligations (including without limitation their payment obligations and their obligations under clause 21 (Financial covenants)) under any of the Finance Documents or

(b)	which results in:

(i)	any of the rights or obligations arising under the Finance Documents not being legal, valid and binding on and (subject to the Legal Reservations) enforceable against any party thereto (other than a Finance Party) and/or

(ii)	in the case of any Security Documents, not providing to the Security Agent (on behalf of itself and the other Finance Parties) perfected enforceable Security (subject to the Legal Reservations) over the assets expressed to be secured under the Security Documents, in each case to an extent or in a manner reasonably considered by the Majority Lenders to be materially adverse to their interests under the Finance Documents

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Material Group Company means:

(a)	each Obligor

(b)	any other Subsidiary of the Parent which is not a Joint Venture:

(i)	whose gross assets account for more than 5% of the consolidated gross assets of the Group or

(ii)	whose EBITDA (Subsidiary EBITDA) accounts for more than 5% of the EBITDA of the Group,

and for this purpose the calculation of Subsidiary EBITDA and gross assets shall:

(A)	be made in accordance with U.S. GAAP

(B)	in the case of a company which itself has Subsidiaries, be made by using the consolidated Subsidiary EBITDA or consolidated gross assets, as the case may be, of it and its Subsidiaries and

(C)	be determined by reference to:

1)	the latest accounts of the relevant company used for the purposes of the then latest audited annual financial statements of the Group delivered by the Parent under clause 20.1 (Financial statements) or

2)	if the relevant company becomes a Subsidiary of the Parent after the end of the financial year to which those latest audited annual financial statements of the Group relate, the latest accounts of that Subsidiary and

(D)	Subsidiary EBITDA shall be calculated on the same basis as EBITDA in clause 21.1 (Financial definitions) but adjusted so that references to the Group are references to the relevant Subsidiary and its Subsidiaries or

(c)	any Subsidiary of the Parent to which has been transferred (whether by one transaction or a series of transactions, related or not) the whole or substantially the whole of the assets of a Subsidiary of the Parent which immediately prior to those transactions was a Material Group Company

A report by the auditors of the Parent that a Subsidiary is or is not a Material Group Company shall, in the absence of manifest error, be conclusive and binding on all Parties

Material Insurances means all insurance policies of the Group relating to property damage and business interruption

Minority Investment means any company or other entity in which any member of the Group has an interest from time to time and which company or entity is not a direct or indirect Subsidiary of the Parent

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Month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end

The above rules will only apply to the last Month of any period

New Commitments has the meaning given to that term in clause 2.4(a) (Accordion Facility)

New Commitments Lender has the meaning given to that term in clause 2.4(h) (Accordion Facility)

New U.S. Security Documents means:

(a)	a security agreement supplement entered into by Independence Oilfield and the Security Agent dated 4 November 2016 pursuant to which Independence Oilfield grants security to the Security Agent over substantially all of its personal property and

(b)	an intellectual property security agreement entered into by Independence Oilfield in favour of the Security Agent dated 4 November 2016

Non Wholly Owned Subsidiary means any direct or indirect Subsidiary of the Parent which is not a wholly owned Subsidiary of the Parent

Non-Qualifying Bank Rules means the Ten Non-Qualifying Bank Rule and the Twenty Non-Qualifying Bank Rule

Obligors means each Borrower, each Guarantor, the Obligors’ Agent and each other member of the Group which has undertaken (or in the future undertakes) obligations to any Finance Party pursuant to any Finance Document and Obligor means any of them

Obligors’ Agent means Innospec Finance appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to clause 36 (Obligors’ Agent)

OFAC means the Office of Foreign Assets Control of the U.S. Department of Treasury

Operating Budget means, in relation to each financial year of the Parent, a budget comprising projected balance sheet, projected profit and loss account and projected cashflow statement (including details of projected capital expenditure) for the Group for that financial year delivered to the Agent pursuant to clause 20.4 (Operating Budget)

Optional Currency means a currency (other than the Base Currency) which complies with the conditions set out in clause 4.3 (Conditions relating to Optional Currencies)

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Original Facilities Agreement means the US$150,000,000 term and revolving facilities agreement dated 6 February 2009 between, among others, the Parent and Lloyds Bank plc (as agent and security agent)

Original Financial Statements means:

(a)	in relation to the Parent, the audited consolidated financial statements of the Group for the financial year ended 31 December 2015 and

(b)	in relation to each Original Obligor other than the Parent:

(i) in	connection with each U.S. Obligor, its unaudited financial statements and

(ii)	in connection with each other Obligor, its audited financial statements,

for its financial year ended 31 December 2015

Original Obligor means an Original Borrower or an Original Guarantor

Participating Member State means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union

Party means a party to this Agreement and includes its successors in title, permitted assigns and permitted transferees

Permitted Acquisition means any acquisition falling within the provisions of clause 22.16 (Acquisitions and investments)

Permitted Disposal means any disposal falling within the provisions of clause 22.4(b) (Disposals)

Permitted Factoring and Sale and Leaseback means the sale or disposal of any:

(a)	asset in the ordinary course of trading on terms whereby such asset is or may be leased to or re-acquired or acquired by a Group Company or

(b)	receivable where:

(i)	the receivable has been fully written off in the accounts of the relevant Group Company in accordance with U.S. GAAP or UK GAAP (as applicable) or

(ii)	the consideration for such receivables is less than $10,000,000 (or its equivalent in other currencies) in aggregate outstanding at any time during the term of a Facility and such sale or disposal is without any general right of recourse to any Obligor

Permitted Indebtedness has the meaning ascribed to it in clause 22.10 (Indebtedness)

Permitted Non-Qualifying Bank means, at any time, any person or entity who is not a Qualifying Bank, and who would not, if that person became a Lender at that time, cause the number of Lenders who are not Qualifying Banks to exceed ten (10)

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Permitted Transaction means:

(a)    any transaction to which the Majority Lenders have given their prior written consent

(b)	any transaction arising under the Finance Documents or otherwise entered into with a Lender

(c)	the solvent liquidation or reorganisation of any member of the Group which is not an Obligor so long as any payments or assets distributed as a result of such liquidation or reorganisation are distributed to other members of the Group

(d)	transactions entered into between Obligors or between non-Obligors or by a non-Obligor where the benefit of the transaction is in favour of an Obligor provided that the transaction does not adversely affect the interests of such Obligor or

(e)	transactions (other than (i) any sale, lease, license, transfer or other disposal and (ii) the granting or creation of Security or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading on arm’s length terms

Qualifying Bank means any entity, which effectively conducts banking activities as principal purpose with its own infrastructure and staff and which is recognised as a bank by the banking laws in force in the jurisdiction of its incorporation as per the Guidelines

Qualifying Lender has the meaning given to it in clause 13 (Tax gross up and indemnities)

Quarter Date has the meaning given to it in clause 21.1 (Financial definitions)

Quotation Day means, in relation to any period for which an interest rate is to be determined:

(a)	(if the currency is domestic sterling) the first day of that period

(b)	(if the currency is euro) two TARGET Days before the first day of that period or

(c)	(for any other currency) two Business Days before the first day of that period unless market practice differs in the London Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the London Interbank Market (and if quotations would normally be given by leading banks in the London Interbank Market on more than one day, the Quotation Day will be the last of those days)

Receiver means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property

Recovery means any sum of money received or recovered by a Relevant Bilateral Bank on account of any amount outstanding under the Bilateral Facility Documents to which it is a party, whether as proceeds of enforcement of security, the exercise of a right of set-off, the receipt or recovery of payment or otherwise howsoever after deducting:

(a)	the reasonable and proper costs and expenses (including without limitation the reasonable costs of legal advisers) incurred by that Relevant Bilateral Bank in effecting such recovery and

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(b)	any sums required by law or court order to be paid to third parties on account of claims preferred by law over the claims of that Relevant Bilateral Bank, as the case may be

Reference Bank Rate means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks:

(a)    in relation to LIBOR:

(i)	(other than where paragraph (ii) below applies) as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in the relevant currency and for the relevant period were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period or

(ii)	if different, as the rate (if any and applied to the relevant Reference Bank and the relevant currency and period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator or

(b)    in relation to EURIBOR:

(i)	(other than where paragraph (ii) below applies) as the rate at which the relevant Reference Bank believes one prime bank is quoting to another prime bank for interbank term deposits in euro within the Participating Member States for the relevant period or

(ii)	if different, as the rate (if any and applied to the relevant Reference Bank and the relevant period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator

Reference Bank Quotation means any quotation supplied to the Agent by a Reference Bank

Reference Banks means, in relation to LIBOR and EURIBOR, such banks as may be appointed by the Agent in consultation with the Parent (subject to any such bank having agreed to act as a Reference Bank)

Regulations T, U and X means, respectively, Regulations T, U and X of the Board of Governors of the Federal Reserve System of the U.S. (or any successor) as now and from time to time in effect

Related Fund in relation to a fund (First Fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund

Relevant Bilateral Bank means any Bilateral Bank which provides a Bilateral Facility to a Bilateral Borrower which is not an Obligor

Relevant GAAP means, in relation to a company, accounting principles and practices generally accepted from time to time in such company’s jurisdiction of incorporation

Relevant Period has the meaning ascribed to it in clause 21 (Financial covenants)

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Relevant Permitted Acquisition has the meaning ascribed to it in clause 21.3 (Financial testing)

Repayment Instalment means in relation to the Term Facility, each repayment instalment due on a Term Facility Repayment Date

Repeating Representations means each of the representations set out in clause 19 (Representations) except the representations set out in clause 19.5 (Validity and admissibility in evidence), clause 19.6 (Governing law and enforcement), clause 19.7 (No filing or stamp taxes), and provided that clause 19.5 (Validity and admissibility in evidence), clause 19.12(a) (Material Adverse Changes), clause 19.16 (Financial Model) and clause 19.26 (Acquisition Documents and disclosures) are only Repeating Representations on the Third Restatement Date, on the Term Facility Utilisation Date and the Jazz Closing Date and provided that clause 19.18 (Group Structure Chart) is only a Repeating Representation on the Jazz Closing Date and clause 19.14(c) (Assets) is only a Repeating Representation on and from the Jazz Closing Date

Representative means any delegate, agent, manager, administrator, judicial manager, nominee, attorney, trustee or custodian

Resignation Letter means a letter substantially in the form set out in schedule 7 (Form of Resignation Letter)

Restricted Party means a person that is:

(a)	listed on, or owned or controlled by a person listed on, a Sanctions List, or a person acting on behalf of such a person

(b)	located in or organised under the laws of a country or territory that is the subject of country-wide or territory-wide Sanctions, or a person who is owned or controlled by, or acting on behalf of such a person or

(c)	otherwise a subject of Sanctions

Restructuring Charges means any cost or expense that is, or will be, charged to the income statement of any Group Company as a consequence of the restructuring of the Group including the restructuring into a specialty chemicals group or to further reduce the capacity of the TEL manufacturing facility at Ellesmere Port

Revolving Facility means the revolving loan facility made available under this Agreement as described in of clause 2.1(b) (The Facilities)

Revolving Facility Commitment means:

(a)	in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading Revolving Facility Commitment in part 2 of schedule 1 (The Original Parties) and the amount of any other Revolving Facility Commitment transferred to it under this Agreement and

(b)	in relation to any other Lender, the amount in the Base Currency of any Revolving Facility Commitment transferred to it under this Agreement or assumed by it pursuant to clause 2.4 (Accordion Facility)

to the extent not cancelled, reduced or transferred by it under this Agreement

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Revolving Facility Loan means a loan made or to be made under the Revolving Facility or the principal amount outstanding for the time being of that loan

Rollover Loan means one or more Revolving Facility Loans:

(a)	made or to be made on the same day that a maturing Revolving Facility Loan is due to be repaid

(b)	the aggregate amount of which is equal to or less than the amount of the maturing Revolving Facility Loan

(c)	made or to be made in the same currency as the maturing Revolving Facility Loan (unless it arose as a result of the operation of clause 6.2 (Unavailability of a currency)) and

(d)	made or to be made to the same Borrower for the purpose of refinancing that maturing Revolving Facility Loan

Sanctions means any trade, economic or financial sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by a Sanctions Authority

Sanctions Authority means:

(a)	the Security Council of the United Nations

(b)	the United States of America

(c)	the European Union (and any of its member states)

(d)	the United Kingdom of Great Britain and Northern Ireland

(e)	Switzerland or

(f)	the governments and official institutions or agencies of any of paragraphs (a) to (e) above, including OFAC, the US Department of State and Her Majesty’s Treasury

Sanctions List means the Specifically Designated Nationals and Blocked Persons list the Foreign Sanctions Evaders (FSE) list, and the Sectoral Sanctions Identification list maintained by OFAC and the Consolidated List of Financial Sanctions Targets issued by Her Majesty’s Treasury, or any similar list maintained by, or public announcement of a Sanctions designation made by, a Sanctions Authority, each as amended, supplemented or substituted from time to time

Screen Rate means:

(a)	in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) and

(b)	in relation to EURIBOR, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period (displayed on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate)

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or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Parent

Second Amendment and Restatement Agreement means the amendment and restatement agreement dated 6 November 2015, in respect of this Agreement

Second Restatement Date means 6 November 2015

Secured Obligations means all obligations at any time due, owing or incurred by any Obligor or Bilateral Borrower (other than an Obligor) to any Finance Party under the Finance Documents, whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or surety or in some other capacity)

Security means a mortgage, charge, pledge, lien, hypothecation, right of set-off, security trust, assignment by way of security, reservation of title or other security interest securing any obligation of any person or any other agreement or arrangement (including, without limitation, a sale and repurchase agreement) having the commercial effect of conferring security

Security Documents means:

(a)	the Debentures

(b)	the U.S. Security Documents

(c)	the Swiss Assignment Agreement

(d)	the Swiss Share Pledges

(e)	the English Share Pledge and

(f)	each Confirmatory Security Agreement

together with any other document entered into by any member of the Group creating or expressed to create Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents

Selection Notice means a notice substantially in the form set out in part 2 (Selection Notice) of schedule 4 given in accordance with clause 13 (Interest Periods) in relation to the Term Facility

Spanish Shares means the entire issued share capital of the Jazz Target held by Innospec Performance

Specified Time means a time determined in accordance with schedule 10 (Timetables)

Subsidiary means:

(a)	a subsidiary within the meaning of section 1159 of the Companies Act 2006 or

(b)	a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006 or

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(c)	whether or not falling within paragraphs (a) or (b) above, in relation to any company or corporation, a company or corporation:

(i)	which is controlled, directly or indirectly, by the first mentioned company or corporation

(ii)	more than half the issued share capital of which is beneficially owned, directly or indirectly by the first mentioned company or corporation or

(iii)	which is a Subsidiary of another Subsidiary of the first mentioned company or corporation and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body

Swiss Assignment Agreement means the assignment agreement dated 14 December 2011 entered into by Alcor Chemie in favour of the Security Agent, acting in the name and for the account of the Finance Parties

Swiss Obligor means an Obligor incorporated in Switzerland and/or having its registered office in Switzerland and/or qualifying as a Swiss resident pursuant to Art. 9 of the Swiss Withholding Tax Act

Swiss Share Pledges means:

(a)	the share pledge agreement dated 14 December 2011 between OBOAdler Company Limited as pledgor and the Security Agent, acting in the name and for the account of the Finance Parties, pursuant to which a share in Alcor Chemie is pledged by way of security to the Lenders (represented by the Security Agent)

(b)	the share pledge agreement dated 14 December 2011 between Innospec GmbH as pledgor and the Security Agent, acting in the name and for the account of the Finance Parties, pursuant to which a share in Alcor Chemie is pledged by way of security to the Lenders (represented by the Security Agent) and

(c)	the share pledge agreement dated 14 December 2011 between the Parent as pledgor and the Security Agent, acting in the name and for the account of the Finance Parties, pursuant to which all of the shares in Innospec GmbH are pledged by way of security to the Lenders (represented by the Security Agent)

Swiss Withholding Tax means the tax levied pursuant to the Swiss Federal Act on Withholding Tax (Bundesgesetz über die Verrechnungssteuer vom 13 Oktober 1965, SR 642.21)

TARGET Day means any day on which TARGET2 is open for the settlement of payments in euro

TARGET2 means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same)

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Ten Non-Qualifying Bank Rule means the rule that the aggregate number of creditors, other than Qualifying Banks, under the Finance Documents must not exceed ten, all in accordance with the meaning of the Guidelines

Term Facility means the term loan facility made available under this Agreement as described in clause 2.1(a) (The Facilities)

Term Facility Commitment means:

(a)	in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Term Facility Commitment” in part 2 of schedule 1 (The Original Parties) and the amount of any other Term Facility Commitment transferred to it under this Agreement and

(b)	in relation to any other Lender, the amount in the Base Currency of any Term Facility Commitment transferred to it under this Agreement to the extent not cancelled, reduced or transferred by it under this Agreement

Term Facility Loan means a loan made or to be made under Term Facility or the principal amount outstanding for the time being of that loan

Term Facility Repayment Date means each date set out in clause 7.1 (Repayment of Term Facility Loan)

Term Facility Utilisation Date means the date of drawdown of the Term Facility Loan

Termination Date means 6 November 2020

Third Amendment and Restatement Agreement means the amendment and restatement agreement dated 14 December 2016, in respect of this Agreement

Third Restatement Date has the meaning given to the term in the Third Amendment and Restatement Agreement

Total Commitments means the aggregate of the Total Term Facility Commitments and the Total Revolving Facility Commitments, being $310,000,000 as at the Third Restatement Date

Total Revolving Facility Commitments means the aggregate of the Revolving Facility Commitments being $200,000,000 as at the Third Restatement Date

Total Net Debt has the meaning ascribed to it in clause 21 (Financial covenants)

Total Term Facility Commitments means the aggregate of the Term Facility Commitments, being $110,000,000 as at the Third Restatement Date

Transaction Documents means the Finance Documents, the Jazz Acquisition Documents and any other document designated as a Transaction Document by the Obligors’ Agent and the Agent

Transaction Security means the Security created or expressed to be created under the Security Documents

Transfer Certificate means for a transfer by novation, a certificate substantially in the form of part 2 of schedule 5 (Form of Transfer Certificate) with such amendments as the Agent may approve or reasonably require or any other form agreed between the Agent and the Obligors’ Agent

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Transfer Date means, in relation to a transfer, the later of:

(a)	the proposed Transfer Date specified in the Transfer Certificate and

(b)	the date on which the Agent executes the Transfer Certificate

Twenty Non-Qualifying Bank Rule means the rule that the aggregate number of creditors (including the Lenders), other than Qualifying Banks, under all outstanding debts relevant for classification as debenture (Kassenobligation) (within the meaning of the Guidelines), such as (intragroup) loans, facilities and/or private placements (including under the Finance Documents) must not at any time exceed 20, all in accordance with the meaning of the Guidelines

U.S. or USA means the United States of America

U.S. Bilateral Borrower means:

(a)	a Bilateral Borrower formed in the U.S. or

(b)	a Bilateral Borrower that is not a Group Company as at the date of this Agreement and is not formed in the U.S. but is treated, for U.S. federal income tax purposes, as a fiscally transparent branch or disregarded entity owned (directly or indirectly) by the Parent, provided that if such Bilateral Borrower is owned indirectly by the Parent, each owner of such Bilateral Borrower between the Bilateral Borrower and the Parent is similarly treated as a fiscally transparent branch or partnership

U.S. Borrower means the Parent and Innospec Fuel Specialties LLC and any Additional Borrower which is a U.S. Guarantor

U.S. GAAP means accounting principles and practices generally accepted from time to time in the U.S

U.S. Group Member means a member of the Group formed in the U.S

U.S. Guarantor means:

(a)	a Guarantor formed in the U.S.

(b)	Innospec International Limited, Innospec Developments Limited and Innospec GmbH or

(c)	a Guarantor that is not an Obligor as at the date of this Agreement and is not formed in the U.S. but is treated, for U.S. federal income tax purposes, as a fiscally transparent branch or partnership owned (directly or indirectly) by the Parent, provided that if such Guarantor is owned indirectly by the Parent, each owner of such Guarantor between the Guarantor and the Parent is similarly treated as a fiscally transparent branch or partnership

U.S. Obligor means a U.S. Borrower or a U.S. Guarantor

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U.S. Security Documents means:

(a)	each security agreement and pledge agreement governed by the laws of a State of the U.S.A. dated 14 September 2011 entered into by any Original Obligor in favour of the Security Agent (as each such agreement may be supplemented from time to time)

(b)	a pledge agreement supplement dated on or about the date of the Second Restatement Date entered into by Innospec Oil Field Chemicals LLC in respect of the ownership interests it holds in Independence Oilfield in favour of the Security Agent and

(c)	the New U.S. Security Documents

U.S. Tax Obligor means:

(a)	a Borrower which is resident for tax purposes in the U.S. or

(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the U.S. for US federal income tax purposes

UK GAAP means accounting principles and practices generally accepted from time to time in the United Kingdom

Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents

Utilisation means a utilisation of a Facility

Utilisation Date means the date of a Utilisation, being the date on which the relevant Loan is to be made

Utilisation Request means a notice substantially in the form set out in part 1 (Form of Utilisation Request) of schedule 4 (Requests and Notices)

VAT means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) and

(b)	any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

1.2	Construction

(a)	Unless a contrary indication appears a reference in this Agreement to:

(i)	the Agent, the Arranger, the Security Agent, any Finance Party, any Lender, any Hedging Bank, any Bilateral Bank, any Obligor or any Party shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of its rights and/or under obligations under the Finance Documents and in the case of Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

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(ii)	assets includes present and future properties, revenues and rights of every description;

(iii)	a document being in the agreed form means in a form agreed between the Obligors’ Agent and the Agent;

(iv)	a Finance Document or a Transaction Document or any other agreement, security or instrument is a reference to that Finance Document or Transaction Document or other agreement, security or instrument as amended, novated, supplemented, extended, replaced or restated including any change in the purpose of, any extension of or any increase in the amount of a facility or any additional facility;

(v)	a group of lenders includes all the Lenders;

(vi)	guarantee means (other than in clause 18 (Guarantee and indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against financial loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(vii)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(viii)	a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership or other entity (whether or not having separate legal personality);

(ix)	an amendment includes a supplement, novation, extension (whether of maturity or otherwise), restatement, re-enactment or replacement (however fundamental and whether or not more onerous) and amended will be construed accordingly;

(x)	a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xi)	a provision of law is a reference to that provision as amended or re-enacted; and

(xii)	a time of day is a reference to London time.

(b)	Section, clause and schedule headings are for ease of reference only.

(c)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default (other than an Event of Default) is continuing if it has not been remedied or waived and an Event of Default is continuing if it has not been waived.

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(e)	The determination of the extent to which a rate is for a period equal in length to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

1.3	Currency symbols and definitions

$ and dollars denote lawful currency of the United States of America, £ and sterling denotes lawful currency of the United Kingdom and EUR and euro means the single currency unit of the Participating Member States.

1.4	Third party rights

(a)	Except as provided in a Finance Document, the terms of a Finance Document may be enforced only by a party to it and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded.

(b)	Notwithstanding any provision of any Finance Document, the Parties to a Finance Document do not require the consent of any third party to rescind or vary any Finance Document at any time.

2	The Facilities

2.1	The Facilities

Subject to the terms of this Agreement, the Lenders make available to the Borrowers:

(a)	a Base Currency term loan facility in an aggregate amount equal to the Total Term Facility Commitments; and

(b)	a multicurrency revolving loan facility in an aggregate amount the Base Currency Amount of which is equal to the Total Revolving Facility Commitments.

2.2	Bilateral Facilities

(a)	Each Bilateral Bank makes available to the relevant Group Company the Bilateral Facilities applicable to that Bilateral Bank on the terms set out in the relevant Bilateral Facility Documents.

(b)	Each Bilateral Bank and the relevant Obligor or, if such Group Company is not an Obligor, the Parent shall promptly notify the Agent of:

(i)	the establishment of any new proposed Bilateral Facility applicable to it or, in the case of notification by the Parent, its Subsidiary; and

(ii)	such information relating to the operation of any Bilateral Facility applicable to it (including, without limitation, the Bilateral Outstandings and Bilateral Commitments thereunder) as the Agent may from time to time request and each Group Company hereby consents on its behalf and on behalf of its Subsidiaries to all such information being released to the Agent and each Lender.

(c)

If the Agent is satisfied that any new proposed Bilateral Facility it is notified of (pursuant to clause 2.2(b)(i)) complies with the definition of Bilateral Facility in clause 1.1 (Definitions) and no breach of clause 22.10 (Indebtedness) is likely to occur as a result of the establishment or use of the relevant proposed Bilateral Facility, it will

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confirm to the relevant Bilateral Bank and the relevant Group Company (and if the Group Company is not an Obligor the Parent) that the relevant facility is a Bilateral Facility for the purposes of the Finance Documents.

(d)	In case of any inconsistency between any term of any Bilateral Facility and this Agreement, the terms of this Agreement shall prevail.

(e)	Each Bilateral Bank and the relevant Obligor or, in the case of a Group Company which is not an Obligor, the Parent on behalf of such Group Company acknowledges the terms of clause 22.10(b) (Indebtedness).

2.3	Finance Parties’ rights and obligations

(a)	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with clause 2.3(c). The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.4	Accordion Facility

(a)	The Parent may by giving no less than 15 Business Days’ (or such other period as the Lenders may otherwise agree) and not more than 30 Business Days’ prior notice to the Agent request that the Total Revolving Facility Commitments be increased (New Commitments) in an aggregate amount of up to $50,000,000 (Maximum Increase Amount).

(b)	The Parent may, at its discretion and by giving a written notice to the existing Lenders (Increase Invitation) with a copy to the Agent, invite each of the existing Lenders to offer to increase the amount of its existing Revolving Facility Commitment by making available the New Commitments pro rata to their existing Revolving Facility Commitments as at the date of the Increase Invitation (the date that the Increase Invitation is delivered to the Lenders being the Delivery Date).

(c)	No Lender is obliged to agree to increase its Revolving Facility Commitment following an Increase Invitation. Each Lender that agrees to increase its Revolving Facility Commitment under an Increase Invitation (Consenting Lender) shall notify the Parent and the Agent of its agreement by the date falling 20 Business Days (or such other period as the Lenders may otherwise agree) after the relevant Delivery Date.

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(d)	If a Lender does not offer to increase its Revolving Facility Commitment in accordance with the amount requested pursuant to an Increase Invitation (that part of the increase in its Revolving Facility Commitment not accepted by any Lender being the Declined New Commitments) on or before the date falling 20 Business Days (or such other period as the Lenders may otherwise agree) after the relevant Delivery Date, the Parent may, at its discretion and by giving a written notice to each Consenting Lender (Subsequent Increase Invitation) with a copy to the Agent, offer the Declined New Commitments to each Consenting Lender pro rata to their existing Revolving Facility Commitment as at the date of the Increase Invitation) (the date that the Subsequent Increase Invitation is delivered to the Lenders being the Subsequent Delivery Date).

(e)	No Consenting Lender is obliged to agree to increase its Revolving Facility Commitment following a Subsequent Increase Invitation. Each Consenting Lender that agrees to increase its Revolving Facility Commitment under a Subsequent Increase Invitation (Subsequent Consenting Lender) shall notify the Parent and the Agent of its agreement by the date falling 10 Business Days after the Subsequent Delivery Date. If the increase in the Revolving Facility Commitments of the Subsequent Consenting Lenders pursuant to any Subsequent Increase Invitation is, in aggregate, greater than the Declined New Commitments, the Revolving Facility Commitment of each Subsequent Consenting Lender will be increased by the proportion of the Declined New Commitments which is the same proportion as its Revolving Facility Commitment bears to the Total Revolving Facility Commitments (excluding from the Total Revolving Facility Commitments the Revolving Facility Commitment of any Lenders that are not Consenting Lenders under the relevant Increase Invitation), in each case, immediately prior to the issuance of the relevant Increase Invitation.

(f)	If, after the expiry of the period referred to in clause 2.4(e), any of the Declined New Commitments are not accepted by a Lender (the amount of the Declined New Commitments not being made available by any Lender being the New Commitments Shortfall), then the Parent may offer the opportunity to make available New Commitments in an amount not exceeding the New Commitments Shortfall to any bank, financial institution, trust, fund or other entity which is regularly engaged in, or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (which is not a member of the Group and is not a Lender).

(g)	The terms applicable to the New Commitments shall be as set out in this Agreement.

(h)	No later than the date falling 25 Business Days after the later of the relevant Delivery Date and the relevant Subsequent Delivery Date, the Parent shall by notice to the relevant Consenting Lenders, Subsequent Consenting Lenders (if any) and any person who wishes to make available any of the New Commitments Shortfall and is not a Lender (New Commitments Lender) (if any) (together the Accordion Lenders), with a copy to the Agent, advise:

(i)	whether the Parent has accepted the offer of those Accordion Lenders to increase the amount of their Revolving Facility Commitment;

(ii)	the aggregate amount by which the Total Revolving Facility Commitments will be increased (Aggregate Additional Commitments); and

(iii)	the amount of each Accordion Lender’s share of the Aggregate Additional Commitments (Relevant Additional Commitment).

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(i)	Subject to the conditions precedent set out in paragraph 2.4(j) and 2.4(k) below being satisfied, on (i) the last day of the shortest Interest Period in which those conditions precedent are satisfied or (ii) such earlier date as may be agreed between the Parent, the Accordion Lenders and the Agent (Increase Date):

(i)	each of the Obligors and any New Commitments Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the New Commitments Lender would have assumed and/or acquired had the New Commitments Lender been an Original Lender;

(ii)	any New Commitments Lender shall become a Party as a Lender and the New Commitments Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that New Commitments Lender and those Finance Parties would have assumed and/or acquired had the New Commitments Lender been an Original Lender;

(A)	the Total Revolving Facility Commitments will be increased by the amount of the Aggregate Additional Commitments;

(B)	the Revolving Facility Commitment of each Accordion Lender will be increased by the amount of its Relevant Additional Commitment; and

(C)	the Revolving Facility Commitments of the other Lenders shall continue in full force and effect; and

(iii)	in respect of any new Revolving Facility Loans made available on the Increase Date, each Lender’s participation in each Revolving Facility Loan will be equal to the proportion borne by its Revolving Facility Commitment (as increased in accordance with clause 2.4(i)(ii)(B)) to the Total Revolving Facility Commitments (as so increased).

(j)	An increase in the Total Revolving Facility Commitments will only be effective:

(i)	on the execution by the Agent of an Increase Confirmation from each Accordion Lender for the purpose of that increase;

(ii)	in relation to a New Commitments Lender:

(A)	the performance by the Agent of all necessary “know your customer” or other similar checks under applicable laws and regulations in relation to the assumption of the increased Revolving Facility Commitments by the New Commitments Lender, the completion of which the Agent shall promptly notify to the Parent and the New Commitments Lender;

(B)	such New Commitments Lender has acceded to this Agreement by delivering a duly completed and executed Increase Confirmation to the Agent; and

(C)	the arrangement fees to be applied by that New Commitments Lender to the New Commitments Shortfall to be made available by it shall not exceed those agreed by or offered to the existing Lenders with respect to the New Commitments (except as otherwise agreed by the Parent and the existing Lenders);

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(iii)	upon each Accordion Lender obtaining credit committee approval (if required);

(iv)	provided the aggregate of the Aggregate Additional Commitments and any increase in the Total Revolving Facility Commitments which has come into effect before the relevant Increase Date do not exceed the Maximum Increase Amount;

(v)	on the date on which the increase takes effect, payment by the New Commitments Lender (if there is one) to the Agent (for its own account) of a fee in an amount equal to the fee which would be payable under clause 24.4 (Assignment or transfer fee) if the increase in Revolving Facility Commitments was a transfer under clause 24.1 (Assignments and transfers by the Lenders) and if the New Commitments Lender was a New Lender; and

(vi)	if the Agent confirms to the Parent and the Lenders that it has received the following in form and substance satisfactory to it (acting on the instructions of the Majority Lenders) on or before the date falling 10 Business Days after the date the Parent has notified the relevant Accordion Lenders that it accepts the offer to increase Revolving Facility Commitments and the amount of those Revolving Facility Commitments, in accordance with clause 2.4(h) respectively:

(A)	any acquisition documents relating to a Permitted Acquisition if the relevant increase in the Revolving Facility Commitments is requested for the purpose of an acquisition;

(B)	evidence, including a director’s certificate from the Parent confirming, that, if it would be required following the relevant Permitted Acquisition, any corporate entity to be acquired will become an Additional Guarantor in accordance with the terms of this Agreement within three months of completion of the applicable Permitted Acquisition; and

(C)	(if the Agent (acting on the instructions of the Majority Lenders) so requires, any relevant legal or other due diligence in respect of the relevant Permitted Acquisition.

(k)	The Parent may not seek to increase the Total Revolving Facility Commitments or exercise any of its rights under this clause 2.4 (Accordion Facility) at any time when a Default is continuing.

(l)	Only two increases in the Total Revolving Facility Commitments are permitted.

(m)	Each Party shall co-operate to ensure that, on and following the Increase Date, the proportion of the aggregate amount of all Loans which each Lender holds is the same as the proportion which the Revolving Facility Commitment of each Lender at such time bears to the Total Revolving Facility Commitments.

(n)	The Parent must pay to each Accordion Lender for the relevant increase in Total Revolving Facility Commitments a fee in the amount and at the times agreed between the Parent and the Agent in a Fee Letter. A reference in this Agreement to a Fee Letter shall include any letter referred to in this paragraph.

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(o)	Clause 24.5 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this clause 2.4 in relation to a New Commitments Lender as if references in that clause to:

(i)	an Existing Lender were references to all the Lenders immediately prior to the relevant increase;

(ii)	the New Lender were references to the New Commitments Lender; and

(iii)	a re-transfer and re-assignment were references to respectively a transfer and assignment.

(p)	The Agent shall notify all Parties of:

(i)	the Increase Date;

(ii)	the amount of the New Commitments being made available by each Lender; and

(iii)	the identity of any New Commitments Lender.

(q)	The Agent is authorised and instructed to enter into such documentation as is reasonably required to amend this Agreement and any other Finance Document (in accordance with the terms of this clause 2.4) without the consent of any Lender other than the applicable Accordion Lender.

3	Purpose

3.1	Purpose

(a)	The Parent shall apply all amounts borrowed by it under the Term Facility towards:

(i)	payment to the Jazz Vendor of the purchase price for the Jazz Target Shares and the Jazz Target Assets under the Jazz Acquisition Agreement;

(ii)	payment of the Jazz Acquisition Costs (other than periodic fees);

(iii)	refinancing certain existing Financial Indebtedness of the Jazz Target and its Subsidiaries to third parties; and

(iv)	for the general corporate and working capital purposes of each member of the Jazz Target Group including funding any permitted capital expenditure by each member of the Jazz Target Group.

as described in the Jazz Structure Memorandum.

(b)	Each Borrower shall apply all amounts borrowed by it under the Revolving Facility in or towards:

(i)	refinancing existing indebtedness of the Group and the payment of any fees or expenses, legal or otherwise, incurred in connection with such refinancing;

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(ii)	funding Permitted Acquisitions (including refinancing any indebtedness of any relevant acquired company or business or any subsidiary thereof and costs, fees and expenses incurred in relation thereto; and

(iii)	the general corporate and working capital purposes of the Group including funding capital expenditure and share buy backs.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	Conditions of Utilisation

4.1	Initial conditions precedent

(a)	No Borrower may deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in part 1 of schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent.

(b)	The Agent shall notify the Obligors’ Agent and the Lenders promptly upon being so satisfied in respect of clause 4.1(a).

4.2	Further conditions precedent

The Lenders will only be obliged to comply with clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

(b)	in relation to the Term Facility Loan, all the representations and warranties in clause 19 (Representations) (other than clause 19.18 (Group Structure Chart) and 19.14(c) (Assets)) or in relation to any other Loan, the Repeating Representations to be made by each Obligor are true in all material respects.

4.3	Conditions relating to Optional Currencies

(a)	A currency will constitute an Optional Currency in relation to a Revolving Facility Loan if it is sterling or euro or (in the case of any other currency) if:

(i)	it is readily available in the amount required and freely convertible into the Base Currency in the London interbank market on the Quotation Day and the Utilisation Date for that Loan; and

(ii)	it has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Utilisation Request for that Loan.

(b)	If the Agent has received a written request from the Obligors’ Agent for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to the Obligors’ Agent by the Specified Time:

(i)	whether or not the Lenders have granted their approval; and

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(ii)	if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation in that currency.

4.4	Maximum number of Loans and Optional Currencies

(a)	A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation:

(i)	more than 15 Revolving Facility Loans would be outstanding;

(ii)	more than one Term Facility Loan would be outstanding; or

(iii)	the Revolving Facility Loans would be outstanding in more than three currencies.

(b)	Any Loan made by a single Lender under clause 6.2 (Unavailability of a currency) shall not be taken into account in this clause 4.4.

5	Utilisation

5.1	Delivery of a Utilisation Request

A Borrower may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	It identifies the Borrower and the Facility to be utilised;

(ii)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(iii)	the currency and amount of the Utilisation comply with clause 5.3 (Currency and amount); and

(iv)	the proposed Interest Period complies with clause 10 (Interest Periods).

(b)	Multiple Loans may be requested in a Utilisation Request where the proposed Utilisation Date is the Term Facility Utilisation Date. Only one Loan may be requested in any Utilisation Request where the proposed Utilisation Date is not the Term Facility Utilisation Date.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be:

(i)	in relation to the Term Facility, the Base Currency; and

(ii)	in relation to the Revolving Facility the Base Currency or an Optional Currency.

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(b)	The amount of the proposed Loan must be:

(i)	an amount equal to $110,000,000 for the Term Facility or, if less, the Available Facility; or

(ii)	for the Revolving Facility an amount whose Base Currency Amount is not more than the Available Facility and which is:

(A)	if the currency selected is the Base Currency, a minimum of $1,000,000 or, if less, the Available Facility;

(B)	if the currency selected is sterling or euro, a minimum of £1,000,000 or €1,000,000 or, if less, the Available Facility; or

(C)	if the currency selected is an Optional Currency other than sterling or euro, the minimum amount (or an integral multiple, if required) specified by the Agent pursuant to clause 4.3(b)(ii) (Conditions relating to Optional Currencies) or, if less, the Available Facility.

5.4	Lenders’ participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)	The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan and the amount of its participation in that Loan, in each case by the Specified Time.

5.5	Cancellation of Commitment

(a)	The Term Facility Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for the Term Facility.

(b)	The Revolving Facility Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for the Revolving Facility.

6	Optional currencies

6.1	Selection of currency

A Borrower (or the Obligors’ Agent on behalf of a Borrower) shall select the currency of a Revolving Facility Loan in a Utilisation Request.

6.2	Unavailability of a currency

If before the Specified Time on any Quotation Day:

(a)	the Agent has received notice from a Lender that the Optional Currency requested is not readily available to it in the amount required; or

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(b)	a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it, the Agent will give notice to the relevant Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount, or in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

6.3	Agent’s calculations

Each Lender’s participation in a Loan will be determined in accordance with clause 5.4(b) (Lenders’ participation).

7	Repayment

7.1	Repayment of Term Facility Loan

The Parent shall repay the Term Facility Loan in instalments by repaying on each Term Facility Repayment Date an amount which reduces the Base Currency Amount of the outstanding Term Facility Loan by the amount set out opposite that Term Facility Repayment Date below:

Term Facility Repayment Date	Repayment Instalment
28 December 2017	$11,000,000
28 December 2018	$16,500,000
28 December 2019	$22,000,000
Termination Date	Outstanding Term Facility Loan

7.2	Repayment of Revolving Facility Loans

(a)	Subject to clause 7.2(b), each Borrower which has drawn a Revolving Facility Loan shall repay that Revolving Facility Loan on the last day of its Interest Period.

(b)	Without prejudice to each Borrower’s obligation under paragraph (a) above, if one or more Revolving Facility Loans are to be made available to a Borrower:

(i)	on the same day that a maturing Revolving Facility Loan is due to be repaid by that Borrower;

(ii)	in the same currency as the maturing Revolving Facility Loan (unless it arose as a result of the operation of clause 6.2 (Unavailability of a currency)); and

(iii)	for the purpose of refinancing the maturing Revolving Facility Loan,

the Agent will apply the new Revolving Facility Loans in or towards repayment of the maturing Revolving Facility Loan so that:

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(A)	if the amount of the maturing Revolving Facility Loan exceeds the aggregate amount of the new Revolving Facility Loans, the relevant Borrower will only be required to pay an amount in cash in the relevant currency equal to that excess; and

(B)	if the amount of the maturing Revolving Facility Loan is equal to or less than the aggregate amount of the new Revolving Facility Loans, the relevant Borrower will not be required to make any payment in cash.

7.3	Effect of cancellation and prepayment on scheduled repayments and reductions

(a)	If the Parent cancels the whole or any part of any Available Commitment in accordance with clause 8.7 (Right of repayment and cancellation in relation to a single Lender) or if the Available Commitment of any Lender is cancelled under clause 8.1 (Illegality) then in the case of the Term Facility Commitments, the amount of the Repayment Instalment for each Term Facility Repayment Date falling after that cancellation will reduce pro rata by the amount cancelled.

(b)	If the Parent cancels the whole or any part of any Available Commitment in accordance with clause 8.4 (Voluntary cancellation) or if the whole or part of any Commitment is cancelled pursuant to clause 5.5 (Cancellation of Commitment) then in the case of Term Facility Commitments, the amount of the Repayment Instalment for each Term Facility Repayment Date falling after that cancellation will reduce pro rata by the amount cancelled.

(c)	If any Term Facility Loan is repaid or prepaid in accordance with clause 8.7 (Right of repayment and cancellation in relation to a single Lender) or clause 8.1 (Illegality) then in the case of the Term Facility Loan, the amount of the Repayment Instalments for each Term Facility Repayment Date falling after that repayment or prepayment will reduce pro rata by the amount of the Term Facility Loan repaid or prepaid.

(d)	If any Term Facility Loan is prepaid in accordance with clause 8.6 (Voluntary prepayment of the Term Facility Loan) or clause 8.8 (Acquisition Proceeds) then in the case of the Term Facility, the amount of the Repayment Instalment for each Term Facility Repayment Date falling after that prepayment will reduce pro rata by the amount of the Term Facility Loan prepaid.

8	Prepayment and cancellation

8.1	Illegality

If, in any applicable jurisdiction, it becomes unlawful for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Loan:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Obligors’ Agent, the Available Commitment of that Lender will be immediately cancelled; and

(c)

to the extent that the Lender’s participation has not been transferred pursuant to clause 8.7(d), each Borrower shall repay that Lender’s participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring

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after the Agent has notified the Obligors’ Agent or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment(s) shall be cancelled in the amount of the participations repaid.

8.2	Change of control

(a)	If any person or group of persons acting in concert gains control of the Parent (a Change of Control):

(i)	the Parent shall promptly notify the Agent upon becoming aware of that event;

(ii)	a Lender shall not be obliged to fund a Utilisation (except for a Rollover Loan);

(iii)	if the Parent so requires, the Parties shall enter into good faith consultations with a view to determining whether and on what terms the Facilities can continue to remain outstanding and be provided;

(iv)	if no agreement between the Lenders and the Parent is reached within 30 days of the Change of Control occurring as to the terms on which the Facilities can continue to remain outstanding and be provided and if a Lender so requires, the Agent shall cancel that Lender’s Commitment under the Facilities and declare that Lender’s participation in the outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents owing to that Lender immediately due and payable, whereupon that Lender’s Commitment under the Facilities will be cancelled and all such outstanding amounts owing to that Lender will become immediately due and payable.

(b)	For the purpose of paragraph (a) above control means:

(i)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)	cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of the Parent;

(B)	appoint or remove all, or the majority, of the directors or other equivalent officers of the Parent; or

(C)	give directions with respect to the operating and financial policies of the Parent which the directors or other equivalent officers of the Parent are obliged to comply with; or

(ii)	the holding of more than one-half of the issued share capital of the Parent (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

(c)	For the purpose of paragraph (a) above acting in concert means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition by any of them, either directly or indirectly, of shares in the Parent, to obtain or consolidate control of the Parent.

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8.3	Disposals

Upon the occurrence of the disposal of all or substantially all of the assets of the Group (whether in a single transaction or a series of related transactions) all of the Total Commitments shall immediately be cancelled and all outstanding Loans, together with all accrued interest and all other amounts accrued or outstanding under each Facility shall become immediately due and payable.

8.4	Voluntary cancellation

The Parent may, if it gives the Agent not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of $5,000,000 and in integral multiples of $2,500,000) of an Available Facility without premium or penalty. Any cancellation under this clause shall reduce the Commitments of the Lenders rateably under that Facility.

8.5	Voluntary prepayment of Revolving Facility Loans

The Borrower to which a Revolving Facility Loan has been made may, if it gives the Agent not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Revolving Facility Loan (but if in part, being an amount that reduces the Base Currency Amount of that Revolving Facility Loan by a minimum amount of $1,000,000 and in integral multiples of $500,000).

8.6	Voluntary prepayment of the Term Facility Loan

(a)	The Parent may, if it gives the Agent not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of the Term Facility Loan (but, if in part, being an amount that reduces the Base Currency Amount of the Term Facility Loan by a minimum amount of $1,000,000 and in integral multiples of $500,000).

(b)	The Term Facility Loan may only be prepaid after the last day of the Availability Period for the Term Facility (or, if earlier, the day on which the Available Facility is zero).

8.7	Right of repayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under clause 13.2(c) (Tax gross-up); or

(ii)	any Lender claims indemnification from the Obligors’ Agent under clause 13.3 (Tax indemnity) or clause 14.1 (Increased costs),

the Parent may, whilst (in the case of clause 8.7(a)(i) and 8.7(a)(ii)) the circumstance giving rise to the requirement or indemnification continues give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans.

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(b)	On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)	On the last day of each Interest Period which ends after the Parent has given notice under paragraph (a) above (or, if earlier, the date specified by the Parent in that notice), each Borrower to which a Loan is outstanding shall repay that Lender’s participation in that Loan.

(d)	If:

(i)	any of the circumstances set out in clause 8.7(a) apply to a Lender; or

(ii)	an Obligor becomes obliged to pay any amount in accordance with clause 8.1 to any Lender,

the Parent may on 10 Business Days’ prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to clause 24 (Changes to the Finance Parties) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity selected by the Parent which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with clause 24 (Changes to the Finance Parties) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)	The replacement of a Lender pursuant to clause 8.7(d) shall be subject to the following conditions:

(i)	the Parent shall have no right to replace the Agent;

(ii)	neither the Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)	in no event shall the Lender replaced under clause 8.7(d) be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)	the Lender shall only be obliged to transfer its rights and obligations pursuant to clause 8.7(d) once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(f)	A Lender shall perform the checks described in clause 8.7(e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in clause 8.7(d) above and shall notify the Agent and the Parent when it is satisfied that it has complied with those checks.

8.8	Acquisition Proceeds

(a)	For the purposes of this clause 8.8:

Acquisition Proceeds means the proceeds of a claim (Recovery Claim) against the Jazz Vendor or any of its Affiliates (or any employee, officer or adviser) in relation to the Jazz Acquisition Documents or against the provider of any Jazz Report (in its capacity as a provider of that Jazz Report) except for:

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(i)	a Recovery Claim the proceeds of which do not, when aggregated with the proceeds of all other Recovery Claims (excluding Excluded Acquisition Proceeds) exceed £1,000,000 (or its equivalent in other currencies) during the term of this Agreement and

(ii)	Excluded Acquisition Proceeds

and after deducting:

(A)	any reasonable expenses which are incurred by any member of the Group to persons who are not members of the Group and

(B)	any Tax incurred and required to be paid by a member of the Group (as reasonably determined by the relevant member of the Group on the basis of existing rates and taking into account any available credit, deduction or allowance)

in each case in relation to that Recovery Claim

Excluded Acquisition Proceeds means any proceeds of a Recovery Claim which the Obligors’ Agent notifies the Agent are, or are to be, applied:

(i)	in payment of amounts payable to the Jazz Vendor pursuant to the Jazz Acquisition Agreement by way of adjustment to the purchase price in respect of the Jazz Acquisition (except to the extent relating to a working capital adjustment)

(ii)	to satisfy (or reimburse a member of the Group which has discharged) any liability, charge or claim upon a member of the Group by a person which is not a member of the Group or

(iii)	in the replacement, reinstatement and/or repair of assets of members of the Group which have been lost, destroyed or damaged in each case as a result of the events or circumstances giving rise to that Recovery Claim, if those proceeds are so applied as soon as possible (but in any event within 90 days, or such longer period as the Majority Lenders may agree) after receipt

(b)	The Parent shall ensure that the Borrowers prepay the Loans, and cancel Term Facility Commitments, in amounts equal to the amount of the Acquisition Proceeds at the times and in the order of application contemplated by clause 8.8(c).

(c)	A prepayment of Loans or cancellation of Term Facility Commitments made under clause 8.8(b) shall be applied in the following order:

(i)	first, in prepayment of the Term Facility Loan as contemplated in clause 8.8(d) to clause 8.8(g) (inclusive); and

(ii)	secondly, in prepayment of Revolving Facility Loans on a pro rata basis.

(d)	Unless the Parent makes an election under clause 8.7(f), the Borrowers shall prepay the Loans promptly upon receipt of the Acquisition Proceeds.

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(e)	A prepayment under clause 8.7 shall prepay the Term Facility Loan by reducing the relevant Repayment Instalment for each Term Facility Repayment Date falling after the date of prepayment in the manner contemplated by clause 7.3(d) (Effect of cancellation and prepayment on scheduled repayments and reductions).

(f)	Subject to clause 8.8(g), the Parent may elect that any prepayment under clause 8.7 be applied in prepayment of the Term Facility Loan on the last day of the Interest Period relating to that Loan. If the Parent makes that election then a proportion of the Loan equal to the amount of the relevant prepayment will be due and payable on the last day of its Interest Period.

(g)	If the Parent has made an election under clause 8.8(f) but a Default has occurred and is continuing, that election shall no longer apply and a proportion of the Loan in respect of which the election was made equal to the amount of the relevant prepayment shall be immediately due and payable (unless the Majority Lenders otherwise agree in writing).

(h)	Where Excluded Acquisition Proceeds include amounts which are intended to be used for a specific purpose within a specified period (as set out in the definition of Excluded Acquisition Proceeds, the Parent shall ensure that those amounts are used for that purpose and, if requested to do so by the Agent, shall promptly deliver a certificate to the Agent at the time of such application and at the end of such period confirming the amount (if any) which has been so applied within the requisite time periods provided for in the relevant definition.

8.9	Term Facility

If the Jazz Closing Date has not occurred on or before 30 December 2016 (or such later date as may be approved by the Lenders in writing), the Borrower shall immediately prepay the Term Facility Loan together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

8.10	Restrictions

(a)	Any notice of cancellation or prepayment given by any Party under this clause 8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	No Borrower may reborrow any part of a Term Facility which is prepaid.

(d)	Unless a contrary indication appears in this Agreement, any part of the Revolving Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

(e)	The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(f)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

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(g)	If the Agent receives a notice under this clause 8 it shall promptly forward a copy of that notice to either the Parent or the affected Lender, as appropriate.

(h)	If all or part of any Lender’s participation in a Loan under a Facility is repaid or prepaid and is not available for redrawing (other than by operation of clause 4.2 (Further conditions precedent)), an amount of that Lender’s Commitment (equal to the Base Currency Amount of the amount of the participation which is repaid or prepaid) in respect of that Facility will be deemed to be cancelled on the date of repayment or prepayment.

(i)	Any prepayment of a Loan (other than a prepayment pursuant to clause 8.1 (Illegality) or clause 8.7 (Right of repayment and cancellation in relation to a single Lender)) shall be applied pro rata to each Lender’s participation in that Loan.

9	Interest

9.1	Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	in the case of a Loan:

(i)	(other than a Loan in euro), LIBOR; and

(ii)	in euro, EURIBOR.

9.2	Payment of interest

The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period).

9.3	Margin adjustments

(a)	In this clause:

Total Net Debt and EBITDA have the meanings given to them in clause 21.1 (Financial definitions).

(b)	The initial Margin for Revolving Facility Loans is 1.70% per annum and the initial Margin for the Term Facility Loan is 1.70% per annum.

(c)	The Margin will be calculated by reference to the table below and the information set out in the relevant Compliance Certificate:

Column 1—Ratio of Total Net Debt to EBITDA	Column 2 - Margin (% per annum)
Greater than 2.50:1	2.45
Less than or equal to 2.50:1 and greater than 2.00:1	1.95
Less than or equal to 2.00:1 and greater than 1.5:1	1.70
Less than or equal to 1.5:1 and greater than 1:1	1.45
Less than or equal to 1:1	1.20

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(d)	Any change in the Margin will, subject to paragraphs (e) and (f) below, apply to each Loan on the date that is five Business Days after the date of receipt by the Agent of the relevant Compliance Certificate or, if the relevant Compliance Certificate is not delivered on time, on the last date on which that Compliance Certificate should have been delivered in accordance with this Agreement.

(e)	For so long as, an Event of Default is outstanding or a Compliance Certificate relating to financial statements for a Relevant Period has not been delivered by the Parent within the applicable period and remains outstanding, the Margin will be the highest applicable rate, being 2.45% per annum.

(f)	If the Margin has been calculated on the basis of a Compliance Certificate but would have been higher if it had been based on the subsequent financial statements of the Group the Margin will instead be calculated by reference to the subsequent financial statements of the Group. If, in this event, any amount of interest has been paid by a Borrower on the basis of the Compliance Certificate, that Borrower must immediately on demand pay to the Agent any shortfall in the amount which would have been paid to the Lenders if the Margin had been calculated by reference to the subsequent financial statements.

9.4	Default interest

(a)	If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment), subject to paragraph (b) below, at a rate 1% higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this clause 9.4 shall be immediately payable by the Obligor on demand by the Agent (acting on the instructions of the Majority Lenders).

(b)	If any overdue amount consists of all or a part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)	the rate of interest applying to the overdue amount during that first Interest Period shall be the sum of 1% and the rate which would have applied if the overdue amount had not become due.

(c)	Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

9.5	Notification of rates of interest

(a)	The Agent shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

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(b)	The Agent shall promptly notify the relevant Borrower of each Funding Rate relating to a Loan.

9.6	Minimum interest

(a)	The rates of interest provided for in this Agreement, including, without limitation this clause 9, are minimum interest rates.

(b)	When entering into this Agreement, the Parties have assumed that the interest payable at the rates set out in this clause 9 or in other clauses of this Agreement is not and will not become subject to Swiss Withholding Tax. Notwithstanding that the Parties do not anticipate that any payment of interest will be subject to Swiss Withholding Tax, they agree that, in the event that Swiss Withholding Tax should be imposed on interest payments by a Swiss Obligor and if a gross-up payment under clause 13.2 (Tax gross-up) is unenforceable for any reason (where such payment would otherwise be required by the terms of clause 13.2 (Tax gross-up)), then the payment of interest due by such Swiss Obligor shall be increased to an amount which (after making any deduction of the Non-refundable Portion (as defined below) of Swiss Withholding Tax) results in a payment to each Lender entitled to such payment of an amount equal to the payment which would have been due had no deduction of Swiss Withholding Tax been required. For this purpose, the Swiss Withholding Tax shall be calculated on the full grossed-up interest amount.

(c)	For the purposes of this clause 9.6, Non-refundable Portion of Swiss Withholding Tax shall mean Swiss Withholding Tax at the standard rate (being, as at the date hereof, 35%) unless a tax ruling issued by the Swiss Federal Tax Administration confirms that, in relation to a specific Lender based on an applicable double tax treaty, the non-refundable portion is a specified lower rate in which case such lower rate shall be applied in relation to such Lender.

(d)	If requested by a Lender, the relevant Swiss Obligor shall provide to the Agent the documents required by law or applicable double taxation treaties for the Lenders to prepare claims for the refund of any Swiss Withholding Tax so deducted.

10	Interest Periods

10.1	Selection of Interest Periods

(a)	A Borrower (or the Obligors’ Agent on behalf of a Borrower) must select the Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan is the Term Facility Loan and has already been borrowed) in a Selection Notice.

(b)	Each Selection Notice for the Term Facility Loan is irrevocable and must be delivered to the Agent by the Parent (or the Obligors’ Agent on the Parent’s behalf) not later than the Specified Time.

(c)	If the Parent (or the Obligors’ Agent on the Parent’s behalf) fails to deliver a Selection Notice to the Agent in accordance with clause 10.1(b), the relevant Interest Period will be 3 Months.

(d)	Subject to this clause 10, a Borrower (or the Obligors’ Agent) may select an Interest Period of one, three or six Months or any other period agreed between the Obligors’ Agent and the Agent (acting on the instructions of all the Lenders).

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(e)	An Interest Period for a Loan shall not extend beyond the Termination Date.

(f)	A Revolving Facility Loan has one Interest Period only.

(g)	Each Interest Period for the Term Facility Loan shall start on the Utilisation Date for the Term Facility or (if already made) on the last day of its preceding Interest Period.

10.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11	Changes to the calculation of interest

11.1	Unavailability of Screen Rate

(a)	Interpolated Screen Rate: If no Screen Rate is available for LIBOR or, if applicable, EURIBOR for the Interest Period of a Loan, the applicable LIBOR or EURIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan.

(b)	Reference Bank Rate / Cost of funds: If no Screen Rate is available for LIBOR or, if applicable, EURIBOR for:

(i)	the currency of a Loan; or

(ii)	the Interest Period of a Loan and it is not possible to calculate the Interpolated Screen Rate,

the applicable LIBOR or EURIBOR shall be the Reference Bank Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan.

(c)	Cost of funds: If clause 11.1(b) applies but no Reference Bank Rate is available for the relevant currency or Interest Period there shall be no LIBOR or EURIBOR for that Loan and clause 11.4 shall apply to that Loan for that Interest Period.

11.2	Calculation of Reference Bank Rate

(a)	Subject to clause 11.2(b), if LIBOR or EURIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

(b)	If at or about noon on the Quotation Day none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.

11.3	Market disruption

If before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35% of that Loan) that the cost to it of funding its participation in that Loan from the wholesale market for the relevant currency would be in excess of LIBOR or, if applicable, EURIBOR then clause 11.4 shall apply to that Loan for the relevant Interest Period.

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11.4	Cost of funds

(a)	If this clause 11.4 applies, the rate of interest on the relevant Lender’s share of the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)	the rate notified to the Agent by that Lender as soon as practicable and in any event within 2 Business Days of the first day of that Interest Period (or, if earlier, on the date falling 5 Business Days before the date on which interest is due to be paid in respect of that Interest Period) to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)	If this clause 11.4 applies and the Agent or the Parent so requires, the Agent and the Parent shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to clause 11.4(b) shall, with the prior consent of all the Lenders and the Parent, be binding on all Parties.

(d)	If this clause 11.4 applies pursuant to clause 11.3 (Market disruption) and:

(i)	a Lender’s Funding Rate is less than LIBOR or, in relation to any Loan in euro, EURIBOR; or

(ii)	a Lender does not supply a quotation by the time specified in clause 11.4(a)(ii),

the cost to that Lender of funding its participation in that Loan for that Interest Period shall be deemed, for the purposes of clause 11.4(a), to be LIBOR or, in relation to a Loan in euro, EURIBOR.

11.5	Notification to Parent

If clause 11.4 applies the Agent shall, as soon as is practicable, notify the Parent.

11.6	Break Costs

(a)	Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount and basis of calculation of its Break Costs for any Interest Period in which they accrue.

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12	Fees

12.1	Commitment fee

(a)	The Borrowers must pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at:

(i)	the percentage rate per annum equal to 35% of the Margin applicable on that Lender’s Available Commitment under the Term Facility from and including the Third Restatement Date for the remainder of the Availability Period applicable to the Term Facility; and

(ii)	the percentage rate per annum equal to 35% of the Margin applicable on that Lender’s Available Commitment under the Revolving Facility for the Availability Period applicable to the Revolving Facility.

(b)	The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the relevant Availability Period, on the last day of the relevant Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

12.2	Arrangement fee

The Borrowers shall pay to the Arranger an arrangement fee in the amount and at the time agreed in a Fee Letter.

12.3	Agency fees

The Borrowers shall pay to the Agent (for its own account) an agency fee and to the Security Agent (for its own account) a security agency fee in the amounts and at the times agreed in a Fee Letter.

12.4	Document Co-ordination Fee

The Borrowers shall pay to the Document Co-ordinator (for its own account) a document coordinator fee in the amount and at the time agreed in a Fee Letter.

13	Tax gross up and indemnities

13.1	Definitions

(a)	In this Agreement:

Borrower DTTP Filing means an HM Revenue & Customs’ Form DTTP2 duly completed and filed by the relevant Borrower, which:

(i)	where it relates to a Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name in part 2 (The Original Lenders) of schedule 1 and

(A)	where the Borrower is an Original Borrower, is filed with HM Revenue & Customs within 30 days of the date of this Agreement or

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(B)	where the Borrower is an Additional Borrower, is filed with HM Revenue & Customs within 30 days of the date on which that Borrower becomes an Additional Borrower or

(ii)	where it relates to a Treaty Lender that is a New Lender or an Increase Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the relevant Transfer Certificate or Assignment Agreement or Increase Confirmation, and

(A)	where the Borrower is a Borrower as at the relevant Transfer Date (or date on which the increase in Commitments described in the relevant Increase Confirmation takes effect), is filed with HM Revenue & Customs within 30 days of that Transfer Date (or date on which the increase in Commitments described in the relevant Increase Confirmation takes effect) or

(B)	where the Borrower is not a Borrower as at the relevant Transfer Date (or date on which the increase in Commitments described in the relevant Increase Confirmation takes effect), is filed with HM Revenue & Customs within 30 days of the date on which that Borrower becomes an Additional Borrower

Protected Party means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document

Qualifying Lender means:

(i)	in respect of a payment made by an Obligor incorporated in the United Kingdom, a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(A)	a Lender:

1)	which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA or

2)	in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or a Lender which is:

(B)	a Lender which is:

1)	a company resident in the United Kingdom for United Kingdom tax purposes

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2)	a partnership each member of which is:

a)	a company so resident in the United Kingdom or

b)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA

3)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company or

(C)	a Treaty Lender or

(ii)	in respect of a payment that is treated under the Internal Revenue Code as U.S. source interest in connection with this Agreement, a Lender which is:

(A)	a U.S. person within the meaning of section 7701(a)(30) of the Internal Revenue Code, provided such Lender timely has delivered to the Agent for transmission to the Obligor making such payment two original copies of IRS Form W-9 (or any successor form) either directly or under cover of IRS Form W-8IMY (or any successor form) certifying its status as a “U.S. person”;

(B)	a Treaty Lender with respect to the United States of America that is entitled to receive payments under the Finance Documents without deduction or withholding of any U.S. federal income Taxes, provided such Lender timely has delivered to the Agent for transmission to the Obligor making such payment two original copies of IRS Form W-8BEN-E (or any successor form) either directly or under cover of IRS Form W-8IMY (or any successor form) certifying its entitlement to receive such payments without any such deduction or withholding under a double taxation treaty;

(C)

entitled to receive such payments without deduction or withholding of any U.S. federal income Taxes under the “portfolio interest” exemption under section 881(c) of the Internal Revenue Code, provided such Lender timely has delivered to the Agent for transmission to the Obligor making such payment two original copies of IRS Form W-8BEN-E (or any successor form), as applicable, either directly or under cover of IRS Form W-8IMY (or any successor form) claiming exemption from withholding in respect of such payments under the portfolio interest exemption, along with a statement validly certifying that such Lender (A) is not a “bank” for purposes of section 881(c)(3)(A) of the Internal Revenue Code, (B) is not a “10 percent shareholder” of the relevant Obligor within the

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meaning of section 881(c)(3)(B) of the Internal Revenue Code and (C) is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code with respect to which the relevant Obligor is a “United States shareholder”; or

(D)	otherwise entitled to receive payments under the Finance Documents without deduction or withholding of any U.S. federal income Taxes either as a result of such payments being effectively connected with the conduct by such Lender of a trade or business within the U.S. or under another applicable exemption, provided such Lender timely has delivered to the Agent for transmission to the Obligor making such payment two original copies of either (1) IRS Form W 8ECI (or any successor form) either directly or under cover of IRS Form W-8IMY (or any successor form) certifying that the payments made pursuant to the Finance Documents are effectively connected with the conduct by that Lender of a trade or business within the U.S. or (2) such other applicable form prescribed by the IRS certifying as to such Lender’s entitlement to exemption from U.S. withholding tax with respect to all payments to be made to such Lender under the Finance Documents, provided, however, that no Lender shall cease to be a Qualifying Lender under this paragraph (ii) by reason or any deduction or withholding that is imposed under FATCA; or

(iii)	in respect of a payment by an Obligor incorporated other than in the United Kingdom or the United States of America, any Lender.

Tax Confirmation means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(i)	a company resident in the United Kingdom for United Kingdom tax purposes

(ii)	a partnership each member of which is:

(A)	a company so resident in the United Kingdom or

(B)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA or

(iii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company

Tax Credit means a credit against, relief or remission for, or repayment of any Tax

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Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction

Tax Payment means either the increase in a payment made by an Obligor to a Finance Party under clause 13.2 or a payment under clause 13.3

Treaty Lender means, in respect of a jurisdiction, a Lender entitled under the provisions of a double taxation treaty to receive payments of interest from a person resident in such jurisdiction without a Tax Deduction (subject to the completion of any necessary procedural formalities)

Treaty State means a jurisdiction having a double taxation agreement (Treaty) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest

UK Non-Bank Lender means where a Lender becomes a Party after the day on which this Agreement is entered into, a Lender which gives a Tax Confirmation in the Assignment Agreement or Transfer Certificate which it executes on becoming a Party.

(b)	Unless a contrary indication appears, in this clause 13 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

13.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it under any Finance Document without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	The Obligors’ Agent shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Obligors’ Agent and that Obligor.

(c)	If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	A payment shall not be increased under clause 13.2(c) by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:

(i)	the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority;

(ii)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of Qualifying Lender; and:

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(A)	an officer of HM Revenue & Customs has given (and not revoked) a direction (Direction) under section 931 of the ITA which relates to the payment and that Lender has received from the Obligor making the payment or from the Obligors’ Agent a certified copy of that Direction; and

(B)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made;

(iii)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of Qualifying Lender and:

(A)	the relevant Lender has not given a Tax Confirmation to the Obligors’ Agent; and

(B)	the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Obligors’ Agent, on the basis that the Tax Confirmation would have enabled the Obligors’ Agent to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(iv)	the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under clause 13.2(h) or 13.2(i) as applicable.

(e)	A payment shall not be increased under clause 13.2(c) by reason of a Tax Deduction on account of U.S. federal income Tax, if on the date on which the payment falls due the payment could have been made to the relevant Lender without such Tax Deduction if the Lender had been a Qualifying Lender described in paragraph (ii) of the definition of Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender described in paragraph (ii) of the definition of Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or treaty or any published practice or published concession of any relevant taxing authority.

(f)	If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(g)	Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(h)

(i)	Subject to clause 13.2(h)(ii), a Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate as soon as reasonably practicable in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

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(ii)

(A)	A Treaty Lender which becomes a Party on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in part 2 (The Original Lenders) of schedule 1; and

(B)	a New Lender or a New Commitments Lender that is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the Transfer Certificate or Assignment Agreement or Increase Confirmation which it executes, and, having done so, that Lender shall be under no obligation pursuant to clause 13.2(h)(i).

(i)	If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with clause 13.2(h)(ii) and:

(i)	a Borrower making a payment to that Lender has not made a Borrower DTTP Filing in respect of that Lender; or

(ii)	a Borrower making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but:

(A)	that Borrower DTTP Filing has been rejected by HM Revenue & Customs; or

(B)	HM Revenue & Customs has not given the Borrower authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing,

and in each case, the Borrower has notified that Lender in writing, that Lender and the Borrower shall co-operate in completing any additional procedural formalities necessary for that Borrower to obtain authorisation to make that payment without a Tax Deduction.

(j)	If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with clause 13.2(h)(ii), no Obligor shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment or its participation in any Loan unless the Lender otherwise agrees.

(k)	A Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Agent for delivery to the relevant Lender.

(l)	A UK Non-Bank Lender which becomes a Party on the day on which this Agreement is entered into gives a Tax Confirmation to the Obligors’ Agent by entering into this Agreement.

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(m)	A UK Non-Bank Lender shall promptly notify the Obligors’ Agent and the Agent if there is any change in the position from that set out in the Tax Confirmation.

13.3	Tax indemnity

(a)	The Obligors’ Agent shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in connection with any Finance Document or the transactions occurring under such Finance Document.

(b)	Clause 13.3(a) shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)	under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under clause 13.2;

(B)	would have been compensated for by an increased payment under clause 13.2 but was not so compensated solely because one of the exclusions in clause 13.2(d) or 13.2(e) applied; or

(C)	relates to a FATCA Deduction required to be made by a Party.

(c)	A Protected Party making, or intending to make a claim under clause 13.3(a) shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Obligors’ Agent.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this clause 13.3, notify the Agent.

13.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

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the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

13.5	Lender status confirmation

Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Transfer Certificate or Assignment Agreement or Increase Confirmation which it executes on becoming a Party, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in:

(a)	not a Qualifying Lender;

(b)	a Qualifying Lender (other than a Treaty Lender); or

(c)	a Treaty Lender.

If a New Lender or a New Commitments Lender fails to indicate its status in accordance with this clause 13.5 then such New Lender or New Commitments Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Obligors’ Agent). For the avoidance of doubt, a Transfer Certificate or Assignment Agreement or Increase Confirmation shall not be invalidated by any failure of a Lender to comply with this clause 13.5.

13.6	Stamp taxes

The Obligors’ Agent shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all notarial fees, stamp duty, registration, excise and other similar Taxes payable in respect of any Finance Document or the transactions occurring under any of them or any Transaction Security.

13.7	VAT

(a)	All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply and, accordingly, subject to clause 13.7(b), if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)	If VAT is or becomes chargeable on any supply made by any Finance Party (Supplier) to any other Finance Party (Recipient) under a Finance Document, and any Party other than the Recipient (Relevant Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

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(i)	(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)	(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)	Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)	Any reference in this clause 13.7 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994).

(e)	In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

13.8	FATCA Information

(a)	Subject to clause 13.8(c), each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)	supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA.

(b)	If a Party confirms to another Party pursuant to clause 13.8(a)(i) that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

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(c)	Clause 13.8(a) shall not oblige any Finance Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with clause 13.8(a) (including, for the avoidance of doubt, where clause 13.8(c) applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)	If a Borrower is a U.S. Tax Obligor or the Agent reasonably believes that its obligations under FATCA require it, each Lender shall, within ten Business Days of:

(i)	where an Original Borrower is a U.S. Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

(ii)	where a Borrower is a U.S. Tax Obligor on a Transfer Date or on the effective date of an Increase Confirmation and the relevant Lender is:

(A)	a New Lender, the relevant Transfer Date; or

(B)	an Accordion Lender which was not previously a Party, the effective date of the applicable Increase Confirmation;

(iii)	the date a new U.S. Tax Obligor accedes as a Borrower; or

(iv)	where a Borrower is not a U.S. Tax Obligor, the date of a request from the Agent,

supply to the Agent:

(A)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

(B)	any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA.

(f)	The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to clause 13.8(e) to the relevant Borrower.

(g)	If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to clause 13.8(e) is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Borrower.

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(h)	The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to clause 13.8(e) or 13.8(g) without further verification. The Agent shall not be liable for any action taken by it under or in connection with clauses 13.8(e), 13.8(f) or 13.8(g).

13.9	FATCA Deduction

(a)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Parent and the Agent and the Agent shall notify the other Finance Parties.

14	Increased costs

14.1	Increased costs

(a)	Subject to clause 14.3 the Obligors’ Agent shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation or application of) any law or regulation;

(ii)	compliance with any law or regulation; or

(iii)	the implementation or application of, or compliance with, Basel III or CRD IV or any other law or regulation which implements Basel III or CRD IV (whether such implementation, application or compliance is by a government, regulator, the Lender or any of its Affiliates).

made after the date of this Agreement, provided that the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives (thereunder or issued in connection therewith or in implementation thereof) shall, in each case, be deemed to be a change in law after the date of this Agreement, regardless of the date enacted, adopted, issued or implemented.

(b)	In this Agreement Increased Costs means:

(i)	a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

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which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

14.2	Increased cost claims

(a)	A Finance Party intending to make a claim pursuant to clause 14.1 shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Obligors’ Agent.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount and basis of calculation of its Increased Costs.

14.3	Exceptions

(a)	clause 14.1 does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	compensated for by clause 13.3 (Tax indemnity) (or would have been compensated for under clause 13.3 (Tax indemnity) but was not so compensated solely because an exclusion in clause 13.3(b) (Tax indemnity) applied);

(iii)	attributable to a FATCA Deduction required to be made by a Party;

(iv)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation or the gross negligence of the relevant Finance Party or its Affiliates; or

(v)	attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (Basel II) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, the Lender or any of its Affiliates).

(b)	In this clause 14.3:

(i)	a reference to a Tax Deduction has the same meaning given to the term in clause 13.1 (Definitions); and

(ii)	Basel III means:

(A)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

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(B)	the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.”

15	Other indemnities

15.1	Currency indemnity

(a)	If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; and/or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2	Other indemnities

(a)	The Borrowers shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Lender against any cost, loss or liability incurred by that Finance Party as a result of:

(i)	the occurrence of any Event of Default;

(ii)	a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of clause 28 (Sharing among the Finance Parties);

(iii)	funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(iv)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Obligors’ Agent.

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(b)	The Borrowers shall (or shall procure that an Obligor will) promptly indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate, against any cost, loss or liability incurred by that Finance Party or its Affiliate (or officer or employee of that Finance Party or Affiliate) in connection with or arising out of the Jazz Acquisition or the funding of the Jazz Acquisition (including but not limited to those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning the Jazz Acquisition), unless such loss or liability is caused by the gross negligence or wilful misconduct of that Finance Party or its Affiliate (or employee or officer of that Finance Party or Affiliate). Any Affiliate or any officer or employee of a Finance Party or its Affiliate may rely on this clause 15.2.

15.3	Indemnity to the Agent

The Borrowers shall promptly indemnify the Agent against:

(a)	any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(i)	investigating any event which it reasonably believes is a Default;

(ii)	entering into or performing any foreign exchange contract for the purposes of clause 6 (Optional currencies);

(iii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(iv)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and

(b)	any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to clause 29.11 (Disruption to Payment Systems etc) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents.

15.4	Indemnity to the Security Agent

(a)	Each Obligor jointly and severally shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

(i)	any failure by the Parent to comply with its obligations under clause 17 (Costs and expenses);

(ii)	acting or relying on any notice, request or instruction which is reasonably believes to be genuine, correct and appropriately authorised;

(iii)	the taking, holding, protection or enforcement of the Transaction Security;

(iv)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

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(v)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or

(vi)	acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Charged Property (otherwise, in each case, than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct).

(b)	The Security Agent and any Receiver and Delegate may, in priority to any payment to the Finance Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this clause 15.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it.

15.5	Limitation on indemnities

Nothing in this clause 15 shall require any Borrower or other Obligor to pay any amount to any Finance Party or to undertake any obligation or liability to pay such amount, if the payment (or undertaking of any obligation or liability to make such payment) would cause or result in any “deemed dividend” to any U.S. Obligor or U.S. Bilateral Borrower pursuant to the Internal Revenue Code and the regulations promulgated and the judicial and administrative decisions rendered under it.

16	Mitigation by the Lenders

16.1	Mitigation

(a)	Each Finance Party shall, in consultation with the Obligors’ Agent, take all reasonable steps to mitigate any circumstances which arise and which would result in any Facility ceasing to be available or any amount becoming payable under, or cancelled pursuant to, any of clause 8.1 (Illegality), clause 13 (Tax gross up and indemnities) or clause 14 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

16.2	Limitation of liability

(a)	The Borrowers shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under clause 16.1.

(b)	A Finance Party is not obliged to take any steps under clause 16.1 if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

(c)	Neither the Agent, the Security Agent, the Arranger, nor any Lender shall have any liability with respect to, and the Obligors hereby waive, release and agree not to sue for, any special, indirect, consequential or punitive damages suffered by the Obligors in connection with, arising out of or in any way related to the Finance Documents or the transactions contemplated thereby.

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17	Costs and expenses

17.1	Transaction expenses

The Borrowers shall promptly on demand pay the Agent, the Security Agent and the Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with:

(a)	the negotiation, preparation, printing and execution of this Agreement and any Finance Document;

(b)	any other Finance Documents executed after the date of this Agreement;

(c)	the completion of the transactions and perfection of the Transaction Security contemplated in the Finance Documents; and

(d)	the release of any Transaction Security.

17.2	Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to clause 29.10 (Change of currency), the Obligors’ Agent shall, within three Business Days of demand, reimburse the Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent and the Security Agent in responding to, evaluating, negotiating or complying with that request or requirement.

17.3	Enforcement costs

The Obligors’ Agent shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document or the Transaction Security and the Security Agent may, in priority to any payment to the Finance Parties, indemnify itself out of the Charged Property in respect of (and pay and retain) all sums necessary to give effect to this clause.

18	Guarantee and indemnity

18.1	Guarantee and indemnity

(a)	Each Guarantor (other than a U.S. Guarantor) irrevocably and unconditionally, jointly and severally:

(i)	guarantees to each Finance Party punctual performance by each Borrower (other than a U.S. Borrower) of all that Borrower’s obligations under the Finance Documents;

(ii)	undertakes with each Finance Party that whenever a Borrower (other than a U.S. Borrower) does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(iii)

indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it under this clause 18.1(a) is or becomes unenforceable, invalid or illegal.

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The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

(b)	Each U.S. Guarantor irrevocably and unconditionally, jointly and severally:

(i)	guarantees to each Finance Party punctual performance by each Borrower of all that Borrower’s obligations under the Finance Documents;

(ii)	undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that U.S. Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(iii)	indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it under this clause 18.1(b) is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

(c)	Each U.S. Guarantor irrevocably and unconditionally, jointly and severally:

(i)	guarantees to each Finance Party punctual performance by each Bilateral Borrower (other than a Borrower) of all that Bilateral Borrower’s obligations under the Finance Documents;

(ii)	undertakes with each Finance Party that whenever a Bilateral Borrower (other than a Borrower) does not pay any amount when due under or in connection with any Finance Document, that U.S. Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(iii)	indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it under this clause 18.1(c) is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

(d)	Each Guarantor which is not a U.S. Guarantor irrevocably and unconditionally, jointly and severally:

(i)	guarantees to each Finance Party punctual performance by each Bilateral Borrower that is not a Borrower or a U.S. Borrower or a U.S. Bilateral Borrower of all that Bilateral Borrower’s obligations under the Finance Documents;

(ii)	undertakes with each Finance Party that whenever a Bilateral Borrower that is not a Borrower or a U.S. Borrower or a U.S. Bilateral Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(iii)

indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it under this clause 18.1(d) is or becomes unenforceable, invalid or illegal.

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The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

18.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor or Bilateral Borrower (other than an Obligor) under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3	Reinstatement

If any payment by an Obligor or Bilateral Borrower (other than an Obligor) or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or Bilateral Borrower (other than an Obligor) or any security for those obligations or otherwise) is avoided or must be restored in insolvency, liquidation, administration, judicial management or otherwise, without limitation, then:

(a)	the liability of each Obligor and Bilateral Borrower (other than an Obligor) shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)	each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor and Bilateral Borrower (other than an Obligor), as if the payment, discharge, avoidance or reduction had not occurred.

18.4	Waiver of defences

The obligations of each Guarantor under this clause 18 will not be affected by an act, omission, matter or thing which, but for this clause, would reduce, release or prejudice any of its obligations under this clause 18 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor, any Bilateral Borrower (other than an Obligor) or other person;

(b)	the release of any other Obligor, any Bilateral Borrower (other than an Obligor) or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor, any Bilateral Borrower (other than an Obligor) or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor, a Bilateral Borrower (other than an Obligor) or any other person;

(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or any other document or security;

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(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

18.5	Guarantor Intent

Without prejudice to the generality of clause 18.4, each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

18.6	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this clause 18. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

18.7	Appropriations

Until all amounts which may be or become payable by the Obligors and the Bilateral Borrowers (other than Obligors) under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may while a Default is continuing:

(a)	refrain from applying or enforcing any other monies, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account (bearing interest at an appropriate market rate) any monies received from any Guarantor or on account of any Guarantor’s liability under this clause 18.

18.8	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors and the Bilateral Borrowers (other than Obligors) under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this clause 18:

(a)	to be indemnified by an Obligor or a Bilateral Borrower (other than an Obligor);

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(b)	to claim any contribution from any other guarantor of any obligations of an Obligor or a Bilateral Borrower (other than an Obligor) under the Finance Documents;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

(d)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under clause 18.1;

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Borrower or Bilateral Borrower (as the case may be) under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with clause 29 (Payment mechanics) of this Agreement.

18.9	Release of Guarantors’ right of contribution

If any Guarantor (a Retiring Guarantor) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)	that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)	each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

18.10	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

18.11	Specific limitations for Swiss Guarantors

(a)

Notwithstanding any other provision of this Agreement or any other document in connection therewith, if and to the extent the payment obligations (including, for the avoidance of doubt, any obligation to gross-up pursuant to clause 13.2 (Tax gross-up) or to indemnify any Finance Party pursuant to this Agreement) of a Guarantor incorporated in Switzerland (a Swiss Guarantor) as a Guarantor for, or with respect to, obligations of any other Obligor (other than the wholly owned direct or indirect

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Subsidiaries of the Swiss Guarantor) would, at the time payment is due, under Swiss laws and regulations not be permitted or be of an amount rendering the directors of that Swiss Guarantor personally liable pursuant to Swiss law to any of its creditors as a consequence of paying such amount, then such payment obligations shall remain limited to the amount permitted to be paid and not triggering such directors’ liability. Such limited amount shall however in no event be less than the unrestricted equity capital surplus (including the unrestricted portion of general reserves, other free reserves, retained earnings and current net profits) freely available for distribution to the shareholder(s) of that Swiss Guarantor under the Swiss Code of Obligations at the time or times payment(s) under or pursuant to this Agreement is requested from that Swiss Guarantor, less Swiss withholding tax if and to the extent required by applicable law in force at the relevant time, at the rate of 35% or such other rate as in force from time to time.

(b)	This limitation shall only apply to the extent it is a requirement under applicable law at the time the Swiss Guarantor is required to perform its guarantee obligations under the Finance Documents. Such limitation shall not free the Swiss Guarantor from its obligations in excess of the freely disposable equity, but merely postpone the performance date thereof until such times when the Swiss Guarantor has again freely disposable equity if and to the extent such freely disposable equity is available.

(c)	If and to the extent at the time a payment from a Swiss Guarantor as Guarantor is demanded such payment is subject to the limitation pursuant to paragraph (a) above and may only be made as a distribution of profits, then such payment shall only be made upon completion of the following measures to the extent they are from time to time required under Swiss corporate law:

(i)	an audited balance sheet of that Swiss Guarantor has been prepared;

(ii)	the auditors of that Swiss Guarantor have approved the amount of the proposed payment based on applicable Swiss corporate law and the articles of association;

(iii)	the shareholder(s) of that Swiss Guarantor must have had access to the above-mentioned audited balance sheet as well as to the auditors’ report; and

(iv)	the shareholders of that Swiss Guarantor must properly be convened (or all shareholders must be present) and vote in favour of the payment of the amount under the guarantee given by that Swiss Guarantor.

(d)	Each Swiss Guarantor and each immediate Holding Company of each Swiss Guarantor and the Parent undertake to take and/or cause all measures necessary or useful, as the case may be, to implement the foregoing documents and other acts referred to in paragraph (c) above.

(e)	Subject only to the foregoing, such payments to be made by a Swiss Guarantor under this guarantee shall be timely made in full as provided for in this Agreement.

18.12	Specific provision for U.S. Guarantors and other U.S. limitations

(a)	Each U.S. Guarantor represents and warrants to each Finance Party that:

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(i)	the fair saleable value of each U.S. Obligor’s assets exceeds the total amount of liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, in each case valued at the probable liability of such U.S. Obligor with respect thereto) of such U.S. Obligor on a consolidated basis as they become absolute and mature;

(ii)	the present fair saleable value of the assets of each U.S. Obligor is not less than the amount that will be required to pay its probable liabilities as they become absolute and matured;

(iii)	each U.S. Obligor will be able to realize upon its assets and will have sufficient cash flow from operations to enable it to pay its debts, other liabilities and contingent obligations as they mature in the ordinary course of its business; and

(iv)	each U.S. Obligor does not have unreasonably small capital with which to engage in its anticipated businesses.

(b)	Each representation and warranty in this clause 18.12(b):

(i)	is made by each U.S. Guarantor on the date of this Agreement;

(ii)	is deemed to be repeated by:

(A)	each Additional Guarantor on the date that Additional Guarantor becomes a U.S. Guarantor; and

(B)	each U.S. Guarantor on the date of each Utilisation Request; and

is, when repeated, applied to the circumstances existing at the time of repetition.

(c)	Notwithstanding any term or provision of this clause 18 or any other term in this Agreement or any Finance Document:

(i)	if any U.S. federal or state fraudulent conveyance laws are determined by a court of competent jurisdiction to be applicable to the obligations of a U.S. Guarantor hereunder, such U.S. Guarantor’s obligations hereunder shall be limited to the maximum aggregate amount of the obligations that would not render such U.S. Guarantor’s obligations subject to avoidance under applicable U.S. federal or state fraudulent conveyance laws; and

(ii)	the obligations being guaranteed by the Guarantors (by express guarantee, grant of security or otherwise) shall not extend to any Excluded Swap Obligations.

(d)	In this clause 18.12 and clause 18.13:

Commodity Exchange Act means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute

Excluded Swap Obligation means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the

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Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an eligible contract participant as defined in the Commodity Exchange Act at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal

Qualified ECP Guarantor means, in respect of any Swap Obligation, each Obligor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under section 1a(18)(A)(v)(II) of the Commodity Exchange Act

Swap Obligation means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a swap within the meaning of section 1a(47) of the Commodity Exchange Act.

18.13	Keepwell

Each Qualified ECP Guarantor hereby jointly and severally, unconditionally and irrevocably undertakes to guarantee the performance by each other Obligor of all of its obligations under this Agreement (including its guarantee obligations pursuant to this clause 18 or any other Finance Documents in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this clause 18.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this clause 18.13, or otherwise under this Agreement or any other Finance Document voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this clause 18.13 shall remain in full force and effect until the obligations under the Finance Documents are discharged in full. Each Qualified ECP Guarantor intends that this clause 18.13 constitute, and this clause 18.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

19	Representations

(a)	Each Obligor makes the representations and warranties set out in this clause 19 to each Finance Party on the date of this Agreement except that to the extent that any representation and warranty relates to a Finance Document which has not at the date of this Agreement been executed it shall be made on the date of that Finance Document.

(b)	In relation to the representations and warranties made on the Jazz Closing Date it is assumed that the Jazz Completion has occurred.

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19.1	Status

(a)	It is a corporation, duly incorporated and validly existing (and, with respect to any Obligor formed in the U.S., in good standing) under the law of its jurisdiction of incorporation or formation.

(b)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

19.2	Binding obligations

The obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and (subject to the Legal Reservations) enforceable obligations.

19.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents to which it is a party do not:

(a)	conflict with any law or regulation applicable to it or any of its Subsidiaries;

(b)	contravene its constitutional documents;

(c)	breach (in a manner or to an extent which could reasonably be expected to have a Material Adverse Effect) any agreement or instrument binding upon it or any member of the Group or any of its or any member of the Group’s assets; or

(d)	oblige it, or any of its Subsidiaries, to create any Security or result in the creation of any Security over its or their respective assets other than under the Security Documents.

19.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is a party and the transactions contemplated by those Transaction Documents.

19.5	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party;

(b)	to make the Transaction Documents to which it is a party admissible in evidence in its jurisdiction of incorporation (save for any filings or registrations required in relation to the Security constituted by the Security Documents, which filings or registrations will be made promptly after execution of the relevant Security Documents and in any event within applicable time limits); and

(c)	to create the Security constituted by the Security Documents to which it is party and, subject to the Legal Reservations, to ensure that such Security has the ranking specified therein,

have been obtained or effected and are in full force and effect.

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19.6	Governing law and enforcement

(a)	The choice of English law as the governing law of the Finance Documents (or, in respect of any Security Document to which it is a party, the relevant governing laws of that Security Document) will (subject to the Legal Reservations) be recognised and enforced in its jurisdiction of incorporation.

(b)	Any judgment obtained in England in relation to a Finance Document (or, in respect of any Security Document to which it is a party, any judgment obtained in the courts which are expressed to have jurisdiction to hear disputes under such Security Document) will (subject to the Legal Reservations) be recognised and enforced in its jurisdiction of incorporation.

19.7	No filing or stamp taxes

Save to the extent identified in any legal opinion delivered pursuant to clause 4 (Conditions of Utilisation), clause 25 (Changes to the Obligors) or clause 2.1 of the Third Amendment and Restatement Agreement, under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

19.8	Security interests

(a)	It is the absolute legal and, where applicable, beneficial owner of all the assets over which it purports to create Security pursuant to the Security Documents and (subject to the Legal Reservations) each Security Document to which it is a party creates the Security which that Security Document purports to create or, if that Security Document purports to evidence Security, accurately evidences Security which has been validly created.

(b)	The shares of any member of the Group mortgaged or pledged by it pursuant to the Security Documents are all fully paid up and not subject to any option to purchase or similar rights. The constitutional documents of any such member of the Group do not restrict or inhibit any transfer of such shares on creation or enforcement of such Security over such shares.

19.9	No misleading information

Save as disclosed in writing to the Agent and the Arrangers prior to the Third Restatement Date:

(a)	any factual information contained in the Jazz Information Package was true and accurate in all material respects as at the date of the relevant report or document containing the information or (as the case may be) as at the date the information is expressed to be given;

(b)	any financial projection or forecast contained in the Jazz Information Package has been prepared on the basis of recent historical information and on the basis of reasonable assumptions and was fair (as at the date of the relevant report or document containing the projection or forecast) and arrived at after careful consideration;

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(c)	the expressions of opinion or intention provided by or on behalf of an Obligor for the purposes of the Jazz Information Package were made after careful consideration and (as at the date of the relevant report or document containing the expression of opinion or intention) were fair and based on reasonable grounds;

(d)	no event or circumstance has occurred or arisen and no information has been omitted from the Jazz Information Package and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections contained in the Jazz Information Package being untrue or misleading in any material respect;

(e)	all material information provided to a Finance Party by or on behalf of the Parent, the Obligors’ Agent, Innospec International or Innospec Performance in connection with the Jazz Acquisition and/or the Jazz Target Group and/or the Jazz Target Assets on or before the Term Facility Utilisation Date and not superseded before that date (whether or not contained in the Information Package) is accurate and not misleading in any material respect and all projections provided to any Finance Party on or before the Term Facility Utilisation Date have been prepared in good faith on the basis of assumptions which were reasonable at the time at which they were prepared and supplied; and

(f)	all other written information (other than the Financial Model) supplied by any member of the Group after the date of this Agreement to the Agent in or pursuant to or in connection with any Finance Document is correct in all material respects as at the date it was given and was not misleading in any material respect as at the date it was given.

The representations and warranties made with respect to the Jazz Reports (other than the Jazz Structure Memorandum) are made by each Obligor in this clause 19.9 only so far as it is aware after making due and careful enquiries.

19.10	No default

(a)	No Event of Default is continuing or would result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)	No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or its Subsidiaries’) assets are subject which could reasonably be expected to have a Material Adverse Effect.

19.11	Financial statements

(a)	Its Original Financial Statements were prepared in accordance with U.S. GAAP (in the case of the Parent) or UK GAAP (in the case of Innospec and each other Original Obligor incorporated in England) or Relevant GAAP (in the case of any other Obligor) in each case consistently applied unless expressly disclosed to the contrary.

(b)	Its Original Financial Statements fairly represent its financial condition and operations (consolidated in the case of the Parent) during the relevant financial year.

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19.12	Material Adverse Changes

(a)	There has been no change in the Business or the assets of the Group to that set out in the Original Financial Statements delivered pursuant to clause 2 (of the Third Amendment and Restatement Agreement) which has or is reasonably likely to have a Material Adverse Effect.

(b)	There has been no change in the financial condition, business or assets of the Group since the date of the most recently delivered audited consolidated financial statements pursuant to clause 20.1(a) (Financial statements) which has or is reasonably likely to have a Material Adverse Effect.

19.13	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.14	Assets

(a)	It or its Subsidiaries have good title to or valid leases or licences of or are otherwise entitled to use all material assets (including, without limitation, all Intellectual Property) necessary to conduct the Business.

(b)	It and each of its Subsidiaries is the sole legal and beneficial owner of the respective assets over which it purports to grant Security.

(c)	All the Jazz Target Shares and Jazz Target Assets are or will be on the Jazz Closing Date legally owned by the members of the Group specified in the Structure Memorandum as owner of those shares and assets free from any claims, third party rights or competing interests other than Security permitted under clause 22.3(c) (Negative pledge).

19.15	[Intentionally blank]

19.16	Financial Model

(a)	The material statements of fact in relation to the assets, financial condition and operations of the Business and the Group contained in the Financial Model were true and accurate in all material respects at the date ascribed thereto in the Financial Model.

(b)	The opinions and views expressed given by or on behalf of any member of the Group for the purposes of the Financial Model were arrived at after careful consideration and were based on reasonable grounds.

(c)	All projections and forecasts contained in the Financial Model were based upon assumptions (including assumptions as to the future performance of the Business, inflation, price increases and efficiency gains) which Management carefully considered and considered to be fair and reasonable as at the date of the relevant report or document containing the projection.

(d)	So far as it is aware (after reasonable enquiry), nothing has occurred or been omitted from the Financial Model and no information has been given or withheld that results in the material factual information contained in the Financial Model being untrue or misleading in any material respect.

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19.17	[Intentionally blank]

19.18	Group Structure Chart

The Group Structure Chart delivered to the Agent on the Jazz Closing Date is true, complete and accurate in all material respects.

19.19	U.S. Governmental Regulation

(a)	It is not an investment company or an affiliated person of an investment company as such terms are defined in the United States Investment Company Act of 1940 or otherwise subject to regulation under the United States Federal Power Act or the United States Investment Company Act of 1940.

(b)	It is not subject to regulation under any other federal or state statute or regulation which may limit its ability to incur Financial Indebtedness under the Finance Documents or which may otherwise render all or any portion of the obligations under the Finance Documents unenforceable, in each case to an extent or in a manner which has or could reasonably be expected to have a Material Adverse Effect other than such regulations with which it has complied.

19.20	[Intentionally blank]

19.21	Margin Stock

(a)	No U.S. Group Member is engaged nor will it engage principally, or as one of its important activities, in the business of owning or extending credit for the purpose of “buying” or “carrying” any Margin Stock.

(b)	None of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of buying or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness that was originally incurred to buy or carry any Margin Stock or for any other purpose which would be likely to cause all or any Loans or other extensions of credit under this Agreement to be considered a purpose credit within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System of the U.S.

(c)	No U.S. Group Member or any agent acting on its behalf has taken or will take any action which would be likely to cause the Finance Documents to violate any regulation of the Board of Governors of the Federal Reserve System of the U.S.

19.22	Sanctions

(a)	Neither it nor any of its Subsidiaries, nor any directors, officers, employees or agents of it or any of its Subsidiaries:

(i)	is a Restricted Party or is engaging in or has engaged in any transaction or conduct that could result in it becoming a Restricted Party;

(ii)	is subject to any claim, proceeding, formal notice or (to the best of its knowledge) investigation with respect to Sanctions;

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(iii)	is engaging or has engaged in any transaction that evades or avoids, or has the purpose of evading or avoiding, or breaches or attempts to breach, directly or indirectly, any Sanctions applicable to it; or

(iv)	has engaged or is engaging, directly or indirectly, in any trade, business or other activities with or (to the best of its knowledge) for the benefit of any Restricted Party.

(b)	No Utilisation, nor the proceeds from any Utilisation, has been used, directly or indirectly, to lend, contribute, provide or has otherwise been made to fund or finance any business activities or transactions:

(i)	of or with a Restricted Party; or

(ii)	in any other manner which would result in any member of the Group or any Finance Party being in breach of any Sanctions or becoming a Restricted Party.

19.23	Anti-Money Laundering

Except as disclosed in the Disclosure Letter, the operations of each member of the Group are, and at all times have been, conducted in compliance with all applicable anti-money laundering laws and all applicable financial record keeping and reporting requirements, rules, regulations and guidelines (Money Laundering Laws) and no investigation, action, suit or proceeding by or before any court or governmental authority or any arbitrator involving any member of the Group with respect to Money Laundering Laws is pending and, so far as the Group is aware, no such investigations, actions, suits or proceedings are threatened or contemplated.

19.24	Anti-Corruption

Except as disclosed in the Disclosure Letter, each member of the Group has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

19.25	Compliance with Non-Qualifying Bank Rules

Each Swiss Obligor is in compliance with the Non-Qualifying Bank Rules. For purposes of compliance with the Non-Qualifying Bank Rules, the Parent shall assume for the purposes of determining the total number of creditors which are not Qualifying Banks that at all times there are 10 (ten) Lenders that are not Qualifying Banks under this Agreement.

19.26	Acquisition Documents and disclosures

(a)	The Jazz Acquisition Documents contain all the terms of the Jazz Acquisition.

(b)	There is no disclosure made in the Jazz Disclosure Letter or any other disclosure to the Jazz Acquisition Documents which has or may have a material adverse effect on any of the information, opinions, forecasts and projections contained or referred to in the Jazz Information Package.

(c)	To the best of its knowledge no representation or warranty (as qualified by the Jazz Disclosure Letter) given by any party to the Jazz Acquisition Documents is untrue or misleading in any material respect.

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19.27	Repetition

The Repeating Representations are deemed to be made by each Obligor (by reference to the facts and circumstances then existing) on:

(a)	the date of each Utilisation Request, each Increase Date and the first day of each Interest Period;

(b)	on the Third Restatement Date, on the Term Facility Utilisation Date and on the Jazz Closing Date; and

(c)	in the case of an Additional Obligor, the day on which the relevant company becomes (or it is proposed that the relevant company becomes) an Additional Obligor.

20	Information undertakings

The undertakings in this clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1	Financial statements

The Parent shall supply to the Agent in sufficient copies for all the Lenders:

(a)	as soon as the same become available, but in any event within 120 days after the end of each of its financial years, its audited consolidated financial statements for that financial year;

(b)	as soon as the same become available, but in any event within 180 days after the end of each of its financial years, the audited financial statements of each Obligor (if statutory accounts are produced for such company) other than Innospec Fuel Specialties LLC, Innospec Oil Field Chemicals LLC, Innospec Strata Holdings LLC, Innospec Active Chemicals LLC, Strata Control Services, Inc and Independence Oilfield;

(c)	as soon as the same become available, but in any event within 180 days after the end of each of its financial years, if they have been audited, the audited financial statements, or if they have not been audited, the unaudited financial statements for that financial year of each of Innospec Fuel Specialties LLC, Innospec Oil Field Chemicals LLC, Innospec Strata Holdings LLC, Innospec Active Chemicals LLC, Strata Control Services, Inc and Independence Oilfield; and

(d)	as soon as the same become available, but in any event within 45 days after the end of each quarter of each of its financial years its consolidated unaudited financial statements for that financial quarter.

20.2	Compliance Certificate

(a)	The Parent shall supply to the Agent, with each set of financial statements delivered pursuant to clause 20.1(a) and 20.1(d), a Compliance Certificate:

(i)	setting out (in reasonable detail) computations as to compliance with clause 21 (Financial covenants), as at the date as at which those financial statements were drawn up; and

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(ii)	(in the case of the audited financial statements) confirming, among other things, which companies constitute Material Group Companies and details required by clause 22.18(c) (Guarantors and security).

(b)	Each Compliance Certificate shall be signed by a director and another member of Management.

20.3	Requirements as to financial statements

(a)	Each set of financial statements delivered by the Parent pursuant to clause 20.1 shall be certified by a director of the relevant company as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

(b)	All financial statements of the Parent delivered or to be delivered to the Agent under this Agreement shall be prepared in accordance with the Approved Accounting Principles and shall include (in the case of any consolidated financial statements of the Parent) a consolidated cashflow statement. If as a result of a change in accounting principles such financial statements are required to be prepared on a different basis (and that difference is or could reasonably be expected to be relevant to the calculation of the financial ratios under this Agreement or otherwise material to the interests of the Finance Parties under this Agreement):

(i)	the Obligors’ Agent shall, as soon as reasonably practicable after becoming aware of that change, so advise the Agent;

(ii)	on request of the Agent, the Obligors’ Agent and the Agent (on behalf of the Lenders) shall negotiate in good faith with a view to agreeing such amendments to clause 21 (Financial covenants) and/or the definitions of any or all of the terms used therein as are necessary to give the Lenders comparable protection to that contemplated at the date of this Agreement;

(iii)	if amendments satisfactory to the Lenders are agreed by the Obligors’ Agent and the Agent in writing within 30 days of such notification to the Agent, those amendments shall take effect in accordance with the terms of that agreement; and

(iv)	if such amendments are not so agreed within 30 days, within 15 days after the end of that 30 day period, the Obligors’ Agent shall either:

(A)	deliver to the Agent, in reasonable detail and in a form reasonably satisfactory to the Agent, details of all such adjustments as need to be made to the relevant financial statements in order to bring them into line with Approved Accounting Principles (any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as so adjusted); or

(B)	ensure that the relevant financial statements are prepared in accordance with Approved Accounting Principles.

(c)	For all purposes in this Agreement in assessing whether leases should be treated as finance leases or operating leases, the Approved Accounting Principles shall be applied regardless of any subsequent change in applicable accounting principles.

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20.4	Operating Budget

The Parent shall, as soon as reasonably practicable and in any event not more than 80 days after the beginning of each of its financial years deliver to the Agent (in sufficient copies for the Lenders) its Operating Budget (in substantially the format used by the Parent in its most recent operating budget prior to the date of this Agreement or (if different) in a format and with a level of information satisfactory to the Agent (acting reasonably)) for such financial year.

20.5	Information: miscellaneous

The Parent shall supply to the Agent (if applicable, in sufficient copies for all the Finance Parties, if the Agent so requests):

(a)	all documents dispatched by the Parent to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending in respect of or against any member of the Group, and which would, if adversely determined, have or be reasonably likely to have a Material Adverse Effect;

(c)	promptly upon becoming aware of the relevant claim, the details of any claim which is current, threatened or pending against the Jazz Vendor or any other person in respect of the Jazz Acquisition Documents which will require a prepayment under clause 8.8 (Acquisition Proceeds); and

(d)	promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request, except to the extent that disclosure of the information would breach any law, regulation, stock exchange requirement or duty of confidentiality.

20.6	Notification of default

(a)	Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)	Promptly upon a request by the Agent, the Parent shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

20.7	[Intentionally blank]

20.8	Know your customer checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor (or of a Holding Company of an Obligor) or the composition of the shareholders of an Obligor (or of a Holding Company of an Obligor) after the date of this Agreement; or

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(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)	Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)	The Parent shall, by not less than ten Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to clause 25 (Changes to the Obligors).

(d)	Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Parent shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

20.9	[Intentionally blank]

21	Financial covenants

21.1	Financial definitions

In this clause 21 and in this Agreement:

Borrowings means, at any time, the outstanding principal, capital or nominal amount for or in respect of Indebtedness for Borrowed Money

EBIT means, in respect of any period, the consolidated net income of the Group for such period:

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(a)	before any deduction of corporation tax or other taxes on income or gains

(b)	before any deduction for interest expense (as shown in the relevant accounts)

(c)	before any inclusion of interest income (as shown in the relevant accounts)

(d)	excluding extraordinary or exceptional items of a non-recurring nature including:

(i)	Restructuring Charges, costs and fees incurred in connection with any acquisition (but not consideration paid or payable in respect of such acquisition) and the Jazz Acquisition Costs (but not consideration paid or payable in respect of the Jazz Acquisition)

(ii)	adjustments to compensate for the impact of U.S. GAAP acquisition accounting policies and

(iii)	gains or losses on any foreign exchange or derivative instrument (other than those accounted for on a hedge accounting basis) other than the cash impact on closing out the relevant instrument,

provided that the maximum amount of extraordinary or exceptional items referred to in paragraph (i) of this paragraph (d) which may be excluded under this paragraph (d) in respect of any financial year of the Parent shall not exceed $30,000,000 or its equivalent in aggregate

(e)	after deducting (to the extent otherwise included) the amount of net income (or adding back the loss) of any member of the Group (other than the Parent) which is attributable to any third party (not being a member of the Group) which is a shareholder in such member of the Group

(f)	after deducting (to the extent otherwise included) any gain over book value arising in favour of a member of the Group on the disposal of any asset (not being any disposals made in the ordinary course of trading) during such period and any gain arising on any revaluation of any asset during such period

(g)	after adding back (to the extent otherwise deducted) any loss against book value incurred by a member of the Group on the disposal of any asset (not being any disposals made in the ordinary course of trading) during such period and any loss on any revaluation of any asset during such period and

(h)	after substituting pension income statement charges/(credits) for current service costs in accordance with U.S. GAAP as in force at the date of this Agreement.

EBITDA means, in respect of any period, EBIT for such period adding back (to the extent deducted in calculating EBIT) depreciation and amortisation of tangible and intangible assets

Interest means interest and amounts in the nature of interest paid or payable in respect of any Indebtedness for Borrowed Money of any member of the Group excluding any interest paid or payable on Indebtedness for Borrowed Money between any member of the Group and any other member of the Group but including, without limitation:

(a)	the interest element of capital leases

(b)	discount and acceptance fees payable (or deducted) in respect of any Indebtedness for Borrowed Money

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(c)	fees payable in connection with the issue or maintenance of any bond, letter of credit, guarantee or other assurance against financial loss which constitutes Indebtedness for Borrowed Money and is issued by a third party on behalf of a member of the Group (for the avoidance of doubt, this does not include any payment or amortisation of arrangement fees or other up-front fees payable under or in connection with this Agreement or any Fee Letter)

(d)	repayment and prepayment penalties or premiums payable or incurred in repaying or prepaying any Indebtedness for Borrowed Money and

(e)	commitment, utilisation and non-utilisation fees payable or incurred in respect of Indebtedness for Borrowed Money

Interest Payable means, in respect of any period, the aggregate of:

(a)	Interest accrued (whether or not paid or capitalised) during that period and

(b)	the amount of the discount element of any Indebtedness for Borrowed Money amortised during such period in each case, as an obligation of any member of the Group during that period and calculated on the basis that:

(i)	the amount of Interest accrued will be increased by an amount equal to any amount payable by members of the Group under hedging agreements in relation to that period and

(ii)	the amount of Interest accrued will be reduced by an amount equal to any amount payable to members of the Group under hedging agreements in relation to that period

Interest Receivable means, in respect of any period, the amount of interest (which for this purpose shall include all interest and amounts in the nature of interest, including (without limitation) amounts of the type described in paragraphs (a) to (e) (inclusive) of the definition of “Interest” above) accrued due (whether or not received) to members of the Group (other than by other members of the Group) during such period

Net Interest means, in respect of any period, the amount of Interest Payable during that period less the amount of Interest Receivable during that period

Quarter Date means each of 31 March, 30 June, 30 September and 31 December

Relevant Period means each period of 12 months ending on the last day of each Quarter Date

Total Net Debt means, at any time, the aggregate outstanding principal or capital amount of all Indebtedness for Borrowed Money of the Group calculated on a consolidated basis, but, for the avoidance of doubt, (1) excluding any Indebtedness for Borrowed Money between any member of the Group and any other member of the Group and (2) excluding Indebtedness for Borrowed Money incurred under any Finance Document in respect of any guarantee or documentary letter of credit issued by a bank or financial institution and (3) subtracting the aggregate amount of cash at hand and at bank and Cash Equivalents of the Group at such time provided that:

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(a)	in the case of capital leases referred to in the definition of Financial Indebtedness, only the capitalised value of any items falling thereunder as determined in accordance with Approved Accounting Principles shall be included and

(b)	in the case of guarantees referred to in the definition of Financial Indebtedness, any items falling thereunder shall not be included to the extent relating to indebtedness of another member of the Group already included in this calculation.

21.2	Financial condition

The Parent shall ensure that:

(a)	Leverage: The ratio of Total Net Debt on the last day of each Relevant Period ending on each Quarter Date to EBITDA for the Relevant Period ending on each such Quarter Date (subject to clause 21.3) shall not be greater than 3.0:1.0; and

(b)	Interest Cover: The ratio of EBITDA to Net Interest in respect of each Relevant Period shall not be less than 4.0:1.0.

21.3	Financial testing

(a)	The financial covenants set out in clause 21.2 shall be tested by reference to each of the financial statements delivered pursuant to clause 20.1 (Financial statements) and/or each Compliance Certificate delivered pursuant to clause 20.2 (Compliance Certificate).

(b)	For the purpose of testing the ratio set out in clause 21.2(a), EBITDA for a Relevant Period shall also:

(i)	(where an acquisition of any business or shares permitted pursuant to clause 22.16 (Acquisitions and investments) and clause 22.15(c) (Joint Ventures and Minority Investments) (Relevant Permitted Acquisition) has been made on a date (Acquisition Date) during that Relevant Period) have added to it an amount representing the Parent’s good faith estimate (as certified to the Agent by Management together with reasonable supporting evidence and calculations) of the EBITDA contribution of the shares or business comprising the Relevant Permitted Acquisition for the period from the start of that Relevant Period to the Acquisition Date but only to the extent that such amount would be included in the consolidated profit and loss statement of the Group and for this purpose, the definitions of EBIT and EBITDA in clause 21.1 shall be applied, mutatis mutandis, to the company(ies) or business comprising the Relevant Permitted Acquisition; and/or

(ii)	(where a disposal of all or substantially all of the shares or all or substantially all of the assets of a member of the Group (Relevant Disposal) has been made by a member of the Group on a date (Disposal Date) during that Relevant Period) have deducted from it an amount representing the Parent’s good faith estimate (as certified to the Agent by the Management together with reasonable supporting evidence and calculations) of EBITDA attributable to the company(ies) or business comprising the Relevant Disposal for the period from the start of that Relevant Period to the Disposal Date and for this purpose the definitions of EBIT and EBITDA in clause 21.1 shall be applied, mutatis mutandis, to the company(ies) or business comprising the Relevant Disposal.

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22	General undertakings

The undertakings in this clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1	Authorisations

Each Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Agent of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Transaction Documents and to ensure the legality, validity, (subject to the Legal Reservations) enforceability or admissibility in evidence in its jurisdiction of incorporation of any Transaction Document.

22.2	Compliance with laws

Each Obligor shall comply in all respects with all:

(a)	laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents; and

(b)	Sanctions.

22.3	Negative pledge

(a)	No Obligor shall (and each Obligor shall ensure that none of its Subsidiaries will) create or permit to subsist any Security over any of its assets.

(b)	No Obligor shall (and each Obligor shall ensure that none of its Subsidiaries will):

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to:

(i)	liens arising solely by operation of law and in the ordinary course of trading;

(ii)	rights of set-off existing in the ordinary course of trading activities between any member of the Group and its respective suppliers or customers;

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(iii)	rights of set-off arising by operation of law or by contract by virtue of the provision to any member of the Group of clearing bank facilities, cash pooling facilities, overdraft facilities or hedging facilities permitted under this Agreement;

(iv)	any retention of title to goods supplied to any member of the Group where such retention is required by the supplier in the ordinary course of its trading activities and on its standard terms and the goods in question are supplied on credit;

(v)	any Permitted Transaction;

(vi)	[intentionally blank;]

(vii)	[intentionally blank;] or

(viii)	Security or Quasi Security existing at the time of acquisition on or over any asset acquired by it after the date of this Agreement or, in the case of a person which becomes a member of the Group after the date of this Agreement, any Security or Quasi Security existing on or over its assets when it became a member of the Group, in each case, if:

(A)	such Security or Quasi Security was not created in contemplation of or in connection with that acquisition or, as the case may be, it becoming a member of the Group;

(B)	the principal amount secured has not been increased in contemplation of or in connection with that acquisition or, as the case may be, it becoming a member of the Group; and

(C)	such Security or Quasi Security is removed or discharged within six months of the date of such acquisition or, as the case may be, the date on which such person becomes a member of the Group;

(ix)	[intentionally blank;]

(x)	inchoate Security for taxes, assessments or governmental charges or levies not yet due and payable and Security for taxes, assessments or governmental charges or levies, which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the assets subject to any such Security;

(xi)	Security imposed by any court pursuant to a judgment or award not resulting in an Event of Default and in respect of which the relevant Group Company shall in good faith be initiating an appeal or proceedings for review in respect of which the court has granted a subsisting stay of execution pending such appeal or proceedings;

(xii)

Security (A) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, (B) incurred in the ordinary course of business (or in the case of trade contracts in the

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ordinary course of trading) to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (C) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that (I) with respect to paragraphs (A), (B) and (C) hereof, such Security is for amounts not yet due and payable or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP, which proceedings for orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Security, and (II) to the extent such Security is not imposed by law, such Security shall in no event encumber any property other than cash and Cash Equivalents which have been deposited with such security holder or has otherwise been subordinated to the Security securing the Secured Obligations hereunder pursuant to a landlord security waiver and access agreement;

(xiii)	Security in favour of customs and revenues authorities which secure payment of customs duties in connection with the importation of goods to the extent required by law;

(xiv)	any Permitted Factoring and Sale and Leaseback; or

(xv)	any Security or Quasi Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security or Quasi Security given by any member of the Group other than any permitted under paragraphs (i) to (xiii) above) does not exceed $20,000,000 (or its equivalent in another currency or currencies) at any time.

22.4	Disposals

(a)	No Obligor shall (and each Obligor shall ensure that none of its Subsidiaries will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

(i)	of assets (other than the Key Properties, shares in any Obligor or the Spanish Shares) made in the ordinary course of trading of the disposing entity;

(ii)	of assets (other than the Key Properties, shares in any Obligor or the Spanish Shares) in exchange for other assets comparable or superior as to type and quality;

(iii)	of assets (other than Key Properties, shares in any Obligor or the Spanish Shares) which are obsolete for the purpose for which such assets are normally utilised or which are no longer required for the purpose of the Business;

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(iv)	which is a Permitted Transaction (other than in respect of the Spanish Shares);

(v)	[intentionally blank;]

(vi)	[intentionally blank;]

(vii)	[intentionally blank;]

(viii)	of assets (other than Key Properties, shares in any Obligor or the Spanish Shares) where the net disposal proceeds of such assets are reinvested (by the member of the Group making such a disposal) in other assets of a similar nature and value;

(ix)	leases of assets (including real estate) which are not (in the reasonable opinion of the member of the Group granting such lease) required for the efficient running of its business on arm’s length terms to third parties and the term of such lease is not more than six years (or if it is more than six years is capable of being terminated at the option of the lessor at least every six years during its term);

(x)	to which the Majority Lenders have given their prior written consent;

(xi)	[intentionally blank;]

(xii)	[intentionally blank;]

(xiii)	of assets (other than Key Properties, shares in any Obligor or the Spanish Shares) to Joint Ventures or Minority Investments to the extent permitted pursuant to 22.15(c);

(xiv)	of receivables disposed of in connection with a Permitted Factoring and Sale and Leaseback; or

(xv)	of assets (other than Key Properties, shares in any Obligor or the Spanish Shares) where the aggregate fair market value of the assets so sold, leased, transferred or otherwise disposed of by members of the Group (which are not permitted to be disposed of pursuant to paragraphs (i) to (viii) above) in any financial year of the Parent does not exceed $40,000,000 (or its equivalent in other currencies).

(c)	Any asset disposed of from a member of the Group which is not an Obligor to any other member of the Group which is subject to fixed Security under a Security Document at the time of disposal shall be subject to equivalent fixed Security under a Security Document following disposal and the relevant Obligor will take all steps (if any) necessary to create, perfect or register such Security and will deliver to the Agent such evidence as the Agent shall reasonably require of due execution of the relevant Security Document together with a legal opinion satisfactory to the Agent (acting reasonably).

22.5	Merger

(a)	No Obligor shall (and each Obligor shall ensure that none of the Subsidiaries will) enter into any amalgamation, demerger, merger or corporate reconstruction.

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(b)	Clause 22.5(a) does not apply to any Permitted Disposal, any Permitted Acquisition, any Permitted Transaction under paragraphs (b) to (e) of that definition or any amalgamation, demerger, merger or corporate reconstruction to which all the Lenders have given their prior written consent.

22.6	Change of business

Save for any Permitted Disposal any Permitted Acquisition or any Permitted Transaction, the Parent shall procure that no substantial change is made to the general nature of the business of the Group taken as a whole from that carried on at the date of this Agreement.

22.7	Insurance

The Parent will ensure that insurances in respect of all the material assets and material business and material potential liabilities of an insurable nature of the Group as a whole, in each case in a manner and to an extent considered by the Group to be reasonably prudent, are effected and thereafter maintained with reputable insurers of good standing. Such insurances must:

(a)	provide cover against all risks which are normally insured against by other companies owning or possessing similar assets or carrying on similar business as the Group as a whole; and

(b)	be in such amounts as would in the circumstances be reasonably prudent for the Group as a whole taking into account the size and nature of the business carried on, and the assets owned, by the Group as a whole and the jurisdictions in which such businesses are carried on and such assets located.

22.8	[Intentionally blank]

22.9	Hedging Arrangements

(a)	Each Obligor will ensure, and each Hedging Bank agrees, that:

(i)	any Hedging Agreement to which it is at any time party will be in the form of the ISDA 1992 Master Agreement or the ISDA 2002 Master Agreement, as the case may be, and will, in the case of the ISDA 1992 Master Agreement only, provide for Second Method (that is, two way payments) in the event of a termination of any hedging transaction entered into under such Hedging Agreement whether upon a Termination Event or an Event of Default (as defined therein); and

(ii)	each Hedging Agreement (and any amendment to any Hedging Agreement) shall be delivered to the Agent as soon as reasonably practicable after it has been entered into.

(b)	Each Hedging Bank undertakes that it will not (unless the Majority Creditors have otherwise consented in writing) demand (other than as may be necessary in order to exercise any right to terminate or close out any hedging transaction as provided in and permitted under (c) below) payment, prepayment or repayment of, or any distribution in respect of, or on account of, any of the obligations of the relevant Obligor to it under any Hedging Agreement to which it is party in cash or in kind except:

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(i)	for payments arising under the terms of any Hedging Agreement to which it is party;

(ii)	for the proceeds of enforcement of the Security Documents received and applied in the order permitted by clause 29.12 (Application of Proceeds by Security Agent); and/or

(iii)	payments due under any Hedging Agreement to which it is a party which has been terminated or closed-out by the relevant Obligor or by the relevant Hedging Bank (and if by the relevant Hedging Bank such termination or close out is permitted under clause 22.9(d)).

(c)	Each Hedging Bank agrees that if any hedging transaction under any Hedging Agreement to which any Obligor is a party is terminated and a settlement amount or other amount falls due from a Hedging Bank to any Obligor then, if any of the Transaction Security has become enforceable, that amount shall be paid by such Hedging Bank to the Security Agent and treated as proceeds of enforcement of the Transaction Security for application in the order prescribed by clause 29.12 (Application of Proceeds by Security Agent).

(d)	Each Hedging Bank undertakes that it will not (unless the Majority Creditors have otherwise consented in writing) exercise any right to terminate or close out any hedging transaction under any Hedging Agreements to which it is party prior to its stated maturity (whether by reason of the Obligor counterparty becoming a Defaulting Party or Affected Party thereunder (each as defined therein) or otherwise) unless:

(i)	such Obligor has defaulted on a payment due under such Hedging Agreement, after allowing for any required notice and any applicable days of grace, and such default continues for more than 14 days after notice of such default being given to the Agent;

(ii)	an Illegality, a Tax Event or a Tax Event upon Merger (each as defined in the ISDA 1992 Master Agreement or the ISDA 2002 Master Agreement, as the case may be) has occurred;

(iii)	the Agent has served a notice under clause 23.18 (Acceleration);

(iv)	an Event of Default under clauses 23.6 (Insolvency) or 23.7 (Insolvency proceedings) of this Agreement (as in force at the date of this Agreement) has occurred;

(v)	all Loans have been prepaid or repaid in full and the Lenders are no longer under any obligation to participate in further Loans;

(vi)	there is a prepayment pursuant to clause 8 (Prepayment and cancellation); provided that the Hedging Bank may only exercise its right to terminate or close out that element of the hedging transaction (if any) which corresponds to the amount so prepaid; or

(vii)	the parties to the Hedging Agreement have voluntarily agreed to close out any hedging transaction in that Hedging Agreement.

(e)	Each Hedging Bank will, promptly after the Agent has served a notice under clause 23.18 (Acceleration), exercise any and all rights it may have to terminate the hedging transactions under each Hedging Agreement to which it is party, unless the Agent (acting on the instructions of the Majority Creditors) otherwise agrees or requires.

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(f)	Each Hedging Bank agrees that (unless the Majority Creditors have otherwise agreed in writing) it will not enforce any Transaction Security or require any other person to enforce the same in respect of amounts owing under any Hedging Agreement to which it is party.

(g)	The provisions of this clause 22.9 shall cease to apply after the Loans have been prepaid or repaid in full and the Lenders are under no obligation to participate in further Loans.

22.10	Indebtedness

No Obligor will, and each Obligor will procure that none of its Subsidiaries will, incur or agree to incur or permit to subsist any Financial Indebtedness other than Permitted Indebtedness or a Permitted Transaction. For this purpose, Permitted Indebtedness means:

(a)	Financial Indebtedness incurred under unsecured settlement facilities (including, without limitation, electronic banking systems, international payments, daylight exposure and UK three day settlement facilities) entered into by any member of the Group in the ordinary course of its business to enable it to effect its payment obligations;

(b)	Financial Indebtedness incurred under the Bilateral Facilities provided that the aggregate amount of Bilateral Outstandings (but excluding for these purposes liabilities incurred or outstanding under hedging facilities) does not at any time exceed $50,000,000 (or its equivalent in other currencies);

(c)	Financial Indebtedness to the extent it is applied immediately following being incurred in repayment and cancellation of Financial Indebtedness outstanding and then only to the extent that such Financial Indebtedness does not exceed such outstanding Financial Indebtedness to which it is being applied in repayment thereof;

(d)	Financial Indebtedness arising under finance leases and other asset finance arrangements where the aggregate principal or capital amount outstanding does not at any time exceed $30,000,000 (or its equivalent in other currencies), provided always that operating leases, irrespective of their accounting treatment now or in the future, shall not constitute finance leases or any other asset finance arrangements;

(e)	Financial Indebtedness permitted by clause 22.14 (Permitted Hedging Transactions); and

(f)	any Financial Indebtedness not falling within paragraphs (a) to (d) above, the aggregate principal amount of which for the Group taken as a whole does not at any time exceed $60,000,000 (or its equivalent in other currencies). For the purpose of determining whether the monetary limit in this paragraph (f) has been exceeded any guarantee, indemnity or counter-indemnity obligation in respect of Financial Indebtedness falling within this paragraph (f) shall not be double-counted.

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22.11	[Intentionally blank]

22.12	Loans

No Obligor will and each Obligor will procure that none of its Subsidiaries will, make or agree to make or permit to be outstanding any loans or grant or agree to grant any credit other than:

(a)	credit arising in the ordinary course of its trading activities;

(b)	loans made or credit given by an Obligor to any other Obligor or by a member of the Group which is not an Obligor to another member of the Group which is not an Obligor;

(c)	loans made or credit given by an Obligor to any Group Company (other than an Obligor) which is a direct or indirect wholly owned Subsidiary of the Parent;

(d)	loans made or credit given by a member of the Group which is not an Obligor which is a direct or indirect wholly owned Subsidiary to a Group Company which is a direct or indirect wholly owned Subsidiary of the Parent;

(e)	loans made or credit given by a member of the Group which is not an Obligor to any Obligor which is a direct or indirect wholly owned Subsidiary of the Parent;

(f)	loans made or credit given by an Obligor to a Non-Wholly Owned Subsidiary of such Obligor to the extent that such loans or credit do not cause the limit at clause 22.16 for the relevant financial year to be exceeded;

(g)	loans made or credit given pursuant to any cash pooling arrangements entered into by any Group Company in the ordinary course of its day to day banking arrangements;

(h)	any loan or credit to which the Majority Lenders have given their prior written consent;

(i)	loans made to Joint Ventures or Minority Investments to the extent permitted pursuant to clause 22.15(c);

(j)	any loans made to employees or directors in the ordinary course of business or in connection with any employee share scheme or incentive plan provided that the aggregate principal amount of all such loans and credit permitted pursuant to this paragraph (j) does not at any time exceed $10,000,000 (or its equivalent in other currencies);

(k)	[intentionally blank]; or

(l)	loans made or credit given by an Obligor to any Group Company (other than an Obligor) not falling within paragraphs (a) to (j) above (inclusive), where the aggregate principal amount does not exceed $30,000,000 (or its equivalent in other currencies) in any financial year of the Parent.

22.13	[Intentionally blank]

22.14	Permitted Hedging Transactions

No Obligor will, and each Obligor will procure that none of its Subsidiaries will, enter into any interest rate swap, cap, ceiling, collar or floor or any currency swap, futures, foreign exchange or commodity contract or option other than:

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(a)	the Existing Hedging Agreements; or

(b)	for hedging interest rate, currency or commodity exposure entered into by a member of the Group in the ordinary course of its business (and not for speculative purposes).

22.15	Joint Ventures and Minority Investments

No Obligor will, and each Obligor will procure that none of its Subsidiaries will, (except with the prior written consent of the Majority Lenders), enter into or permit to subsist any Joint Venture or Minority Investment other than:

(a)	any Joint Venture or Minority Investment subsisting at the date of this Agreement;

(b)	commercial contracts entered into in the ordinary course of trading not involving the acquisition of shares or similar investments or interests in partnerships; or

(c)	the acquisition of shares, stocks, securities or other interests in any Joint Venture or Minority Investment or the transfer of assets and/or the making of loans to a Joint Venture or Minority Investment or the giving of guarantees in respect of the obligations of a Joint Venture or Minority Investment, the aggregate amount of which does not exceed $50,000,000 in any financial year of the Parent and to the extent such investment does not cause the limit at clause 22.16 for the relevant financial year to be exceeded.

22.16	Acquisitions and investments

(a)	No Obligor will, and each Obligor shall procure that none of its Subsidiaries will acquire any business or acquire any Subsidiary or the whole or substantially the whole of the assets of any other person or enter into any agreement so to do.

(b)	Paragraph (a) will not apply to:

(i)	acquisitions by a member of the Group of any shares or partnership interests in entities which are at the date of this Agreement (and which at the relevant time remain) its Subsidiaries or in any Subsidiary formed after the date of this Agreement;

(ii)	any investment in Joint Ventures or Minority Investments which are at the date of this Agreement (and which at the relevant time remain) its Joint Venture or Minority Investment provided that such investment is on arm’s length terms or is made under the terms of any agreement in existence on the date of this Agreement;

(iii)	any acquisition by a member of the Group pursuant to a disposal permitted under clause 22.4(b)(iii) and any acquisition from net disposal proceeds as contemplated by clause 22.4(b)(ix);

(iv)	a Permitted Transaction;

(v)	(to the extent permitted by 22.15(c)) an investment in a Joint Venture or Minority Investment;

(vi)	[intentionally blank];

(vii)	[intentionally blank];

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(viii)	on and from the Jazz Closing Date, the Jazz Acquisition; and

(ix)	any other acquisition of any business, assets or shares where such acquisition satisfies the following criteria:

(A)	if it is an acquisition of a business or assets (other than shares), such business (or the business for which such assets are to be used) is similar to or connected with (or related to the development of) the Business;

(B)	if it is an acquisition of shares, such shares are in a limited liability company which will, upon such acquisition, become a Subsidiary of the Parent;

(C)	the business, assets or shares being acquired have generated positive earnings before interest tax, depreciation and amortisation for a period of 12 months before the acquisition is due to become effective;

(D)	the total consideration (both cash and non-cash, including the amount of indebtedness assumed by the purchaser or any other member of the Group, the amount of indebtedness remaining in the assets acquired and the amount of any deferred purchase price) for such acquisition does not exceed in any financial year $60,000,000 (or its equivalent in other currencies) in relation to an acquisition entered into at any time on or after 1 January 2017;

(E)	the total consideration (both cash and non-cash, including the amount of indebtedness assumed by the purchaser or any other member of the Group, the amount of indebtedness remaining in the assets acquired and the amount of any deferred purchase price) when aggregated with (i) all acquisitions which have been made pursuant to this clause 22.16(b)(ix); (ii) the amount of loans or credit given pursuant to clause 22.12(e), and (iii) the amount of investments in Joint Ventures or Minority Investments made pursuant to clause 22.15(c) in each case in the financial year in which such acquisition or investment is proposed to be made starting with the Financial Year commencing 1 January 2017, does not exceed in any financial year $75,000,000 (or its equivalent in other currencies); and

(F)	at the time of such acquisition no Event of Default is continuing or would occur as a result of such acquisition.

22.17	Environmental undertakings

Each Obligor will, and will procure that each of its Subsidiaries will:

(a)	comply with the terms and conditions of all Environmental Approvals and all Environmental Laws applicable to it where failure so to do would have or be reasonably likely to have a Material Adverse Effect and will implement reasonable procedures to monitor compliance with and contain liability under any Environmental Laws or related to any Hazardous Substances;

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(b)	promptly upon receipt of the same after the date of this Agreement, notify the Agent of any claim, notice or other communication served on it in respect of or if it becomes aware of:

(i)	any suspension, revocation or material variation of any Environmental Approval applicable to it (save where such suspension or revocation arises by reason of and is immediately followed by the issue of an Environmental Approval in substantially the same terms) which would have or be reasonably likely to have a Material Adverse Effect;

(ii)	any breach of any Environmental Laws by a member of the Group which has or is reasonably likely to have a Material Adverse Effect;

(iii)	any material unbudgeted investment by a member of the Group required to maintain, acquire or renew any Environmental Approval; or

(iv)	the issue of any enforcement or prohibition or similar notice by a regulatory authority or receipt by any member of the Group of any complaint, demand, civil claim or enforcement proceeding which has or is reasonably likely to have a Material Adverse Effect; and

(c)	use all reasonable endeavours to prevent any acts, omissions, events, state of facts or circumstances occurring or being exacerbated which could result in any third party taking any action or making any claim against any member of the Group under any Environmental Laws or related to any Hazardous Substance where any such action or claim could reasonably be expected to have a Material Adverse Effect.

22.18	Guarantors and security

(a)	The Parent shall ensure that (taking into account clause 22.18(e)), any member of the Group which is not a Guarantor which is or becomes a Material Group Company (other than Novoktan GmbH and subject to clause 22.18(j) below, Innospec Deutschland GmbH) shall, as soon as reasonably practicable but in any event within three Months after becoming a Material Group Company, become an Additional Guarantor in accordance with clause 25.4 (Additional Guarantors).

(b)	The Parent shall ensure that (taking into account clause 22.18(e)) at all times the aggregate (without double counting) of (i) EBITDA of the Guarantors (Guarantor EBITDA) and (ii) gross assets of the Guarantors (determined in each case by reference to the most recent annual unconsolidated financial statements of each of the Guarantors delivered pursuant to clause 20.1 (Financial statements), shall equal or exceed 65% of (as appropriate) (A) consolidated EBITDA and (B) consolidated gross assets (as applicable) of the Group (as determined by reference to the most recent annual consolidated financial statements of the Parent delivered pursuant to clause 20.1 (Financial statements)).

(c)	Within 120 days after the last day of each of its financial years the Parent shall deliver to the Agent a certificate addressed to the Agent signed by the Chief Financial Officer and one member of Management confirming that the Parent is in compliance with paragraph (b) above in relation to the financial year of the Parent ending immediately prior to the delivery of such certificate.

(d)	For these purposes, the calculation of Guarantor EBITDA and gross assets shall be made in accordance with U.S. GAAP and in relation to any Guarantor shall be made

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on an unconsolidated basis and Guarantor EBITDA shall be calculated on the same basis as EBITDA in clause 21.1 (Financial definitions) but adjusted so that it is on an unconsolidated basis applicable to the relevant Guarantor only.

(e)	The Parent shall not be required to meet any of the requirements of clauses 22.18(a), 22.18(b), 22.18(c) or 22.18(g) to the extent that it satisfies the Agent (acting reasonably) that it (or a relevant Subsidiary which would otherwise meet such requirements) cannot meet such requirements:

(i)	by reason of legal or regulatory impediment which are beyond its or any member of the Group’s control (acting reasonably) (including, but not limited to, prohibitions relating to financial assistance or lack of corporate benefit);

(ii)	without becoming liable to pay taxes, duties or other amounts which, in the opinion of the Agent (on Majority Lenders’ instructions, acting reasonably), are disproportionate to the value or practical benefit of the Security or guarantee;

(iii)	because directors of the relevant Subsidiary would be subject to (A) a material risk of civil liability or (B) a reasonably possible risk of any criminal liability based on the advice of its legal counsel if such Subsidiary was to provide a guarantee and/or Security for the Facilities; or

(iv)	in the case of any Non Wholly Owned Subsidiary, by reason of any applicable restriction contained in any relevant constitutional document, shareholders’ agreement, joint venture agreement or similar agreement.

(f)	[Intentionally blank;]

(g)	If required by the Agent (and to the extent permitted under applicable law), each entity which is to become an Additional Obligor shall enter into Security Documents(s) in favour of the Security Agent for the benefit of the Finance Parties (or, if applicable, directly in favour of the Finance Parties) over all its assets, business and undertaking as Security for all indebtedness under the Finance Documents, such Security to provide (to the extent permissible and practicable under applicable law) equivalent security over such assets, business and undertaking (together Relevant Assets) as granted to the Security Agent (or, as applicable, the Finance Parties) by Group Companies with similar Relevant Assets incorporated in the same jurisdiction as such Additional Obligor and, if such Additional Obligor is incorporated in a jurisdiction in which no other Group Company incorporated in that jurisdiction with similar Relevant Assets has granted Security. The Security Documents shall be in such form and substance as (following consultation with the Obligors’ Agent) may be reasonably required by the Agent (having due regard to the practicality and costs involved in taking any such Security).

(h)	Notwithstanding the provisions of paragraph (g) above, if a proposed Additional Obligor is required to become an Additional Guarantor as a result of the provisions of paragraph (a) above and without such Additional Obligor providing Transaction Security other Guarantors which together satisfy the requirements of paragraph (b) above have all provided Transaction Security in accordance with the provisions of this Agreement (which Transaction Security continues to remain in place) then such proposed Additional Obligor shall not be required to give any Transaction Security.

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(i)	No member of the Group that is not a U.S. Obligor shall, notwithstanding any provision to the contrary in any Finance Document, be required to give a guarantee or create any Transaction Security in respect of the obligations of any U.S. Borrower or U.S. Bilateral Borrower that would result in any “deemed dividend” to any U.S. Obligor or U.S. Bilateral Borrower pursuant to the Internal Revenue Code and the regulations promulgated and the judicial and administrative decisions rendered under it.

(j)	If at any time:

(i)	the gross assets of Innospec Deutschland GmbH account for more than 7.5% of the consolidated gross assets of the Group; or

(ii)	the EBITDA of Innospec Deutschland GmbH (Innospec Deutschland EBITDA) accounts for more than 7.5% of the EBITDA of the Group,

(and for this purpose the calculation of Innospec Deutschland EBITDA and gross assets, shall be calculated in accordance with paragraphs (b)(i) to (D) of the definition of Material Group Company, save for references to Subsidiary EBITDA shall be construed as references to Innospec Deutschland EBITDA and references to Subsidiary shall be construed as references to Innospec Deutschland GmbH and its Subsidiaries) then the Parent shall ensure, as soon as reasonably practicable but in any event within three Months after Innospec Deutschland GmbH first satisfying either of the tests specified in paragraphs (i) or (ii) above, Innospec Deutschland GmbH accedes to this Agreement as an Additional Guarantor in accordance with clause 25.4 (Additional Guarantors).

22.19	Pari passu ranking

Each Obligor will ensure that its payment obligations under each of the Finance Documents rank and will at all times rank at least pari passu in right and priority of payment with all its other present and future unsecured and unsubordinated indebtedness (actual or contingent), except indebtedness preferred solely by operation of law.

22.20	Accounting Reference Date

(a)	The Parent shall not change its accounting reference date from 31 December and shall not change the duration of any of its financial years unless the Majority Lenders have given their prior written consent to any such change.

(b)	The Parent shall ensure that the financial year of each of its Subsidiaries shall be the same as its own (or in the case of a Subsidiary which is acquired on or after the Third Restatement Date, such Subsidiary changes its financial year end to coincide with the Parent’s financial year end within three months of such acquisition).

22.21	Federal Reserve Regulations

The Obligors’ Agent shall procure that the Facilities are used without violating Regulations T, U and X.

22.22	[Intentionally blank]

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22.23	Compliance with U.S. Regulations

No Obligor shall (and the Parent shall ensure that no other member of the Group will) become an investment company or an affiliated person of or promoter or principal underwriter for an investment company, as such terms are defined in the Investment Company Act of 1940. Neither the making of the Loan, or the application of the proceeds or repayment of any Loan by any U.S. Group Member nor the consummation of the other transactions contemplated by this agreement will violate any provision of such act or any rule, regulation or order of the SEC under the Investment Company Act of 1940.

22.24	Sanctions

No member of the Group may:

(a)	use, lend, contribute or otherwise make available any part of the proceeds of any Utilisation or other transaction contemplated by the Finance Documents directly or indirectly:

(i)	for the purpose of financing any trade, business or other activities involving, or for the benefit of, any Restricted Party; or

(ii)	in any other manner that would reasonably be expected to result in any person being in breach of any Sanctions or becoming a Restricted Party;

(b)	engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or breaches or attempts to breach, directly or indirectly, any Sanctions applicable to it; or

(c)	fund all or part of any payment in connection with a Transaction Document out of proceeds derived from business or transactions with a Restricted Party, or from any action which is in breach of any Sanctions.

22.25	[Intentionally blank]

22.26	Anti-money laundering

At all times from the date of this Agreement throughout the term of the Facilities, to the best knowledge of each Obligor (based upon reasonable inquiry by such Obligor), none of the funds of such Obligor that are used to pay the Facilities shall be derived from any unlawful activity.

22.27	Security

Each Obligor shall, at its own expense, take all such action and shall ensure that each of its subsidiaries shall, at its own expense, take all such action:

(a)	as the Agent or the Security Agent may require (acting reasonably) for the purpose of perfecting or protecting the Finance Parties’ rights under and preserving the Security intended to be created or evidenced by any of the Security Documents; and

(b)	(as the Agent or the Security Agent may require following the making of any declaration pursuant to clause 23.18 (Acceleration)) for facilitating the realisation of any such Security or any part thereof.

22.28	[Intentionally blank]

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22.29	Compliance with Non-Qualifying Bank Rules

Each Swiss Obligor shall at all times ensure that it complies with the Non-Qualifying Bank Rules. For purposes of compliance with the Non-Qualifying Bank Rules, the Parent shall assume for the purposes of determining the total number of creditors which are not Qualifying Banks that at all times there are 10 (ten) Lenders that are not Qualifying Banks under this Agreement.

22.30	Conditions subsequent

(a)	The Parent shall procure, no later than 30 December 2016, the following evidence and documents are delivered to the Agent (in form and substance satisfactory to the Agent):

(i)	a certificate of the Parent (signed by a director or other appropriate signatory) confirming that:

(A)	Completion (as defined in the Jazz Acquisition Agreement) has taken place;

(B)	no Jazz Acquisition Document has been amended, varied, novated, supplemented, superseded, waived or terminated since the date it was entered into except with the prior written consent of the Agent;

(C)	the Parent is not aware of any breach of any warranty or any claim under the Jazz Acquisition Agreement; and

(D)	all the representations and warranties in clause 19 (Representations) are true in all material respects.

(ii)	a certificate from the Parent confirming that the Group is in compliance with clause 22.18(b) (Guarantors and security) as at the Jazz Closing Date and will be immediately following the Jazz Closing Date;

(iii)	a certificate from the Parent attaching the Group Structure Chart showing the Group as at the Jazz Closing Date;

(iv)	written acknowledgement in the agreed form executed by the Jazz Vendor acknowledging the Transaction Security over the Jazz Acquisition Agreement; and

(v)	evidence of the discharge and release of all Financial Indebtedness, Security and guarantees in relation to the Jazz Target Group not permitted to remain outstanding under clause 22.3(c) of this Agreement.

(b)	The Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence required pursuant to clause 22.30(a).

(c)	The Parent shall, as soon as reasonably practicable, and in any event by the date falling 12 Months after the Jazz Closing Date, notify the Agent in writing (Jazz Notification):

(i)	whether any members of the Jazz Target Group (if any) are Material Group Companies; and

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(ii)	if any, the name of each member of the Jazz Target Group which is a Material Group Company.

(d)	The Parent shall procure, as soon as reasonably practicable, and in any event by the date falling 3 Months after the date of the Jazz Notification, that each member of the Jazz Target Group which is a Material Group Company accedes to this Agreement as an Additional Guarantor by:

(i)	the Parent and each such Material Group Company delivering to the Agent a duly completed and executed Accession Letter (in form and substance satisfactory to the Agent); and

(ii)	the Agent receiving from the Parent, all of the documents and other evidence listed in part 2 of schedule 2 (Conditions precedent) in respect of the accession of each such Material Group Company as an Additional Guarantor, each in form and substance satisfactory to the Agent.

(e)	The Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence required pursuant to clause 22.30(d) in respect of the accession of each such Material Group Company as an Additional Guarantor.

22.31	Jazz Acquisition Documents

(a)	A member of the Group shall (and the Parent will procure that the relevant member of the Group will) promptly pay all amounts payable to the Jazz Vendor under the Jazz Acquisition Documents as and when they become due (except to the extent that any such amounts are being contested in good faith by a member of the Group and where adequate reserves are set aside for any such payment).

(b)	A member of the Group shall, (and the Parent will procure that each relevant member of the Group will), take all reasonable and practical steps to preserve and enforce its rights (or the rights of any other member of the Group) and pursue any claims and remedies arising under any Jazz Acquisition Documents.

22.32	People with Significant Control regime

Each Obligor shall (and the Parent shall ensure that each other member of the Group will):

(a)	within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from any company incorporated in the United Kingdom whose shares are the subject of the Transaction Security; and

(b)	promptly provide the Security Agent with a copy of that notice.

22.33	Payments

Each Obligor shall ensure that the amounts specified below are moved as quickly as reasonably practicable through each account specified below:

(a)	$77,966,046.53 from the Parent (account number 050798375 and sort code BARCUS33) to Innospec Finance (account number 46392999 and sort code 20-51-01);

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(b)	$32.033,953.47 from the Parent (account number 050798375 and sort code BARCUS33) to Innospec International (account number 79148688 and sort code 20-51-01);

(c)	$32,033,953.47 from Innospec International (account number 79148688 and sort code 20-51-01) to Innospec Finance (account number 46392999 and sort code 20-51-01);

(d)	$60,000,000 from Innospec Finance (account number 46392999 and sort code 20-51-01) to Innospec Holdings Limited (account number 69107299 and sort code 20-51-01);

(e)	$140,000,000 from Innospec Finance (account number 46392999 and sort code 20-51-01) to Innospec Performance (account number 43260500 and sort code 20-51-01);

(f)	$60,000,000 from Innospec Holdings Limited (account number 69107299 and sort code 20-51-01) to Innospec Performance (account number 43260500 and sort code 20-51-01); and

(g)	$200,000,000 from Innospec Performance (account number 43260500 and sort code 20-51-01) to the client account of Weil, Gotshal & Manges (account number 10232877 and sort code 18-00-91).

23	Events of Default

Each of the events or circumstances set out in clause 23 is an Event of Default (save for clause 23.18 (Acceleration) and clause 23.19 (U.S. Insolvency)).

23.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless the Agent is satisfied that such non-payment is due solely to administrative or technical errors or delays in the transmission of funds and payment is made within three days of its due date.

23.2	Financial covenants

Any requirement of clause 21 (Financial covenants) is not satisfied.

23.3	Other obligations

(a)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in clause 23.1 (Non-payment) and clause 23.2 (Financial covenants).

(b)	Any requirement of clause 22.30 (Conditions subsequent) is not satisfied.

(c)	No Event of Default under clause 23.3(a) will occur if the failure to comply is capable of remedy and is remedied within 14 days of the earlier of the Agent giving notice to the Obligors’ Agent or the relevant Obligor becoming aware of the failure to comply.

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23.4	Cross default

(a)	Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any member of the Group is validly declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any member of the Group is validly cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)	Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)	No Event of Default will occur under this clause 23.4 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than $10,000,000 (or its equivalent in any other currency or currencies).

23.5	Misrepresentation

(a)	Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)	No Event of Default will occur under paragraph (a) above if the circumstances giving rise to the incorrect or misleading representation or statement are capable of remedy and are remedied within 14 days of the earlier of the Agent giving notice to the Obligors’ Agent or the relevant Obligor being aware of those circumstances.

23.6	Insolvency

(a)	A member of the Group (other than a Dormant Company) is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any Material Group Company is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of any Material Group Company.

23.7	Insolvency proceedings

Any corporate action, legal proceedings or other formal procedure or step or, in respect of any proceedings initiated under the Enterprise Act 2002, any procedure or step is taken in relation to:

(a)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or Material Group Company other than a solvent liquidation or reorganisation of any member of the Group which is not an Obligor;

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(b)	a composition, compromise, assignment or arrangement with creditors generally or any class of creditors of any Obligor or Material Group Company;

(c)	the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, receiver or manager, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Obligor or Material Group Company or any of its assets; or

(d)	enforcement of any Security over any asset of any member of the Group,

or any analogous procedure or step is taken in any jurisdiction. No Event of Default will occur under this clause 23.7 if the Majority Lenders (acting reasonably) are satisfied that the relevant corporate action, legal proceedings or other procedure (Relevant Action) is of a frivolous or vexatious nature, is being contested in good faith and by appropriate proceedings by the relevant member of the Group and that it is reasonably likely that such Relevant Action will be set aside, dismissed or withdrawn within 14 days of being taken or instituted.

23.8	Creditors’ process

(a)	Any expropriation, attachment, sequestration, distress, execution or enforcement of any Security affects any asset or assets of a Material Group Company having an aggregate value greater than $10,000,000 (or its equivalent in other currencies).

(b)	No Event of Default under paragraph (a) above will occur if:

(i)	that member of the Group is, in good faith, contesting the expropriation, attachment, sequestration, distress, execution or enforcement by appropriate proceedings diligently pursued with a reasonable prospect of success; and

(ii)	if those proceedings were adversely determined against that member of the Group, such expropriation, attachment, sequestration, distress, execution or enforcement could not reasonably be expected to have a Material Adverse Effect; and

(iii)	the expropriation, attachment, sequestration, distress, execution or enforcement is discharged within 30 days.

23.9	[Intentionally blank]

23.10	Unlawfulness and Invalidity

(a)	It is or becomes unlawful under any applicable jurisdiction for an Obligor to perform any of its obligations under the Finance Documents (in circumstances or to an extent which could reasonably be expected to have a Material Adverse Effect) or any Transaction Security created or expressed to be created or evidenced by the Security Documents ceases to be effective.

(b)	Any Security Document fails or ceases to provide effective Security over the assets in respect of which Security was intended to be created by that Security Document in a manner and to an extent which could reasonably be expected to be materially adverse to the interests of the Finance Parties under the Finance Documents.

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23.11	Repudiation

(a)	An Obligor repudiates a Finance Document or evidences in writing an intention to repudiate a Finance Document or any Transaction Security.

(b)	Any party to the Jazz Acquisition Documents rescinds or purports to rescind or repudiates or purports to repudiate any of those agreements or instruments in whole or in part where to do so has or is, in the reasonable opinion of the Majority Lenders, likely to have a material adverse effect on the interests of the Lenders under the Finance Documents.

23.12	[Intentionally blank]

23.13	Litigation

Any litigation, arbitration, or administrative or regulatory proceeding is commenced or any judgement or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body is made in relation to the Transaction Documents or the transactions contemplated by the Transaction Documents or by or against a member of the Group which could reasonably be expected to be adversely determined against the relevant member of the Group and, if so determined, could reasonably be expected to have a Material Adverse Effect.

23.14	Auditor’s qualification

The auditors of the Parent qualify their report on the audited consolidated accounts of the Parent in any manner which is, in the reasonable opinion of the Majority Lenders, materially adverse in the context of the Finance Documents.

23.15	[Intentionally blank]

23.16	Material adverse change

At any time there occurs an event or circumstance which, in the reasonable opinion of the Majority Lenders, has, or is reasonably likely to have, a Material Adverse Effect.

23.17	[Intentionally blank]

23.18	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders:

(a)	by notice to the Obligors’ Agent:

(i)	cancel the Total Commitments whereupon they shall immediately be cancelled;

(ii)	declare that all or part of the Loans, together with accrued interest, and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

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(iii)	declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(b)	exercise or direct the Security Agent to exercise, any or all of its rights, remedies, powers or discretions under any of the Finance Documents (provided that the Agent is not obliged to direct the Security Agent to take any enforcement action in relation to the Transaction Security unless the Majority Creditors have so directed the Agent).

23.19	U.S. Insolvency

If (i) any Event of Default under clause 23.6 or clause 23.7 occurs in respect of any Borrower that is incorporated or organized in the U.S. (or any state thereof, including the District of Columbia) or (ii) any Event of Default under clause 23.6 or clause 23.7 occurs in respect of any other Borrower in any case or proceeding commenced or approved under chapter 7 or chapter 11 of the U.S. Bankruptcy Code or any other U.S. federal or state bankruptcy or insolvency law, the Loans made to such Borrower shall be immediately due and payable without notice from the Agent (together with accrued interest and commission and any other sums owed by such Borrower under this Agreement and the other Finance Documents).

24	Changes to the Finance Parties

24.1	Assignments and transfers by the Lenders

Subject to this clause 24, a Lender (Existing Lender) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (New Lender) (but not to a member of the Group or an Affiliate of a member of the Group).

24.2	Conditions of assignment or transfer

(a)	An Existing Lender must consult with the Parent for no less than five Business Days before it may make an assignment or transfer, unless the assignment or transfer is:

(i)	to another Lender or an Affiliate of a Lender, which is a Qualifying Bank or a Permitted Non-Qualifying Bank; or

(ii)	made at a time when the occurrence of an Event of Default is continuing.

(b)	An assignment will only be effective on:

(i)	receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

(ii)	performance by the Agent of all “know your customer” or other similar checks under all applicable laws and regulations relating to any person that it is required to carry out in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

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(c)	A transfer will only be effective if the procedure set out in clause 24.6 is complied with.

(d)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)	as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under clause 13 (Tax gross up and indemnities) or clause 14 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(e)	Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

24.3	Additional Limitation

Notwithstanding the other provisions of this clause 24, if a Swiss Obligor is a party to this Agreement:

(a)	no Lender may assign or transfer any of its rights or obligations under this Agreement, if as a result of such assignment or transfer a Swiss Obligor would be in breach of the Non-Qualifying Bank Rules; and

(b)	the consent of any Swiss Obligor is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is to a Qualifying Bank or is made at a time after the occurrence of an Event of Default is continuing. The Swiss Obligor may not withhold or delay its consent to any such assignment or transfer if the Non-Qualifying Bank Rules are met at the time at which such consent is sought. The Borrower will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Swiss Obligor within that time.

24.4	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of £2,500.

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24.5	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Transaction Document; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Transaction Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this clause 24; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Transaction Documents or otherwise.

24.6	Procedure for transfer using a Transfer Certificate or an assignment using an Assignment Agreement

(a)	Subject to the conditions set out in clause 24.2 a transfer is effected in accordance with clause 24.6(c) when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to clause 24.6(b), as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)	The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

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(c)	Subject to clause 24.11 (Pro rata interest settlement), on the Transfer Date:

(i)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the Discharged Rights and Obligations);

(ii)	each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)	the Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a Lender.

(d)	Subject to the conditions set out in clause 24.2 an assignment may be effected in accordance with clause 24.6(f) when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to clause 24.6(e), as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(e)	The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(f)	Subject to clause 24.11 (Pro rata interest settlement), on the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)	the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (Relevant Obligations) and expressed to be the subject of the release in the Assignment Agreement; and

(iii)	the New Lender shall become a Party as a Lender and will be bound by obligations equivalent to the Relevant Obligations.

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(g)	Lenders may utilise procedures other than those set out in this clauses 24.6(d) to 24.6(f) (inclusive) to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with clauses 24.6(a) to 24.6(c) (inclusive)), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in clause 24.2.

24.7	Copy of Transfer Certificate or Assignment Agreement or Increase Confirmation to Parent

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement or Increase Confirmation send to the Parent a copy of that Transfer Certificate or Assignment Agreement or Increase Confirmation.

24.8	Register

The Agent shall maintain at one of its offices a copy of each Transfer Certificate, Assignment Agreement and Increase Confirmation delivered to it and a register (Register) for the recording of the names and addresses of each Lender and the Commitments of and obligations owing to each Lender. The Agent shall update the Register on each Transfer Date and on each date that it signs an Increase Confirmation. The Register shall be available for inspection by each Borrower at any reasonable time and from time to time upon reasonable prior notice.

24.9	Disclosure of information

Any Finance Party may disclose:

(a)	to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)	to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)	with (or through) whom that Lender enters into (or may potentially enter into), whether directly or indirectly, any sub participation in relation to, or any other transaction under which payments are to be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)	appointed by any Finance Party or by a person to whom clause 24.9(b)(i) or 24.9(b)(ii) applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under clause 26.16(e) (Relationship with the Lenders, Bilateral Banks and Hedging Banks));

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(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (i) or (ii) above;

(v)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to clause 24.16;

(vii)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(viii)	who is a Party; or

(ix)	with the consent of the Parent,

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)	in relation to paragraphs (i), (ii) or (iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)	in relation to paragraph (iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; or

(C)	in relation to paragraphs (v), (vi) and (vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)

to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph if the service provider to whom the Confidential Information is to be given

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has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Parent and the relevant Finance Party;

(d)	any Finance Party may disclose to any of its Affiliates and any other person with (or through) whom that Finance Party enters into (or may potentially enter into) any securitisation (or similar transaction of broadly equivalent economic effect) of that Lender’s rights or obligations under the Finance Documents, information about the size and term of the Facilities and the name of each of the Obligors as that Finance Party shall consider appropriate; and

(e)	to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

24.10	Disclosure to numbering service providers

(a)	Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	clause 40 (Governing law);

(vi)	the names of the Agent and each Arranger;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amounts of, and name of, the Facilities (and any tranches);

(ix)	amount of Total Commitments;

(x)	currencies of the Facilities;

(xi)	type of Facilities;

(xii)	ranking of Facilities;

(xiii)	the Termination Date;

(xiv)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and

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(xv)	such other information agreed between such Finance Party and the Parent,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)	The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	Each Obligor represents that none of the information set out in paragraphs (i) to (xv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

(d)	The Agent shall notify the Parent and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider.

24.11	Pro rata interest settlement

(a)	If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to clause 24.6 the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)	any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (Accrued Amounts) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(ii)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender; and

(B)	the amount payable to the New Lender on that date will be the amount which would, but for the application of this clause 24.11, have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this clause 24.11 references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.

(c)	An Existing Lender which retains the right to the Accrued Amounts pursuant to this clause 24.11 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

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24.12	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by clause 24.9 and clause 24.10, and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

24.13	Banking secrecy and data protection legislation

Each Obligor expressly releases, to the extent permitted by any relevant laws, each Finance Party from any confidentiality obligation and any restrictions on banking secrecy or any data protection legislation (with regard to any data and/or information directly or indirectly relating to any Finance Document), to the extent required for the:

(a)	execution, performance, funding and administration required;

(b)	exercise of its rights;

(c)	fulfilment of its obligations; and/or

(d)	preparation and negotiation of potential changes to the Lenders including any transfer of such data and/or information abroad,

under any Finance Documents.

24.14	Accession of Bilateral Banks

The Parent shall procure that any person which is, or is to be, a Bilateral Bank and which person is not also a Lender will accede to this Agreement as a Bilateral Bank by executing an Accession Letter.

24.15	Accession of Hedging Banks

The Parent shall procure that any person which is, or is to be, a Hedging Bank and which person is not also a Lender will accede to this Agreement as a Hedging Bank by executing an Accession Letter.

24.16	Security over Lenders’ rights

(a)	In addition to the other rights provided to Lenders under this clause 24, each Lender may without consulting with or obtaining consent from any Obligor at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(i)	any charge, assignment or other Security to secure obligations to any government authority, department or agency including HM Treasury, a federal reserve or central bank; and

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(ii)	any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as Security for those obligations or securities, except that no such charge, assignment or Security shall:

(A)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents or

(B)	require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

24.17	Entire agreement

This clause 24 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

24.18	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

24.19	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Parent:

(a)	of the circumstances of any disclosure of Confidential Information made pursuant to clause 24.9(b)(v) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this clause 24.

24.20	Continuing obligations

The obligations in this clause 24 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

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24.21	Confidentiality of Funding Rate and Reference Bank Quotations

(a)	The Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by clauses 24.21(b), 24.21(c) and 24.21(d).

(b)	The Agent may disclose:

(i)	any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the relevant Borrower pursuant to clause 9.5 (Notification of rates of interest); and

(ii)	any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender or Reference Bank, as the case may be.

(c)	The Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Obligor may disclose any Funding Rate, to:

(i)	any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this clause 24.21(c)(i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)	any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)	any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

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(iv)	any person with the consent of the relevant Lender or Reference Bank, as the case may be.

(d)	The Agent’s obligations in this clause 24.21 relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under clause 9.5 (Notification of rates of interest) provided that (other than pursuant to clause 24.21(b)(i)) the Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

24.22	Related obligations

(a)	The Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Agent, any Reference Bank Quotation for any unlawful purpose.

(b)	The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:

(i)	of the circumstances of any disclosure made pursuant to clause 24.21(c)(ii) except where such disclosure is made to any of the persons referred to in that clause during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of clauses 24.21 and 24.22.

24.23	No Event of Default

No Event of Default will occur under clause 23.3 (Other obligations) by reason only of an Obligor’s failure to comply with clauses 24.21 and 24.22.

25	Changes to the Obligors

25.1	Assignment and transfers by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

25.2	Additional Borrowers

(a)	Subject to compliance with the provisions of clause 20.8(c) (Know your customer checks) and clause 20.8(d) (Know your customer checks), the Parent may request that any of its wholly owned Subsidiaries becomes an Additional Borrower. The Subsidiary shall become an Additional Borrower if:

(i)	that Subsidiary:

(A)	is a limited liability company incorporated in England;

(B)	is a U.S. Guarantor and formed or incorporated in a jurisdiction that is the same as a jurisdiction in which an existing U.S. Borrower is formed or incorporated; or

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(C)	all the Lenders approve the addition of that Subsidiary;

(ii)	the Obligors’ Agent delivers to the Agent a duly completed and executed Accession Letter;

(iii)	the Subsidiary is (or becomes) a Guarantor prior to or concurrently with becoming a Borrower;

(iv)	(if applicable) the Subsidiary is in compliance with the Non-Qualifying Bank Rules prior to or concurrently with becoming a Swiss Obligor;

(v)	the Obligors’ Agent confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(vi)	the Agent has received all of the documents and other evidence listed in part 2 of schedule 2 (Conditions precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

(b)	The Agent shall notify the Obligors’ Agent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in part 2 of schedule 2 (Conditions precedent).

25.3	Resignation of a Borrower

(a)	The Parent may request that a Borrower (other than itself) ceases to be a Borrower by delivering to the Agent a Resignation Letter.

(b)	The Agent shall accept a Resignation Letter and notify the Parent and the Lenders of its acceptance if:

(i)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the Parent has confirmed this is the case); and

(ii)	the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents,

whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

25.4	Additional Guarantors

(a)	Subject to compliance with the provisions of clause 20.8(c) (Know your customer checks) and clause 20.8(d) (Know your customer checks), the Parent may request that any of its wholly owned Subsidiaries become an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if:

(i)	the Parent delivers to the Agent a duly completed and executed Accession Letter; and

(ii)	the Agent has received all of the documents and other evidence listed in part 2 of schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

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(b)	The Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in part 2 of schedule 2 (Conditions precedent).

25.5	Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

25.6	Resignation of a Guarantor

(a)	The Parent may request that a Guarantor (other than the Parent or Innospec Finance) ceases to be a Guarantor by delivering to the Agent a Resignation Letter.

(b)	The Agent shall accept a Resignation Letter and notify the Parent and the Lenders of its acceptance if:

(i)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the Parent has confirmed this is the case);

(ii)	all the Lenders have consented to the Parent’s request; and

(iii)	the provisions of clause 22.18(b) (Guarantors and security) would be complied with immediately after the acceptance of the Resignation Letter (and the Parent has confirmed this is the case together with supporting confirmation from its auditors).

26	Role of the Agent, Security Agent and the Arranger

26.1	Appointment of the Agent

(a)	Each of the Arranger and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)	Each of the Arranger and the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

26.2	Duties of the Agent and Security Agent

(a)	The Agent and the Security Agent shall promptly forward to a Party the original or a copy of any document which is delivered to it in its capacity as Agent or Security Agent for that Party by any other Party.

(b)	Subject to clause 26.2(c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(c)	Without prejudice to clause 24.7 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Parent), clause 26.2(b) shall not apply to any Transfer Certificate, any Assignment Agreement or any Increase Confirmation.

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(d)	If the Agent or the Security Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(e)	If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Arranger or the Security Agent) under this Agreement, it shall promptly notify the other Finance Parties.

(f)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

26.3	Role of the Arrangers

Except as specifically provided in the Finance Documents, no Arranger has any obligations of any kind to any other Party under or in connection with any Finance Document.

26.4	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.

(b)	Neither the Agent nor the Arranger nor the Security Agent shall be bound to account to any Lender, Bilateral Bank or Hedging Banks for any sum or the profit element of any sum received by it for its own account.

(c)	The Security Agent shall not have or be deemed to have any duty, obligation or responsibility to, or a relationship of trust or agency with any Obligor.

26.5	Appointment of the Security Agent and certain Security held on Trust

(a)	Each of the Arrangers, the Lenders and the other Finance Parties appoint the Security Agent to act as security agent under and in connection with the Finance Documents, provided that in relation to the Swiss Share Pledges, the Lenders appoint the Security Agent also as their direct representative (direkter Stellvertreter) acting in their name and for their account.

(b)	The Security Agent declares that it shall hold the Transaction Security on trust for the Finance Parties on the terms contained in this Agreement.

(c)	Each of the Parties agrees that the Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is a party (and no others shall be implied).

(d)	The Finance Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers pursuant to the Security Documents except through the Security Agent.

(e)	The rights, powers and discretions conferred upon the Security Agent by this Agreement shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by general law or otherwise.

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26.6	Disapplication

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 and the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

26.7	Business with the Group

The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

26.8	Rights and discretions of the Agent and Security Agent

(a)	The Agent and Security Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Agent and the Security Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders or, as trustee or security agent for the Finance Parties) that:

(i)	no Default has occurred (unless, in the case of the Agent, it has actual knowledge of a Default arising under clause 23.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

(iii)	any notice or request made by the Obligors’ Agent (including, without limitation, any Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

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(c)	If the Security Agent receives any instructions or directions from the Agent to take any action in relation to the Transaction Security, the Security Agent may assume that all applicable conditions under the Finance Documents for taking that action have been satisfied.

(d)	The Agent and the Security Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional or experts.

(e)	Without prejudice to the generality of clause 26.8(d) or clause 26.8(f), the Agent and Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent or the Security Agent (as applicable) (and so separate from any lawyers instructed by the Lenders) if the Agent or the Security Agent (as applicable) in its reasonable opinion deems this to be desirable.

(f)	The Agent and the Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or the Security Agent (as applicable) or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(g)	The Agent and the Security Agent may act in relation to the Finance Documents through its officers, employees and agents and the Agent and the Security Agent shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part, of any such person,

unless such error or such loss was directly caused by the Agent’s or the Security Agent’s gross negligence or wilful misconduct.

(h)	Unless a Finance Document expressly provides otherwise, the Agent and the Security Agent may disclose to any other Party any information it reasonably believes it has received as Agent or Security Agent under this Agreement.

(i)	Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger nor the Security Agent is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)	Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

26.9	Instructions

(a)	The Agent and the Security Agent shall:

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(i)	unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent or as Security Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with clause 26.9(a)(i).

(b)	The Agent and the Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent or the Security Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)	Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties save for the Security Agent.

(d)	The Agent and the Security Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, a group of Lenders or, if appropriate, the Majority Creditors) (including any instruction to begin any legal actions or proceedings arising out of or in connection with the Finance Documents) until it has received any indemnification and/or security that it may in its absolute discretion require (whether by way of payment in advance or otherwise) for all costs, losses and liabilities which it may incur in bringing such action or proceedings.

(e)	In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders or, if appropriate, the Majority Creditors) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(f)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This clause 26.9(f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.

(g)	The Security Agent may, in the absence of any instructions to the contrary, take such action in the exercise of any of its duties under the Finance Documents which in its absolute discretion it considers to be for the protection and benefit of all of the Finance Parties.

(h)	The Security Agent may, and shall if so directed by the Agent at any time after receipt by the Security Agent of notice pursuant to clause 23.18 (Acceleration), enforce the Transaction Security in accordance with the terms of the Security Documents. The Security Agent may take such action as in its sole discretion it thinks fit to enforce the Transaction Security.

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26.10	Responsibility for documentation

Neither the Agent nor the Arrangers nor the Security Agent is responsible or liable for:

(a)	the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, the Security Agent, an Obligor or any other person given in or in connection with any Finance Document or the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)	is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or

(c)	is responsible or liable for the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with any of the Finance Documents, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, the Finance Documents or the Transaction Security.

26.11	Excluded Obligations

Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Agent shall not:

(a)	be bound to enquire as to (i) whether or not any Default has occurred or (ii) the performance, default or any breach by an Obligor of its obligations under any of the Finance Documents;

(b)	subject to clause 28 (Sharing among the Finance Parties) and clause 29.17 (Equalisation Payments), be bound to account to any other Finance Party for any sum or the profit element of any sum received by it for its own account;

(c)	be bound to disclose to any other person (including but not limited to any Finance Party) (i) any confidential information or (ii) any other information if disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty;

(d)	be under any obligations other than those which are specifically provided for in the Finance Documents; or

(e)	have or be deemed to have any duty, obligation or responsibility to, or relationship of trust or agency with, any Obligor.

26.12	Exclusion of liability

(a)	Without limiting clause 26.12(b) (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent or the Security Agent), neither the Agent nor the Security Agent will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

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(i)	any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct;

(ii)	exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security; or

(iii)	without prejudice to the generality of clause 26.12(a)(i) and 26.12(a)(ii), any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)	No Party (other than the Agent or the Security Agent) may take any proceedings against any officer, employee or agent of the Agent or the Security Agent, in respect of any claim it might have against the Agent or Security Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Document and any officer, employee or agent of the Agent or the Security Agent, may rely on this clause. Any third party referred to in this clause 26.12(b) may enjoy the benefit of and enforce the terms of this paragraph in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999.

(c)	The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	The Security Agent shall not be liable for any shortfall which arises on the enforcement of any of the Transaction Security.

(e)	The Security Agent shall not be liable for any failure to:

(i)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Charged Property;

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(ii)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Finance Documents or the Transaction Security;

(iii)	register, file or record or otherwise protect any of the Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Finance Documents or of the Transaction Security;

(iv)	take, or to require any of the Obligors to take, any steps to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under the laws of any jurisdiction; or

(v)	require any further assurances in relation to any of the Security Documents.

(f)	Nothing in this Agreement shall oblige the Agent to carry out any “know your customer” or other checks in relation to any person or any check on the extent to which the transaction contemplated by this Agreement might be unlawful for any Lender, on behalf of any Finance Party and each Finance Party confirms to the Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent.

(g)	Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s or the Security Agent’s liability, any liability of the Agent or the Security Agent arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or the Security Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent or the Security Agent at any time which increase the amount of that loss. In no event shall the Agent or the Security Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent or the Security Agent has been advised of the possibility of such loss or damages.

26.13	Lenders’ and Bilateral Banks’ indemnity to the Agent/Security Agent

(a)	Each Lender and Bilateral Bank shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent or the Security Agent (as the case may be), within three Business Days of demand, against any cost, loss or liability incurred by the Agent or the Security Agent (as the case may be) (otherwise than by reason of the Agent’s (or, as the case may be, the Security Agent’s) gross negligence or wilful misconduct) in acting as Agent or Security Agent under the Finance Documents (unless the Agent or Security Agent has been reimbursed by an Obligor pursuant to a Finance Document). In this clause 26.13 Total Commitments shall include the Bilateral Commitments.

(b)	Subject to clause 26.13(c), the Parent shall immediately on demand reimburse any Lender or any Bilateral Bank for any payment that Lender or Bilateral Bank makes to the Agent pursuant to clause 26.13(a).

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(c)	Clause 26.13(b) shall not apply to the extent that the indemnity payment in respect of which the Lender or Bilateral Blank claims reimbursement relates to a liability of the Agent to an Obligor.

26.14	Resignation of the Agent/Security Agent

(a)	The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Lenders and the Parent.

(b)	Each of the Agent and the Security Agent may resign by giving 30 days’ notice to the Lenders and the Obligors’ Agent, in which case the Majority Lenders (after consultation with the Parent) may appoint a successor Agent or Security Agent (as the case may be).

(c)	If the Majority Lenders have not appointed a successor Agent or Security Agent (as the case may be) in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Obligors’ Agent) may appoint a successor Agent or Security Agent (as the case may be) (acting through an office in the United Kingdom).

(d)	The retiring Agent or retiring Security Agent (as the case may be) shall, at its own cost, make available to the successor Agent or Security Agent (as the case may be) such documents and records and provide such assistance as the successor Agent or Security Agent (as the case may be) may reasonably request for the purposes of performing its functions as Agent or Security Agent (as the case may be) under the Finance Documents.

(e)	The Agent’s or the Security Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)	Upon the appointment of a successor, the retiring Agent or Security Agent (as the case may be) shall be discharged from any further obligation as Agent or Security Agent (as the case may be) in respect of the Finance Documents (other than its obligations under clause 26.14(d) but shall remain entitled to the benefit of this clause 26. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)	After consultation with the Obligors’ Agent, the Majority Lenders may, by giving 30 days notice to the Agent or Security Agent (as applicable), require it to resign in accordance with paragraph (b) above. In this event, the Agent or Security Agent (as applicable) shall resign in accordance with paragraph (b) above and the provisions of paragraphs (d) to (f) (inclusive) above shall apply.

(h)	The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above and the provisions of paragraphs (d) to (f) (inclusive) above shall apply.

(i)	The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

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(i)	the Agent fails to respond to a request under clause 13.8 (FATCA Information) and the Parent or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)	the information supplied by the Agent pursuant to clause 13.8 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,

and (in each case) the Parent or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Parent or that Lender, by notice to the Agent, requires it to resign.

26.15	Confidentiality

(a)	In acting as agent or trustee for the Finance Parties, the Agent shall be regarded as acting through its agency division and the Security Agent shall be regarded as acting through its trustee division (if separate from its agency division) each of which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent or Security Agent, it may be treated as confidential to that division or department and the Agent or (as the case may be) the Security Agent shall not be deemed to have notice of it.

(c)	Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent, the Security Agent nor the Arranger are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

26.16	Relationship with the Lenders, Bilateral Banks and Hedging Banks

(a)	The Agent and Security Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)	Each Lender shall supply the Agent with any information that the Security Agent may reasonably specify (through the Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Lender shall deal with the Security Agent exclusively through the Agent and shall not deal directly with the Security Agent.

(c)	The Agent and Security Agent may treat each Bilateral Bank as a Bilateral Bank entitled to payments in respect of the relevant Bilateral Facility unless it has (in its capacity as Agent or Security Agent) received notice in writing to the contrary from that Bilateral Bank.

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(d)	The Agent and Security Agent may treat each Hedging Bank as a Hedging Bank entitled to payments in respect of the relevant Hedging Agreement unless it has (in its capacity as Agent or Security Agent) received notice in writing to the contrary from that Hedging Bank.

(e)	Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under clause 31.6 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of clause 31.2 (Addresses) and clause 31.6(a)(ii) (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

26.17	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Finance Party confirms to the Agent, the Security Agent and each Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, any Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or any Transaction Security;

(c)	whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d)	the adequacy, accuracy and/or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)	the right or title of any person in or to, or the value or sufficiency of any part of, the Charged Property, the priority of any Transaction Security or the existence of any Security affecting the Charged Property.

26.18	Role of Reference Banks

(a)	No Reference Bank is under any obligation to provide a quotation or any other information to the Agent.

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(b)	No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct.

(c)	No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this clause 26.18 subject to clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(d)	A Reference Bank which is not a Party may rely on this clause 26.18, clause 35.2(b) and 35.2(c) (Exceptions) and clauses 24.21, 24.22 and 24.23 subject to clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

26.19	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

26.20	Insurance by Security Agent

The Security Agent shall not be under any obligation to insure any of the Charged Property, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Finance Documents. The Security Agent shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance. Where the Security Agent is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless any Finance Party shall have requested it to do so in writing and the Security Agent shall have failed to do so within 14 days after receipt of that request.

26.21	Manner of enforcement of Security

Each of the Obligors waives, to the extent permitted under applicable law, all rights it may otherwise have to require that the Transaction Security be enforced in any particular order or manner or at any particular time or that any sum received or recovered from any person, or by virtue of the enforcement of any Transaction Security or any other Security, which is capable of being applied in or towards discharge of any of the Secured Obligations is so applied.

26.22	Winding-up of Trust and Perpetuity Period

If the Security Agent, with the approval of the Majority Lenders, determines that (a) all of the Secured Obligations and all other obligations secured by any of the Security Documents, have been fully and finally discharged and (b) none of the Finance Parties is under any commitment, obligation or liability (whether actual or contingent) to make Loans or provide other financial accommodation to any Obligor pursuant to the Finance Documents, the trusts set out in this Agreement shall be wound up. At that time unless already released, the

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Security Agent shall release, without recourse or warranty, all of the Transaction Security then held by it and the rights of the Security Agent under each of the Security Documents, at which time each of the Security Agent, the Agent, the Finance Parties and the Obligors shall be released from its obligations in respect of these trusts and the Transaction Security (save for those which arose prior to such winding-up). The perpetuity period under the rule against perpetuities, if applicable to this Agreement, shall be the period of 125 years from the date of this Agreement.

26.23	Other Provisions relating to Security Agent

(a)	The Security Agent shall be entitled to carry out all dealings with the Finance Parties through the Agent, to give to the Agent any notice or other communication required to be given by the Security Agent to the Finance Parties and to rely on a certificate from the Agent as to the amount owed to any of the Finance Parties or by any Obligor.

(b)	The Security Agent may place (at the cost of the Obligors) any of the Finance Documents and any other documents relating to the Transaction Security in any safe custody selected by the Security Agent or with any financial institution, any company whose business includes the safe custody of documents or any firm of lawyers of good repute and the Security Agent shall not be responsible for, or be required to insure against, any loss incurred in connection with that deposit.

(c)	The Security Agent may accept without enquiry, and shall not be obliged to investigate, such right and title as each of the Obligors may have to any of the Charged Property and shall not be liable for or bound to require any Obligor to remedy any defect in its right or title.

(d)	The Security Agent may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction which would or might otherwise render it liable to any person, and the Security Agent may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

26.24	Delegation and Additional Trustees

(a)	The Security Agent may at any time delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Finance Documents and such delegation may be made upon such terms and conditions (including the power to sub-delegate) and subject to such restrictions as the Security Agent may think fit in the interest of the Finance Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate; and

(b)	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it (i) if it considers such appointment to be in the interests of the Finance Parties or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions which the Security Agent deems to be relevant or (iii) for obtaining or enforcing any judgment in any jurisdiction, and the Security Agent shall give prior notice to the Obligors’ Agent and the Agent of any such appointment. Any person so appointed (subject to the terms of this Agreement) shall have such rights, powers and discretions (not exceeding those conferred on the Security Agent by this Agreement) and such duties and obligations as are conferred or imposed by the instrument of appointment. The remuneration the Security Agent may pay to any such person, and any costs and expenses incurred by such person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

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26.25	Agent’s/Security Agent’s Management Time

Any amount payable to the Agent under clause 15.3 (Indemnity to the Agent), clause 15.4 (Indemnity to the Security Agent), clause 17 (Costs and expenses) and clause 26.13 (Lenders’ and Bilateral Banks’ indemnity to the Agent/Security Agent) shall include the cost of utilising the Agent’s or Security Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent or Security Agent (as applicable) may notify to the Parent and the Lenders, and is in addition to any fee paid or payable to the Agent or Security Agent (as applicable) under clause 12 (Fees).

27	Conduct of business by the Finance Parties

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

28	Sharing among the Finance Parties

28.1	Payments to Lenders

If a Finance Party (Recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with clause 29 (Payment mechanics) (Recovered Amount) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(b)	the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with clause 29 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)	the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (Sharing Payment) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with clause 29.6 (partial payments).

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28.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with clause 29.6 (partial payments).

28.3	Recovering Finance Party’s rights

On a distribution by the Agent under clause 28.2 of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

28.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (Redistributed Amount); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

28.5	Exceptions

(a)	This clause 28 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this clause, have a valid and enforceable claim against the relevant Obligor.

(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified the other Finance Parties of the legal or arbitration proceedings; and

(ii)	the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice or did not take separate legal or arbitration proceedings.

(c)	This clause 28 shall not apply to the extent that the Recovering Finance Party is a Bilateral Bank or a Hedging Bank and the amounts recovered are amounts which are owing under a Bilateral Facility or, as the case may be, a Hedging Agreement and are received at a time when no notice has been served by the Agent under clause 23.18 (Acceleration).

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29	Payment mechanics

29.1	Payments to the Agent

(a)	On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London as specified by the Agent) with such bank as the Agent, in each case, specifies.

29.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to clause 29.3 and clause 29.4 be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank as specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London as specified by that Party).

29.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with clause 30 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

29.4	Clawback

(a)	Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)	Unless clause 29.4(c) applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)	If the Agent has notified the Lenders that it is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

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(i)	the Borrower to whom that sum was made available shall on demand refund it to the Agent; and

(ii)	the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

29.5	[Intentionally blank]

29.6	Partial payments

(a)	Save in the circumstances described in clause 29.6(c), if the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent, the Security Agent and the Arranger under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest or commission due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in clause 29.6(a)(ii) to clause 29.6(a)(iv).

(c)	If after the service of a notice by the Agent under clause 23.18 (Acceleration) or pursuant to the provisions of clause 29.12 the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor or a Bilateral Borrower (other than an Obligor) under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor or Bilateral Borrower (other than an Obligor), as the case may be, under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent, the Security Agent and the Arranger under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest or commission due but unpaid under the Finance Documents;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under the Finance Documents (including without limitation provisions of cash cover in respect of contingent liabilities and payments due under the Bilateral Facilities and Hedging Agreements); and

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(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents,

provided that the amount applied by the Agent in respect of the obligations of the Bilateral Borrowers incorporated in the U.S. shall not exceed the aggregate amount received by the Agent from, or in respect of the assets of, the Obligors incorporated in the U.S.

(d)	The Agent shall, if so directed by the Majority Creditors, vary the order set out in clause 29.6(c)(iii) to 29.6(c)(iv) above provided that any such variation shall be subject to the proviso to clause 29.6(c).

(e)	Paragraphs 29.6(a), 29.6(b), 29.6(c) and 29.6(d) above will override any appropriation made by an Obligor.

29.7	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

29.8	Business Days

(a)	Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

29.9	Currency of account

(a)	Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated pursuant to this Agreement on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

(f)	For the purpose of or pending the discharge of any of the Secured Obligations the Security Agent may convert any monies received or recovered by it from one currency to another, at the spot rate at which the Security Agent is able to purchase the currency in which the Secured Obligations are due with the amount received. The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

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29.10	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Parent); and

(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Parent) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the London interbank market and otherwise to reflect the change in currency.

29.11	Disruption to Payment Systems etc

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Parent that a Disruption Event has occurred:

(a)	the Agent may, and shall if requested to do so by the Parent, consult with the Parent with a view to agreeing with the Parent such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(b)	the Agent shall not be obliged to consult with the Parent in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)	the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)	any such changes agreed upon by the Agent and the Parent shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of clause 35 (Amendments and waivers);

(e)	the Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this clause 29.11; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to clause 29.11(d).

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29.12	Application of Proceeds by Security Agent

All monies from time to time received or recovered by the Security Agent or Receiver (a) in connection with the realisation or enforcement of all or any part of the Transaction Security or (b) pursuant to a Recovery by a Relevant Bilateral Bank pursuant to clause 29.17 shall be held by the Security Agent on trust to apply them as soon as the Security Agent in its sole discretion determines to be reasonably practicable, to the extent permitted by applicable law (subject to the provisions of this clause and notwithstanding any purported appropriation by any Obligor), in the following order of priority:

(a)	in discharging any sums owing to the Security Agent (in its capacity as trustee), any Receiver or any Delegate;

(b)	in payment to the Agent, on behalf of the Finance Parties, for application towards the discharge of all sums due and payable by any Obligor or Bilateral Borrower (other than an Obligor) under any of the Finance Documents in the order set out in clause 29.6(c);

(c)	if none of the Obligors or Bilateral Borrowers (other than Obligors), is under any further actual or contingent liability under any Finance Document, in payment to any person to whom the Security Agent is obliged to pay in priority to any Obligor or Bilateral Borrower (other than an Obligor); and

(d)	the balance, if any, in payment to the relevant Obligor.

29.13	Investment of Proceeds by Security Agent

Prior to the application of the proceeds of the Transaction Security in accordance with clause 29.12 the Security Agent may, at its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent or Agent with such financial institution (including itself) for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the application from time to time of those monies at the Security Agent’s discretion in accordance with the provisions of this clause 29.

29.14	Permitted Deductions by Security Agent

The Security Agent shall be entitled (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement, and to pay all Taxes which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

29.15	Discharge of Secured Obligations

Each of the Obligors agrees that the Secured Obligations shall only be discharged to the extent of the receipts by or recoveries of the Security Agent pursuant to the enforcement of the Transaction Security. Any payment to be made in respect of the Secured Obligations by the Security Agent may be made to the Agent and any payment so made shall be a good discharge to the extent of such payment, to the Security Agent.

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29.16	Sums received by Obligors

If any of the Obligors receives any sum which, pursuant to any of the Finance Documents, should have been paid to the Security Agent, that sum shall be held by that Obligor on trust for the Finance Parties and shall promptly be paid to the Security Agent for application in accordance with this clause.

29.17	Equalisation Payments

(a)	If at any time after the delivery of a notice by the Agent under clause 23.18 (Acceleration) any Relevant Bilateral Bank makes a Recovery in respect of any sum owed by the relevant Bilateral Borrower whether directly or by set-off or by any other means which, if such sum had been recovered by the Relevant Bilateral Bank from an Obligor, would have fallen to be dealt with under clause 29.12 then:

(i)	such Relevant Bilateral Bank will notify details of such Recovery to the Security Agent within three Business Days;

(ii)	the Security Agent will then determine in good faith the amount by which such Recovery exceeds the amount which such Relevant Bilateral Bank would have received had such Recovery been affected by the Security Agent from an Obligor pursuant to the Security Documents and applied as provided in clause 29.12;

(iii)	such Relevant Bilateral Bank will pay an amount (Equalisation Sharing Payment) equal to the excess to the Security Agent, retaining the balance in pro tanto satisfaction of the amount due to it; and

(iv)	the Security Agent shall treat the excess as if it were a Recovery from an Obligor pursuant to the relevant Security Documents and shall deal with it in accordance with clause 29.12 (taking into account the amount withheld by the Relevant Bilateral Bank in clause 29.17(a)(iii)).

(b)	On a distribution by the Security Agent under paragraph (a), the Relevant Bilateral Bank will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(c)	If and to the extent that the Relevant Bilateral Bank is not able to rely on its rights under paragraph (b) above, the relevant Obligor shall be liable to the Relevant Bilateral Bank for a debt equal to the Equalisation Sharing Payment which is immediately due and payable.

30	Set-off

Save as otherwise provided in clause 22.9 (Hedging Arrangements), a Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

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31	Notices

31.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

31.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Parent and Innospec Finance, that identified with its name below;

(b)	in the case of each Finance Party or any other Original Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent and the Security Agent, that identified with its name below,

or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

31.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under clause 31.2, if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or the Security Agent (as the case may be) and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s (or, as applicable, Security Agent’s) signature below (or any substitute department or officer as the Agent or the Security Agent (as the case may be) shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Obligors’ Agent in accordance with this clause will be deemed to have been made or delivered to each of the Obligors.

(e)	All notices to a Lender from the Security Agent shall be sent through the Agent.

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(f)	Any communication or document which becomes effective in accordance with clause 31.3(a) to 31.3(d), after 5.00 pm in the place of receipt shall be deemed only to become effective on the following day.

31.4	Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to clause 31.2 or changing its own address or fax number the Agent shall notify the other Parties.

31.5	[Intentionally blank]

31.6	Electronic communication

(a)	Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than 5 Business Days’ notice.

(b)	Any such electronic communication as specified in clause 31.6(a) to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(c)	Any such electronic communication as specified in clause 31.6(a) made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or Security Agent shall specify for this purpose.

(d)	Any electronic communication which becomes effective, in accordance with clause 31.6(c), after 5.00 pm in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)	Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this clause 31.6.

31.7	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

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(ii)	if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

32	Calculations and certificates

32.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

32.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

32.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the London interbank market differs, in accordance with that market practice.

33	Partial invalidity

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

34	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

35	Amendments and waivers

35.1	Required consents

(a)	Subject to clause 35.2 any term of the Finance Documents (other than the Security Documents, the Bilateral Facilities and the Hedging Agreements) may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this clause.

(c)	Clause 24.11(b) (Pro rata interest settlement) shall apply to this clause 35.

Conformed copy

35.2	Exceptions

(a)	An amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of Majority Lenders or Majority Creditors in clause 1.1 (Definitions);

(ii)	the definition of Screen Rate in clause 1.1 (Definitions);

(iii)	the definitions of Sanctions Authority, OFAC, Restricted Party, Sanctions and Sanctions List in clause 1.1 (Definitions);

(iv)	an extension to the date of payment of any amount under the Finance Documents;

(v)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(vi)	an increase in any Commitment or the Total Commitments including an increase under clause 2.4 (Accordion Facility), an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the relevant Facility;

(vii)	(other than as expressly permitted by the provisions of any Finance Document) the nature or scope of:

(A)	the guarantee and indemnity granted under clause 18 (Guarantee and indemnity);

(B)	the Charged Property; or

(C)	the manner in which the proceeds of enforcement of the Transaction Security are distributed,

(except in the case of clauses 35.2(a)(vii)(B) and (C), insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document);

(viii)	a change to the Borrowers or Guarantors other than in accordance with clause 25 (Changes to the Obligors);

(ix)	a release of any Security Documents other than in accordance with the terms of the Finance Documents;

(x)	any provision which expressly requires the consent of all the Lenders;

(xi)	clause 2.3 (Finance Parties’ rights and obligations), clause 2.4 (Accordion Facility), clause 5.1 (Delivery of a Utilisation Request), clause 8.1 (Illegality) to clause 8.3 (Disposals) (inclusive), clause 24 (Changes to the Finance Parties), clause 25 (Changes to the Obligors), this clause 35, clause 40 (Governing law) or clause 41 (Enforcement);

(xii)	clause 19.22 (Sanctions) and clause 22.24 (Sanctions); or

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(xiii)	clause 28 (Sharing among the Finance Parties), 29.12 (Application of Proceeds by Security Agent) and clause 29.17 (Equalisation Payments),

shall not be made without the prior consent of all the Lenders.

(b)	An amendment or waiver which has the effect of changing or which relates to any provision in this Agreement relating to the terms of any Bilateral Facility or Hedging Agreement or the rights of a Bilateral Bank or Hedging Bank thereunder may not be affected without the consent of the relevant Bilateral Bank or Hedging Bank (as the case may be).

(c)	An amendment or waiver which relates to the rights or obligations of the Agent, the Security Agent or the Arranger may not be made without the consent of the Agent, the Security Agent or the Arranger (as the case may be).

(d)	An amendment or waiver that has the effect of changing or which relates to any provision which expressly requires the consent of the Majority Creditors, shall not be made without the prior consent of the Majority Creditors.

35.3	Replacement of Screen Rate

Subject to clauses 35.2(b) and 35.2(c) if any Screen Rate is not available for a currency which can be selected for a Loan, any amendment or waiver which relates to providing for another benchmark rate to apply in relation to that currency in place of that Screen Rate (or which relates to aligning any provision of a Finance Document to the use of that other benchmark rate) may be made with the consent of the Lenders and the Parent.

35.4	[Intentionally blank]

35.5	Amendments to Security Documents

Subject to clause 35.2(a)(vii), the Security Agent may, if authorised by the Majority Lenders, amend the terms of, waive any of the requirements of, or grant consents under, any of the Security Documents, any such amendment, waiver or consent being binding on all the Parties.

35.6	[Intentionally blank]

35.7	Releases by Security Agent

Upon a disposal of any of the Charged Property (a) pursuant to the enforcement of the Transaction Security by a Receiver or the Security Agent or (b) if such disposal is permitted by clause 22.4(a) (Disposals) of this Agreement or any other provision of the Finance Documents, the Security Agent shall (at the cost of the Obligor) release that property from the Transaction Security and is authorised to execute, without the need for any further authority from the Finance Parties, any release of the Transaction Security or other claim over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

35.8	Amendments by Obligors’ Agent

The Obligors’ Agent (acting on behalf of each of the Obligors) may agree any amendment to or modification of the provisions of any of the Finance Documents or any schedule thereto, or grant any waiver or consent in relation thereto and the Obligors will be bound by any such amendment or modification.

Conformed copy

35.9	[Intentionally blank]

35.10	[Intentionally blank]

35.11	[Intentionally blank]

36	Obligors’ Agent

(a)	Each Obligor by its execution of this Agreement or an Accession Letter irrevocably authorises the Obligors’ Agent to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)	the Obligors’ Agent on its behalf to supply all information concerning itself, its financial condition and otherwise to the relevant persons contemplated under this Agreement and to give all notices and instructions (including, in the case of a Borrower (and without limitation), Utilisation Requests) to execute on its behalf any Accession Letter, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to be given to or served on such Obligor pursuant to the Finance Documents to the Obligors’ Agent on its behalf,

and in each such case such Obligor will be bound thereby as though such Obligor itself had supplied such information, given such notice and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)	Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

37	USA Patriot Act

Each Lender hereby notifies each Obligor that pursuant to the requirements of the USA Patriot Act, such Lender is required to obtain, verify and record information that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow such Lender to identify such Obligor in accordance with the USA Patriot Act.

38	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

Conformed copy

39	Publicity

All publicity in connection with the Facilities shall be managed by the Arrangers in consultation with the Parent. No publicity in connection with the Facilities shall be released without the prior approval of the Parent and the Arrangers. If any member of the Group is obliged as a matter of applicable law or regulation to disclose any information relating to the Facilities it shall be permitted to do so and shall provide to the Agent details of that disclosure prior to making that disclosure.

40	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

41	Enforcement

41.1	Jurisdiction of English courts

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with any Finance Document (including a dispute relating to the existence, validity or termination of that Finance Document and any non-contractual obligations arising out of or in connection with any Finance Document regarding the existence, validity or termination of that Finance Document or the consequence of its nullity) (a Dispute).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	Notwithstanding clause 41.2(a) above, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

41.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)	irrevocably appoints Innospec Finance (whose address for service is “Innospec Manufacturing Park, Oil Sites Road, Ellesmere Port, Cheshire CH65 4EY, Fax: 0151 348 5756”) as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Obligors’ Agent (on behalf of all the Obligors) must immediately (and in any event within 5 days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

(c)	Innospec Finance expressly agrees and consents to the provisions of this clause 41 and clause 40 (Governing law).

Conformed copy

42	Waiver of jury trial

Each of the parties to the Finance Documents irrevocably waives a jury trial in any action or proceeding with respect to any Finance Document.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Conformed copy

Schedule 1

The Original Parties

Part 1 - The Original Obligors

Name of Original Borrower	Jurisdiction of Incorporation and registration number (or equivalent, if any)

Innospec Limited	England, 344359

Innospec Fuel Specialties Limited	England, 3316334

Innospec Finance Limited	England, 5330706

Innospec Developments Limited	England, 3516662

Innospec Active Chemicals Limited	England, 4181366

Innospec Fuel Specialties LLC	Delaware, U.S.A.

Name of Original Guarantor	Jurisdiction of Incorporation and registration number (or equivalent, if any)

Innospec Limited	England, 344359

Innospec Fuel Specialties Limited	England, 3316334

Innospec Developments Limited	England, 3516662

OboAdler Company Limited	England, 3760777

Innospec Trading Limited	England, 3516648

Innospec Holdings Limited	England, 4109325

Innospec International Limited	England, 3316194

Innospec (Plant) Limited	England, 873396

Innospec Finance Limited	England, 5330706

Innospec Active Chemicals Limited	England, 4181366

Innospec GmbH	Switzerland, CHE-110.356.189 (former register number CH-170.4.004.635-1)

Alcor Chemie Vertriebs GmbH	Switzerland, CHE-105.631.378 (former register number CH-170.4.002.974-7)

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Innospec Fuel Specialties LLC	Delaware, U.S.A.

Innospec Oil Field Chemicals LLC	Delaware, U.S.A.

Innospec Strata Holdings LLC	Delaware, U.S.A.

Innospec Active Chemicals LLC	Georgia, U.S.A.

Strata Control Services, Inc.	Louisiana, U.S.A.

Innospec Performance Chemicals Europe Limited	England, 10327773

Independence Oilfield Chemicals, LLC	Delaware, U.S.A.

Conformed copy

Part 2 - The Original Lenders

Name of Original Lender	Revolving Facility Commitment ($)	Term Facility Commitment ($)	Uncommitted initial amount of pro rata share of Accordion Facility ($)	Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)
Barclays Bank PLC	36,000,000	19,800,000	9,000,000
Lloyds Bank plc	36,000,000	19,800,000	9,000,000
National Westminster Bank Plc	36,000,000	19,800,000	9,000,000
Credit Suisse (Switzerland) Ltd	20,000,000	11,000,000	5,000,000
U.S. Bank National Association	36,000,000	19,800,000	9,000,000
Wells Fargo Bank N.A.	36,000,000	19,800,000	9,000,000
TOTAL	200,000,000	110,000,000	50,000,000

Conformed copy

Part 3 - The Original Bilateral Banks

Name of Original Bilateral Bank

Barclays Bank PLC

Credit Suisse (Switzerland) Ltd

Lloyds Bank plc

National Westminster Bank Plc

Conformed copy

Part 4 - The Hedging Banks

Name of Original Hedging Bank

Barclays Bank PLC

Lloyds Bank plc

The Royal Bank of Scotland plc

Wells Fargo Bank N.A.

Wells Fargo Securities International Limited

Conformed copy

Schedule 2

Conditions Precedent

Part 1 - Conditions Precedent to Initial Utilisation

THE CONDITIONS PRECEDENT IN PART 1 OF SCHEDULE 2 WERE EITHER WAIVED OR SATISFIED ON 14 DECEMBER 2011.

1	Corporate Documents

1.1	A copy of the constitutional documents of each Original Obligor.

1.2	A copy of a resolution of the board of directors (or equivalent thereof) of each Original Obligor:

(a)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(b)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(c)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

1.3	A copy of a resolution signed by all the holders of the issued shares in each Original Guarantor (other than any US Guarantor), approving the terms of, and the transactions contemplated by, the Finance Documents to which that Original Guarantor is a party.

1.4	If applicable, a copy of a resolution of the board of directors of each corporate shareholder in each Original Guarantor, approving the terms of the resolution referred to in paragraph (c) above.

1.5	In respect of each Swiss Obligor a copy of a resolution of its general meeting of quotaholders approving the execution and the terms of, and the transactions contemplated by, the Finance Documents.

1.6	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

1.7	A certificate of each Original Obligor (signed by a member of Management or a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Original Obligor to be exceeded (each certificate to remain true and correct up to and on the first Utilisation Date (unless notified to the contrary by the relevant Original Obligor)).

1.8	To the extent not otherwise provided above, the constitutive documents of any member of the Group incorporated in England and Wales or the U.S. whose shares are subject to Security under any of the Security Documents together with any resolutions of the shareholders of such member of the Group adopting such changes to the constitutive documents of such member of the Group as the Agent shall have reasonably required (prior to the date of this Agreement) to, among other things, remove any restriction on any transfer of shares or partnership interests (or equivalent) in such member of the Group pursuant to any enforcement of any of such Security Documents.

Conformed copy

1.9	A copy of a good standing certificate with respect to each U.S. Group Member which is an Original Guarantor, issued as of a recent date by the Secretary of State or other appropriate official of such U.S. Group Member’s jurisdiction of incorporation or organisation.

1.10	A certificate of an authorised signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this paragraph 1 of part 1 of schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2	Finance Documents

The Fee Letters, duly executed.

3	Legal opinions

3.1	A legal opinion of Allen & Overy LLP, legal advisers to the Arranger and the Agent in England as to English law, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

3.2	A legal opinion of Mayer Brown LLP, legal advisers to the Obligors as to the laws of Delaware, U.S., substantially in the form distributed to the Original Lenders prior to signing this Agreement.

3.3	A legal opinion of Mayer Brown LLP, legal advisers to the Obligors as to the laws of New York, U.S., substantially in the form distributed to the Original Lenders prior to signing this Agreement.

3.4	A legal opinion of Alston & Bird LLP, U.S. (Georgia), legal advisers to the Obligors as to the laws of the Georgia, U.S., substantially in the form distributed to the Original Lenders prior to signing this Agreement.

3.5	A legal opinion of Bär & Karrer AG, the legal advisers to the Arranger and the Agent as to Swiss law, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

4	Security

4.1	The Debentures, duly executed.

4.2	The Swiss Assignment Agreement, duly executed.

4.3	The U.S. Security Documents, duly executed.

4.4	The English Share Pledge, duly executed.

4.5	The Swiss Share Pledges, duly executed.

5	Perfection of Security

5.1	Key Properties – Registration:

(a)	The results of the Land Registry searches in favour of the Agent on the appropriate forms against all of the registered titles comprising each Key Property giving not less than 21 days priority beyond the date each Key Property became subject to the terms of the relevant Finance Documents and showing no adverse entries.

Conformed copy

(b)	An undertaking from DWF LLP (legal counsel to the Parent) to (subject to receipt of (A) the original Key Property Debenture following registration at Companies House (B) evidence of registration of the Key Property Debenture at Companies House and (C) executed releases of the existing Security relating to the Original Facilities Agreement): (I) within the priority periods afforded by the Land Registry searches (or such longer periods as granted by the Land Registry) make applications to the Land Registry on the appropriate forms together with the payment of the Land Registry fees to release such existing Security and to register the Security created in respect of each Key Property under the Finance Documents (including the restrictions and obligations to make further advances referred to in the Key Property Debenture) against the relevant title number for each Key Property (II) give notice of the Key Property Debentures to the landlords of all leasehold Key Properties (III) use reasonable endeavours to deal promptly with any requisitions raised by the Land Registry in connection with the applications mentioned above and (IV) hold any title deeds that come into their possession to the order of the Security Agent.

5.2	All original share certificates and related stock transfer forms executed in blank in relation to shares subject to the Security Documents to the extent appropriate under applicable law.

5.3	Executed notices of assignment/charge (to be dated the date that is the first Utilisation Date) of any contracts specifically identified in the Security Documents and any bank accounts listed in the Security Documents.

5.4	All insurance policies relating to Material Insurances in force as at the date of the first Utilisation under this Agreement or, if not available, broker’s letters confirming the matters specified in clause 22.7 (Insurance).

6	Other documents and evidence

6.1	The Original Financial Statements of the Parent.

6.2	The Group Structure Chart.

6.3	Information Package.

6.4	A copy of the Disclosure Letter.

6.5	Evidence that upon the date that the first Loan is made:

(a)	all Financial Indebtedness arising under or in connection with the Original Facilities Agreement will be immediately repaid in full and all commitments under the Original Facilities Agreement irrevocably cancelled; and

(b)	all of the existing Security relating to the Original Facilities Agreement will be immediately released and the relevant reassignments have been made.

6.6	Evidence that the fees, costs and expenses then due pursuant to clause 12 (Fees) and clause 17 (Costs and expenses) have been paid or will be paid.

6.7	A certificate of solvency signed by the chief financial officer of each Original Obligor incorporated in the U.S.

Conformed copy

6.8	Evidence that the Original Guarantors satisfy the requirements of clause 22.18(b) (Guarantors and security) (by reference to the EBITDA and gross asset analysis based on the forecast used in the Information Package).

6.9	A Compliance Certificate for the Relevant Period ending 30 September 2011.

6.10	Documentation and other evidence as is reasonably requested by the Agent or the Lenders in order for the Agent and the Lenders to carry out and be satisfied with the results of all necessary “know your customer” or other checks on each Obligor pursuant to the transactions contemplated in the Finance Documents.

Conformed copy

Part 2 - Conditions Precedent required to be delivered by an Additional Obligor

1	An Accession Letter, duly executed by the Additional Obligor and the Parent.

2	A copy of the constitutional documents of the Additional Obligor.

3	A copy of a resolution of the board of directors of the Additional Obligor:

(a)	approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

(b)	authorising a specified person or persons to execute the Accession Letter and other Finance Documents on its behalf; and

(c)	authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request ) to be signed and/or despatched by it under or in connection with the Finance Documents.

4	A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5	Where the Agent’s relevant counsel deems such to be either necessary or desirable either in place of or in addition to the resolution referred to in paragraph (b) above, a certificate or extract from a public commercial registry or other evidence setting out the names and signatures of the persons authorised to sign, on behalf of the Additional Obligor, each Finance Document to which such company is or is to be a party and any documents to be delivered by such company pursuant to any of the Finance Documents.

6	Where the Agent’s relevant counsel deems such to be either necessary or desirable, either a copy of a resolution signed by all the holders of the issued shares in such company or a resolution of the supervisory board, work council or equivalent supervisory body of the Additional Obligor, approving the terms of, and the transactions contemplated by, the Finance Documents to which that company is a party.

7	A certificate of the Additional Obligor (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

8	A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this part 2 of schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Letter.

9	A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

10	If available, the latest audited financial statements of the Additional Obligor.

11	A legal opinion of the legal advisers to the Arranger and the Agent in England.

Conformed copy

12	If the Additional Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Arranger and the Agent in the jurisdiction in which the Additional Obligor is incorporated.

13	If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in clause 41.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

14	Security Document(s) executed by the Additional Obligor in favour of the Security Agent for the benefit of the Finance Parties (or, if applicable, directly in favour of the Finance Parties) as the Agent shall have required in accordance with the provisions of clause 22.18 (Guarantors and security).

15	(To the extent permissible under applicable law) an executed Security Document by the immediate Holding Company of such Additional Obligor over the entire issued share capital of such Additional Obligor held by such Holding Company.

16	If the Additional Obligor is formed in any state of the United States of America, a certificate of solvency signed by the Chief Financial Officer of such Additional Obligor and a copy of a good standing certificate with respect to that Additional Obligor issued as of a recent date by the Secretary of State or other appropriate official of that Additional Obligor’s jurisdiction of formation.

17	Where the Agent’s relevant counsel reasonably deems such to be either necessary or advisable and to the extent practicable (taking into account the commercial benefit for the Finance Parties and the burden on the Obligors), any recordings, filings or other action required to perfect the Security purported to be created by the Security Documents referred to above (including, without limitation, delivery of share certificates and stock transfer forms executed in blank in relation to pledged shares, noting of pledges on share registers, application for registration of security and notices of assignment).

18	The constitutive documents of any member of the Group whose shares are subject to Security under any of the Security Documents referred to above in the form required by the Agent together with any resolutions of the shareholders of such member of the Group adopting such changes to the constitutive documents of such member of the Group as the Agent shall have reasonably required to, among other things, remove any restriction on any transfer of shares or partnership interests (or equivalent) in such member of the Group pursuant to any enforcement of any of such Security Documents.

Conformed copy

Schedule 3

[Intentionally blank]

Conformed copy

Schedule 4

Requests and Notices

Part 1 - Form of Utilisation Request

From:	[Borrower/Obligors’ Agent]

To:	[Agent]

Dated:	•

Dear Sirs

Innospec Inc. – U.S.$310,000,000 Facilities Agreement originally dated 14 December 2011 (as subsequently amended and restated from time to time) (the Facilities Agreement)

1	We refer to the Facilities Agreement. This is a Utilisation Request. Terms defined in the Facilities Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2	We wish [Name of Borrower] to borrow a Loan on the following terms:

Proposed Utilisation Date:	• (or, if that is not a Business Day, the next Business Day)

Facility to be utilised	[Term Facility] [Revolving Facility]

Currency of Loan:	•

Amount:	• or, if less, the Available Facility

Interest Period:	•

3	We confirm that each condition specified in clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4	The proceeds of this Loan should be credited to [account].

5	This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for

[the Obligors’ Agent on behalf of]

[name of relevant Borrower]

Conformed copy

Part 2 - Selection Notice

Applicable to the Term Facility Loan

From:	Parent/Obligors’ Agent*

To:	[Agent]

Dated:

Dear Sirs

Innospec Inc. – U.S.$310,000,000 Facilities Agreement originally dated 14 December 2011 (as subsequently amended and restated from time to time) (the Facilities Agreement)

1	We refer to the Facilities Agreement. This is a Selection Notice. Terms defined in the Facilities Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2	We request that the next Interest Period for the Term Facility Loan is •.

3	This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for

[the Obligors’ Agent on behalf of] [Parent] **

NOTES:

*	Amend as appropriate. The Selection Notice can be given by the Obligors’ Agent or the Parent.
**	Amend as appropriate. The Selection Notice can be given by the Obligors’ Agent or the Parent.

Conformed copy

Schedule 5

Form of Transfer Agreements

Part 1 - Form of Assignment Agreement

To:	• as Agent and • as Security Agent

From:	[The Existing Lender] (Existing Lender) and [The New Lender] New Lender)

Dated:	•

Innospec Inc. – U.S.$310,000,000 Facilities Agreement originally dated 14 December 2011 (as subsequently amended and restated from time to time) (the Facilities Agreement)

1	We refer to the Facilities Agreement. This is an Assignment Agreement. Terms defined in the Facilities Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2	In accordance with the terms of the Facilities Agreement:

(a)	the Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender specified in the schedule together with a proportional interest under each Security Document;

(b)	the New Lender assumes obligations equivalent to those obligations of the Existing Lender under the Facilities Agreement specified in the schedule;

(c)	to the extent the obligations referred to in paragraph (b) above are effectively assumed by the New Lender, the Existing Lender is released from its obligations under the Facilities Agreement specified in the schedule; and

(d)	the New Lender becomes a Lender under the Facilities Agreement and is bound by the terms of the Facilities Agreement as a Lender.

3	The proposed Transfer Date is •.

4	The administrative details of the New Lender for the purposes of the Facilities Agreement are set out in the schedule.

5	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out clause 24.5(c) (Limitation of responsibility of Existing Lenders) in respect of this Assignment Agreement contained in the Facilities Agreement.

6	The New Lender and the Existing Lender expressly acknowledge that the Security granted by the Security Documents will be preserved for the benefit of the New Lender, the Agent and the remaining Lenders.

7	The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)	[a Qualifying Lender (other than a Treaty Lender);]

(b)	[a Treaty Lender;]

Conformed copy

(c)	[not a Qualifying Lender].

8	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]

9	[The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number •) and is tax resident in •*, so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and requests that the Obligors’ Agent notify:

(a)	each Borrower which is a Party as a Borrower as at the Transfer Date; and

(b)	each Additional Borrower which becomes an Additional Borrower after the Transfer Date,

that it wishes that scheme to apply to the Facilities Agreement.]**

10	This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with clause 24.7 (Copy of Transfer Certificate or Assignment Agreement or Increase Confirmation to Parent), to the Parent (on behalf of each Obligor) of the assignment referred to in this Agreement.

11	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of the Transfer Certificate.

12	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

*	Insert jurisdiction of tax residence.
**	Include if the New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Facilities Agreement.

Conformed copy

The Schedule

Commitment/rights and obligations to be transferred by assignment, release and accession

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Assignment Agreement is accepted by the Agent as an Assignment Agreement and the Transfer Date is confirmed as •.

Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to in this Assignment Agreement, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:

[Security Agent]

By:

Note:	The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

Conformed copy

Part 2 - Form of Transfer Certificate

To:	• as Agent and • as Security Agent

From:	[The Existing Lender] (Existing Lender) and [The New Lender] (New Lender)

Dated:	•

Innospec Inc. – U.S.$310,000,000 Facilities Agreement originally dated 14 December 2011 (as subsequently amended and restated from time to time) (the Facilities Agreement)

We refer to the Facilities Agreement. This is a Transfer Certificate. Terms defined in the Facilities Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

1	The Existing Lender transfers by novation to the New Lender the Existing Lender’s rights and obligations referred to in the schedule below in accordance with the terms of the Facilities Agreement together with a proportional interest under each Security Document.

2	The proposed Transfer Date is •.

3	The administrative details of the New Lender for the purposes of the Facilities Agreement are set out in the schedule.

4	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in clause 24.5(c) (Limitation of responsibility of Existing Lenders) in respect of this Transfer Certificate contained in the Facilities Agreement.

5	The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)	[a Qualifying Lender (other than a Treaty Lender);]

(b)	[a Treaty Lender;]

(c)	[not a Qualifying Lender].

6	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]

Conformed copy

7	[The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number •) and is tax resident in •*, so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and requests that the Parent notify:

(a)	each Borrower which is a Party as a Borrower as at the Transfer Date; and

(b)	each Additional Borrower which becomes an Additional Borrower after the Transfer Date,

that it wishes that scheme to apply to the Facilities Agreement.]**

8	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of the Transfer Certificate.

9	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

*	Insert jurisdiction of tax residence.
**	Include if the New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Facilities Agreement.

Conformed copy

The Schedule

Rights and obligations to be transferred

[insert relevant details, including applicable Commitment (or part)]

Administrative details of the New Lender

[insert details of Facility Office, address for notices and payment details etc.]

[Existing Lender]	[New Lender]

By:	By:

The Transfer Date is confirmed by the Agent as •.

[Agent]	[Security Agent]

By:	By:

As Agent, for and on behalf of

each of the parties to the Facilities Agreement

(other than the Existing Lender and

the New Lender)

Note:	The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

Conformed copy

Schedule 6

Form of Accession Letter

To:	• as Agent

From:	[Subsidiary] and [Parent]/[Bilateral Bank]/[Hedging Bank]

Dated:	•

Dear Sirs

Innospec Inc. – U.S.$310,000,000 Facilities Agreement originally dated 14 December 2011 (as subsequently amended and restated from time to time) (the Facilities Agreement)

1	We refer to the Facilities Agreement. This is an Accession Letter. Terms defined in the Facilities Agreement have the same meaning in this Accession Letter.

2	[Subsidiary]/[Bilateral Bank]/[Hedging Bank] agrees to become an Additional [Borrower]/[Guarantor]/[Bilateral Bank]/[Hedging Bank] [Lender] and to be bound by the terms of the Facilities Agreement as an Additional [Borrower]/[Guarantor]/[Bilateral Bank]/[Hedging Bank]/[Lender] pursuant to clause [25.2 (Additional Borrowers)]/[clause 25.4 (Additional Guarantors)]/[24.14 (Accession of Bilateral Banks)]/[24.15 (Accession of Hedging Banks) of the Facilities Agreement. [Subsidiary]/[Bilateral Bank]/[Hedging Bank] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3	[Incorporate wording limiting the guarantee to the extent appropriate to satisfy any local legal requirements regarding corporate benefit, financial assistance etc and to avoid any material risk of legal liability of a director of the proposed Guarantor.]

4	[Subsidiary’s]/[Bilateral Bank’s]/[Hedging Bank’s] administrative details are as follows:

Address:

Fax No:

Attention:

5	This Accession Letter and any non-contractual obligations arising out of or in connection with it is governed by English law.

This Accession Letter is entered into by a deed.

[Parent]	[Subsidiary]/[Bilateral Bank]/[Hedging Bank]

Conformed copy

Schedule 7

Form of Resignation Letter

To:	• as Agent

From:	[resigning Obligor] and [Parent]

Dated:	•

Dear Sirs

Innospec Inc. – U.S.$310,000,000 Facilities Agreement originally dated 14 December 2011 (as subsequently amended and restated from time to time) (the Facilities Agreement)

1	We refer to the Facilities Agreement. This is a Resignation Letter. Terms defined in the Facilities Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2	Pursuant to [clause 25.3 (Resignation of a Borrower)]/[clause 25.6 (Resignation of a Guarantor)] of the Facilities Agreement, we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Facilities Agreement.

3	We confirm that:

(a)	no Default is continuing or would result from the acceptance of this request; and

(b)	•[1]

4	This letter and any non-contractual obligations arising out of or in connection with it is governed by English law.

[Parent]	[Subsidiary]

By:	By:

[1]	Insert any other conditions required by the Facilities Agreement

Conformed copy

Schedule 8

Form of Compliance Certificate

To:	• as Agent

From:	[Parent]

Dated:	•

Dear Sirs

Innospec Inc. – U.S.$310,000,000 Facilities Agreement originally dated 14 December 2011 (as subsequently amended and restated from time to time) (the Facilities Agreement)

1	We refer to the Facilities Agreement. This is a Compliance Certificate. Terms defined in the Facilities Agreement shall have the same meaning in this Compliance Certificate.

2	We confirm that:

(a)	The ratio of Total Net Debt on [Quarter Date] to EBITDA for the Relevant Period ending on such Quarter Date was • and therefore we are [in compliance/not in compliance] with this financial covenant.

(b)	The ratio of EBITDA to Net Interest in respect of each Relevant Period ending on such Quarter Date was not less than 4.0:1 and therefore we are [in compliance/not in compliance] with this financial covenant.

3	On the basis of the above, we confirm that the Margin in respect of Loans after your receipt of this Compliance Certificate will be •% per annum.

4	[We also confirm that:

(a)	the aggregate (without double counting) EBITDA of the Guarantors for the Relevant Period ending on • was •% of the consolidated EBITDA of the Group for that Relevant Period;

(b)	the aggregate gross assets (without double counting) of the Guarantors as at • was •% of the consolidated gross assets of the Group as at such date;

(c)	Guarantors representing at least 65% of consolidated EBITDA of the Group for that relevant period and at least 65% of the consolidated gross assets of the Group as at [insert date of Relevant Period] have provided Transaction Security which continue to be in place ; and

(d)	the Material Group Companies are as follows:

•. [Note: This paragraph 4 is to be given only with annual statements]

5	[We confirm that no Default is continuing.] [If this statement cannot be made, this certificate should identify the Default and the steps, if any, being taken to remedy it.]

Conformed copy

Signed:	Signed:

[Director/member of Management]	[Director/member of Management]
Of [Parent]	of [Parent]

Conformed copy

Schedule 9

Form of Increase Confirmation

To:	• as Agent and • as Security Agent

From:	[the Accordion Lender] (the Accordion Lender)

Dated:	•

Dear Sirs

Innospec Inc. – U.S.$310,000,000 Facilities Agreement originally dated 14 December 2011 (as subsequently amended and restated from time to time) (the Facilities Agreement)

1	We refer to the Facilities Agreement. This is an Increase Confirmation. Terms defined in the Facilities Agreement have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation.

2	We refer to clause 2.4 (Accordion Facility) of the Facilities Agreement.

3	The Accordion Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the schedule (Relevant Commitment) as if it was an Original Lender under the Facilities Agreement.

4	The proposed date on which the increase in relation to the Accordion Lender and the Relevant Commitment is to take effect (Increase Date) is •.

5	[On the Increase Date, the Accordion Lender becomes party to the relevant Finance Documents as a Lender.][2]

6	[The Facility Office and address, fax number and attention details for notices to the Accordion Lender for the purposes of clause 31 (Notices) are set out in the schedule.][3]

7	[The Accordion Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in clause 2.4(f) (Accordion Facility).]

8	The Accordion Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)	[a Qualifying Lender (other than a Treaty Lender);]

(b)	[a Treaty Lender;]

(c)	[not a Qualifying Lender].

9	[The Accordion Lender confirms that the person beneficially entitled to interest payable to that Accordion Lender in respect of an advance under a Finance Document is either:

[2]	Include if a New Commitments Lender.
[3]	Include if a New Commitments Lender.

Conformed copy

(a)	a company resident in the United Kingdom for United Kingdom tax purposes; or

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]

10	[The Accordion Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number •) and is tax resident in •[4], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and requests that the Obligors’ Agent notify:

(a)	each Borrower which is a Party as a Borrower as at the Increase Date; and

(b)	each Additional Borrower which becomes an Additional Borrower after the Increase Date,

that it wishes that scheme to apply to the Facilities Agreement.5]

11	[This Increase Confirmation acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with clause 24.7 (Copy of Transfer Certificate or Assignment Agreement or Increase Confirmation to Parent), to the Parent (on behalf of each Obligor) of the accession referred to in this Increase Confirmation.][6]

12	This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Confirmation.

13	This Increase Confirmation and any non-contractual obligations arising out of or in connection with it are governed by English law.

14	This Increase Confirmation has been entered into on the date stated at the beginning of this Increase Confirmation.

[4]	Insert jurisdiction of tax residence.
[5]	This confirmation must be included if the New Commitments Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Facilities Agreement.
[6]	Include if New Commitments Lender.

Conformed copy

Note:	The execution of this Increase Confirmation may not be sufficient for the New Commitments Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of the New Commitments Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

Conformed copy

The Schedule

Relevant Commitment/rights and obligations to be assumed by the [Increase/Accordion]

Lender

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

Accordion Lender

By:

This Increase Confirmation is accepted as an Increase Confirmation for the purposes of the Facilities Agreement by the Agent.

The Increase Date is confirmed as •.

Agent

By:

Security Agent

By:

Conformed copy

Schedule 10

Timetables

	Loans in euro	Loans in dollars	Loans in sterling	Loans in other currencies
Agent notifies the Parent if a currency is approved as an Optional Currency in accordance with clause 4.3 (Conditions relating to Optional Currencies)	—	—	—	U-4
Delivery of a duly completed Utilisation Request (clause 5.1 (Delivery of a Utilisation Request))	U-3 9.00 a.m.	U-3 9.00 a.m.	U-1 9.00 a.m.	U-3 9.00 a.m.
Agent determines (in relation to a Utilisation) the Base Currency Amount of a Loan, if required under clause 5.4 (Lenders’ participation)	U-3 11.00 a.m.	U-3 11.00 a.m.	U-1 11.00 a.m.	U-3 11.00 a.m.
Agent notifies the Lenders of a Loan in accordance with clause 5.4 (Lenders’ participation)	U-3 3.00 p.m.	U-3 3.00 p.m.	U-1 3.00 p.m.	U-3 3.00 p.m.
Agent receives a notification from a Lender under clause 6.2 (Unavailability of a currency)	U-3 5.00 p.m.	U-3 5.00 p.m.	U-1 5.00 p.m.	U-3 5.00 p.m.
Agent gives notice in accordance with clause 6.2 (Unavailability of a currency)	U-2 9.30 a.m.	U-2 9.30 a.m.	U 9.30 a.m.	U-2 9.30 a.m.

Conformed copy

LIBOR/EURIBOR is fixed	Quotation Day as of 11.00 a.m. London time in respect of LIBOR	Quotation Day as of 11.00 a.m. London time in respect of LIBOR	Quotation Day as of 11.00 a.m.	Quotation Day as of 11.00 a.m.

Quotation Day as of 11.00 a.m. Brussels time in respect of EURIBOR

U = date of utilisation

U-X = X Business Days prior to date of utilisation

Conformed copy

SIGNATURES

THE PARENT

INNOSPEC INC.

By:	Patrick S Williams

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

THE ORIGINAL BORROWERS

INNOSPEC LIMITED

By:	Brian Watt

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

INNOSPEC FUEL SPECIALTIES LIMITED

By:	Brian Watt

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

INNOSPEC FINANCE LIMITED

By:	Brian Watt

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

13

Conformed copy

INNOSPEC DEVELOPMENTS LIMITED

By:	Brian Watt

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

INNOSPEC INC.

By:	Patrick S Williams

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

INNOSPEC FUEL SPECIALTIES LLC

By:	Patrick S Williams

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

INNOSPEC ACTIVE CHEMICALS LIMITED

By:	Brian Watt

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

14

Conformed copy

THE ORIGINAL GUARANTORS

INNOSPEC LIMITED

By:	Brian Watt

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

INNOSPEC FUEL SPECIALTIES LIMITED

By:	Brian Watt

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

INNOSPEC DEVELOPMENTS LIMITED

By:	Brian Watt

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

INNOSPEC INC.

By:	Patrick S Williams

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

15

Conformed copy

OBOADLER COMPANY LIMITED

By:	Brian Watt

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

INNOSPEC TRADING LIMITED

By:	Brian Watt

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

INNOSPEC HOLDINGS LIMITED

By:	Brian Watt

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

INNOSPEC INTERNATIONAL LIMITED

By:	Brian Watt

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

16

Conformed copy

ALCOR CHEMIE VERTRIEBS GMBH

By:	Andre Richiger and Martin Kammerbauer

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

INNOSPEC (PLANT) LIMITED

By:	Brian Watt

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

INNOSPEC FINANCE LIMITED

By:	Brian Watt

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

INNOSPEC GMBH

By:	Andre Richiger and Martin Kammerbauer

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

17

Conformed copy

INNOSPEC FUEL SPECIALTIES LLC

By:	Patrick S Williams

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

INNOSPEC ACTIVE CHEMICALS LLC

By:	Patrick S Williams

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

INNOSPEC ACTIVE CHEMICALS LIMITED

By:	Brian Watt

Address:	Innospec Manufacturing Park
Oil Sites Road
Ellesmere Port
Cheshire
CH65 4EY

Fax:	0151 348 5837

INNOSPEC OIL FIELD CHEMICALS, LLC

By:	Patrick S Williams

Address:	2711 Canterville Road
Ste. 400
Wilmington, DE 19808
USA

Fax:	+1 303 792 5668

INNOSPEC STRATA HOLDINGS, LLC

By:	Patrick S Williams

Address:	2711 Canterville Road
Ste. 400
Wilmington, DE 19808
USA

Fax:	+1 303 792 5668

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Conformed copy

STRATA CONTROL SERVICES, INC.

By:	Patrick S Williams

Address:	2711 Canterville Road
Ste. 400
Wilmington, DE 19808
USA

Fax:	+1 303 792 5668

INDEPENDENCE OILFIELD CHEMICALS, LLC

By:	Corbin Barnes

Address:	2711 Canterville Road
Ste. 400
Wilmington, DE 19808
USA

Fax:	+1 303 792 5668

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Conformed copy

THE ARRANGERS

BARCLAYS BANK PLC

By:	Clare Morgan

CREDIT SUISSE (SWITZERLAND) LTD

By:	Peter Zimmerli and Simon Hagmann

LLOYDS BANK PLC

By:	Robert Abraham

THE ROYAL BANK OF SCOTLAND PLC

By:	David Noden

WELLS FARGO BANK N.A.

By:	Luis M. Noriega

U.S. BANK NATIONAL ASSOCIATION

By:	Greg Blanchard

20

Conformed copy

THE ORIGINAL LENDERS

BARCLAYS BANK PLC

By:	Clare Morgan

CREDIT SUISSE (SWITZERLAND) LTD

By:	Peter Zimmerli and Simon Hagmann

LLOYDS BANK PLC

By:	Robert Abraham

NATIONAL WESTMINSTER BANK PLC

By:	David Noden

WELLS FARGO BANK N.A.

By:	Luis M. Noriega

U.S. BANK NATIONAL ASSOCIATION

By:	Greg Blanchard

21

Conformed copy

THE ORIGINAL BILATERAL BANKS

BARCLAYS BANK PLC

By:	Clare Morgan

CREDIT SUISSE (SWITZERLAND) LTD

By:	Peter Zimmerli and Simon Hagmann

LLOYDS BANK PLC

By:	Robert Abraham

NATIONAL WESTMINSTER BANK PLC

By:	David Noden

22

Conformed copy

THE ORIGINAL HEDGING BANKS

BARCLAYS BANK PLC

By:	Clare Morgan

LLOYDS BANK PLC

By:	Robert Abraham

THE ROYAL BANK OF SCOTLAND PLC

By:	David Noden

WELLS FARGO BANK N.A.

By:	Romona Lingerfelt

WELLS FARGO SECURITIES INTERNATIONAL LIMITED

By:	Romona Lingerfelt

23

Conformed copy

THE DOCUMENT CO-ORDINATOR

BARCLAYS BANK PLC

By:	Clare Morgan

24

Conformed copy

THE AGENT

LLOYDS BANK PLC

By:	Andrew Butt

Contact details in respect of operational matters (such as Utilisation Requests, interest rate fixing, interest rate/fee calculations and payments):

Attention:	Loans Operations

Address:	Citymark 150 Fountainbridge Edinburgh EH3 9PE

Fax:	+44 (0)20 7158 3204

Contact details in respect of non-operational matters (such as documentation, covenant compliance, amendments and waivers):

Attention:	Agency

Address:	Lloyds Bank plc 4th Floor, Citymark 150 Fountainbridge Edinburgh EH3 9PE

Fax:	+44 (0)131 222 0234

25

Conformed copy

THE SECURITY AGENT

LLOYDS BANK PLC

By:	Andrew Butt

Attention:	Agency

Address:	Lloyds Bank plc
4th Floor, Citymark
150 Fountainbridge
Edinburgh
EH3 9PE

Fax:	+44 (0)131 222 0234

26